Exhibit 2.4

AEROSTAR AIRPORT HOLDINGS, LLC

P.O. BOX 363507, SAN JUAN, PUERTO RICO, 00936-3507

5.75% Senior Notes due March 22, 2035

March 21, 2013

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

Aerostar Airport Holdings, LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico (the Commonwealth) (the Company), agrees with each of the Purchasers (as defined herein):

RECITALS

WHEREAS, the Company has entered into the lease agreement, dated as of July 24, 2012 (the Lease Agreement), with the Puerto Rico Ports Authority (the Authority), a public corporation and instrumentality of the Commonwealth, pursuant to which, the Authority will grant an exclusive lease to use, operate, manage, maintain, improve, enhance, develop and rehabilitate the LMM Airport Facility (as defined in the Lease Agreement), to provide any services related thereto, and to collect and retain all fees, charges and revenues from the LMM Airport Facility on the terms and conditions of the Lease Agreement upon the satisfaction or waiver of the conditions precedent set forth therein;

WHEREAS, in order to finance a portion of the Leasehold Fee (as defined in the Lease Agreement) and certain other costs and expenditures associated with the transactions contemplated by the Lease Agreement, the Company is entering into this Note Purchase Agreement (this Agreement);

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

AUTHORIZATION OF NOTES; REFERENCES

Authorization of Notes

The Company will authorize the issue and sale of an aggregate principal amount of $350,000,000 of its 5.75% senior secured notes due March 22, 2035 (the Notes, such term to include any such notes issued in substitution therefor pursuant to Section 14).  The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved in writing by each Purchaser and the Company.

References

Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SALE AND PURCHASE OF NOTES

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

CLOSING

Closing

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Allen & Overy LLP, 1221 Avenue of the Americas, New York, New York 10020, at 10:00 a.m. Eastern Standard Time (or such other location and time reasonably agreed by the Purchasers and the Company), at a closing (the Closing) on the date (the Closing Date) that is (a) a Business Day falling on or prior to March 22, 2013 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers and (b) specified in a notice given no later than 11:00 a.m. Eastern Standard Time on the third (3rd) Business Day prior to the proposed Closing Date by the Company to each such Purchaser.  Such notice (the Notice of Issuance) shall be in writing in substantially the form of Exhibit 3.1 attached hereto.

Mechanics

At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the Revenue Account as set forth in Schedule A to the Notice of Issuance.  If, at the Closing, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3.2, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement (except for the obligations set forth under Section 21), without thereby waiving any rights such Purchaser may have under this Agreement by reason of such failure or such non-fulfillment.

CONDITIONS TO CLOSING

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Representations and Warranties

The representations and warranties of the Company and the Pledgors contained in this Agreement and the Security Documents shall be correct when made and at the time of the Closing.

Performance; No Default; No Material Adverse Effect

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing in all material respects and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  The Company shall not have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

No transaction or occurrence has taken place that has resulted in, or is reasonably likely to result in, a Material Adverse Effect.

Compliance Certificates

Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2(a) and 4.2(b), have been fulfilled.

Secretary’s or Director’s Certificate.

The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the date of the Closing, (A) certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the other Transaction Documents, (B) attaching thereto certified copies of each of the Material Project Documents, (C) attaching a certified copy of the Company’s certificate of formation, a certified copy of the Company’s operating agreement and a certificate of good standing, and (D) attaching an incumbency certificate with the name, title and specimen signature of the individuals authorized to execute and deliver the Transaction Documents and all certificates and documents delivered or to be delivered on behalf of the Company under any Transaction Document.

Each Pledgor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the date of the Closing, (A) certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Pledge Agreement and the Intercreditor Agreement, (B) attaching a certified copy of each Pledgor’s certificate of formation or estatutos sociales and a certificate of good standing, if applicable, and

(C) attaching an incumbency certificate with the name, title and specimen signature of the individuals authorized to execute and deliver the Pledge Agreement and the Intercreditor Agreement and all certificates and documents delivered or to be delivered on behalf of such Pledgor hereunder or thereunder.

Solvency Certificate.  The Company shall have delivered to such Purchaser a solvency certificate signed by an authorized financial officer of the Company attesting to the solvency of the Company as of the Closing Date after giving effect to the issue and sale of Notes and the application of proceeds therefrom.

Opinions of Counsel

Such Purchaser shall have received opinions, dated the Closing Date (unless otherwise specified in this Section 4.4), from (a) Cleary Gottlieb Steen & Hamilton LLP, New York counsel to the Company and the Pledgors (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers), (b) Greenberg Traurig LLP, bond counsel to the Authority (dated the Lease Closing Date), together with a reliance letter addressed to the Collateral Agent in respect of such opinion, (c) Galicia Abogados, S.C. special Mexican counsel to Aeropuerto de Cancún S.A. de C.V.,  (d) Fiddler González & Rodríguez, P.S.C, special Commonwealth counsel to the Company (and the Company hereby instructs its counsel to delivery such opinions to the Purchasers), (e) Ferraiuoli LLC, special Commonwealth counsel to the Purchasers, and (f) Allen & Overy LLP, the Purchasers’ special New York counsel, in each case in form and substance satisfactory to such Purchaser, acting reasonably.  In addition, such Purchaser shall have received and be entitled to rely upon true and complete copies of the opinions of (x) the General Counsel of the Authority, substantially in the form set forth in Schedule 9A of the Lease Agreement and (y) the General Counsel of the GDB, substantially in the form set forth in Schedule 9B of the Lease Agreement, in each case as delivered to the Company on the Lease Closing Date.

Purchase Permitted By Applicable Law, Etc.

On the Closing Date, such Purchaser shall have received evidence in form and substance satisfactory to such Purchaser that all material Approvals necessary as of the Closing Date for the transactions contemplated under this Agreement and the other Transaction Documents then required to be issued or obtained, shall have been issued or duly obtained and are in full force and effect, not subject to appeal.

On the Closing Date, such Purchaser’s purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation, T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Sale of Other Notes

Contemporaneously with the Closing, the Company shall sell to each Purchaser the Notes to be purchased by it at the Closing as specified in Schedule A.

Payment of Counsel Fees; Filing Fees, Etc.

Counsel Fees.  Without limiting the provisions of Section 16.1, the Company shall have paid on or before the Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ special New York counsel (Allen & Overy LLP) and the reasonable and documented fees, charges and disbursements of Ferraiuoli LLC, special Commonwealth counsel to the Purchasers, in each case in accordance with the agreed terms of engagement thereof, to the extent invoiced at least two (2) Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Company); provided that the Company shall not be required to pay any travel costs or expenses of such counsel incurred without its prior written consent.

Filing Fees, Etc.  Such Purchaser shall have received evidence reasonably satisfactory to such Purchaser that all filing fees and other taxes and other expenses related to the Notes and other Financing Documents and any related filing, registrations and recordings necessary for the consummation of the transactions contemplated hereunder and under the other Transaction Documents have been or will be paid in full including, without limitation: (i) amounts required for affixing (by a notary public in the Commonwealth) to the original Lease Agreement Deed, the required internal revenue stamps, legal assistance stamps and to pay for the notarial tariff related thereto; and (ii) amounts required for (x) affixing (by a notary public in the Commonwealth) to the first certified copy of the Leasehold Mortgage Deed of the required internal revenue stamps, legal assistance stamps, and (y) the internal revenue vouchers, all as required for recordation.

Private Placement Number

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Changes in Corporate Structure

The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity.

Accounts

Each of the Project Accounts shall have been established under the Accounts Agreements and (i) the Debt Service Reserve Account shall have been (or such Purchaser shall have received evidence reasonably satisfactory to it that, upon the issuance and sale of the Notes and the application of proceeds therefrom, the Debt Service Reserve Account shall be) fully funded in an amount equal to the Debt Service Reserve Requirement, and (ii) the Opex Reserve Account shall have been (or such Purchaser shall have received evidence reasonably satisfactory to it that, upon the issuance and sale of the Notes and the application of proceeds therefrom, the Opex Reserve Account shall be) funded in an amount equal to the Opex Reserve Requirement.

Notice of Issuance

The Company shall have delivered a Notice of Issuance in accordance with Section 3.1.

Proceedings and Documents

Financing Documents.  Each of the following Financing Documents shall be duly executed and delivered by the party or parties thereto and in full force and effect, and the Company shall have delivered to such Purchaser originals, if requested, of the Financing Documents to which it is a party and true, complete and correct copies of each of the other Financing Documents referred to below:

this Agreement;

the Notes in favor of the Purchasers;

the Accounts Agreements;

the Security Agreement;

the Collateral Assignment of Leases and Rents;

the Pledge Agreement;

the Leasehold Mortgage Deed;

the Leasehold Mortgage Note;

the Leasehold Mortgage Note Pledge and Security Agreement;

the Intercreditor Agreement;

the Consent Agreement;

the Fee Letters; and

the Credit Agreement, if clause (i) of Section 4.12(b) is applicable.

Revolving Credit Facility and Capex Facility.  Either (i) the Credit Agreement shall have been duly executed and delivered by the parties thereto, and be in full force and effect, and each of the conditions precedent to drawdown under the Revolving Credit Facility and the Capex Facility shall have been satisfied in full or waived in accordance with the terms thereof or (ii) the Sponsors shall have made equity contributions to the Company, in addition to the equity contributions required pursuant to Section 4.15, of $60,000,000 in cash and deposited into the Revenue Account to be applied pursuant to the Intercreditor Agreement or shall have provided a Qualifying Letter of Credit for the account of the Sponsors (with no recourse to the Company) with a face value equal to $60,000,000, in each case in a form acceptable to such Purchasers.

Material Project Documents.  (i) Closing (as defined in the Lease Agreement) shall have occurred, including the satisfaction of the conditions precedent set forth in Sections 2.4(a), 2.4(b) and 2.4(c) of the Lease Agreement, in each case without giving effect to any material modifications, waivers or amendments by the Company to which the Purchasers have not provided written consent (other than the amendments and waivers set forth in Schedule I), and (ii) each of the Material Project Documents shall be in full force and effect and such Material Project Documents (including, in each case, the exhibits and schedules thereto) shall be in the forms marked as “Binding Bid, Execution Copy” and shall not have been amended, modified or waived in any material respect without the prior written consent of the Purchasers (other than the amendments and waivers set forth in Schedule I).

Security

The Company shall have delivered to the Collateral Agent customary lien searches with respect to the Company and undated certificates of transfer.

The necessary notices, consents, acknowledgments, filings, registrations and recordings to perfect the security interests in the Collateral shall have been made prior to or concurrently with the Closing Date such that the security interests granted in favor of the Collateral Agent will constitute a first priority, perfected (other than in the case of Excluded Security Interests) security interest in the Collateral free and clear of any liens, other than Permitted Liens, and all related recordation, registration and/or notarial fees of such Collateral will have been paid to the extent required; provided that it is understood that UCC filing statements, to the extent required in accordance with customary filing and registration requirements of the Commonwealth, may be filed on or immediately after the Closing Date by Purchasers’ Commonwealth counsel.

Financial Statements and Annual Budget

Financial Statements.  The Company shall have delivered to such Purchaser the Company’s opening balance sheet.

Annual Budget.  The Company shall have delivered to such Purchaser the Operating Budget and Capex Budget with respect to the LMM Airport Facility for the first Term Year.

Equity Contribution

Such Purchaser shall have received evidence in form and substance satisfactory to such Purchaser that the Sponsors have, directly or indirectly, made cash equity contributions (including the Subordinated Shareholder Loan) to the Company in an aggregate amount equal to at least 30% of the Transaction Costs plus such amount as is necessary to result in the ratio of such equity contributions (including the Subordinated Shareholder Loan) to the Senior Indebtedness (as of Closing after giving effect to the transactions contemplated herein) being in a ratio of not less than 30:70.

Credit Rating

The Company shall have received a credit rating of not less than “BBB-” or “Baa3” or equivalent from any of the Designated Rating Agencies in respect of the Notes.

Insurance, Insurance Report

Insurance.  Such Purchaser shall have received certificates of insurance evidencing the existence (i) of all insurance required to be maintained by the Company under the Lease Agreement, including evidence that the Collateral Agent is named as loss payee and as additional insured where required by Schedule H and (ii) all insurances required to be maintained by the Company under the Use Agreements.

Insurance Report.  Such Purchaser shall have received (i) the insurance reports by Marsh USA, Inc. dated October 8, 2012 and February 5, 2013 together with a reliance letter in form and substance satisfactory to such Purchaser, (ii) confirmation from the Company’s insurance broker that all insurance coverage required to be placed by the Company pursuant to Section 4.17(a) shall be in full force and effect, and that all premiums then due have been paid and (iii) a certificate from the Insurance Consultant confirming that such insurances satisfy the requirements of this Agreement.

Advisors’ Report

Technical Advisor’s Report.  Such Purchaser shall have received the report dated May 24, 2012 and Memorandum dated December 26, 2012 from the Technical Advisor together with a reliance letter in form and substance satisfactory to such Purchaser (acting reasonably).

Other Advisor Reports.  Such Purchaser shall have received due diligence reports from each of the Advisors and, in the case of the reports from Steer Davies Gleave and Allen & Overy LLP, addressed to the Purchasers or accompanied by a reliance letter in form and substance satisfactory to such Purchaser.

Know Your Customer and Anti-Money Laundering Rules and Regulations

The Company shall have delivered to such Purchaser, at least five (5) Business Days prior to the Closing Date, all documentation and other information requested by such Purchaser that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act that has been requested at least ten (10) Business Days prior to the Closing Date.

Process Agent

The Company shall have delivered to such Purchaser evidence that the Company and each Pledgor has appointed CT Corporation as agent in the State of New York to receive service of process under the Note Purchase Agreement, the Security Agreement, the Pledge Agreement and the Intercreditor Agreement from the period from the Closing Date until one (1) year after the maturity of the Notes and of the payment in full of all fees in respect thereof for the term of this Agreement.

Funds Flow Memorandum

Such Purchaser shall have received a copy of the Funds Flow Memorandum.

No Injunction or Illegality

(i) There shall be no preliminary or permanent injunction or temporary restraining order or other order issued by a Governmental Authority of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the transactions contemplated herein and (ii) there shall be no action taken, or any applicable Law enacted, entered, enforced or deemed applicable to such transactions by any Governmental Authority of competent jurisdiction that makes the consummation of any such transaction illegal.

Capacity Enhancement Plan

Such Purchaser shall have received evidence that the Capacity Enhancement Plan has been approved by the number of Signatory Airlines required to approve any “Plan for the Reconfiguration of Terminal Space” in accordance with Section 8.13 of the Use Agreements.

ASUR Call Option

Such Purchaser shall have received a written undertaking from Aeropuerto de Cancún S.A. de C.V. agreeing that it will not exercise its rights under the ASUR Call Option.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser that:

Organization, Power and Authority

The Company is a limited liability company duly organized, validly existing and, where legally applicable, in good standing under the laws of the Commonwealth, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and each of the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

Authorization, Etc.

This Agreement, the Notes and each of the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note and other Transaction Document will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and (ii) general principles of equity.

Disclosure

The Company has delivered to each Purchaser a copy of the Memorandum.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company.  This Agreement, the other Notes Financing Documents, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company or any Pledgor in connection with the transactions contemplated hereby, and the opening balance sheet referred to in Section 5.5 (this Agreement, the other Notes Financing Documents, the Memorandum and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to February 13, 2013 being referred to, collectively, as the Disclosure Documents), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that information included in such Disclosure Documents provided to the Company by (x) the Authority or its officers, directors, employees, agents, advisors and consultants or (y) any agent, advisor or consultant of the Company do not, to the Company’s knowledge, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, taken as a whole.  There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

The estimates, forecasts and projections regarding the Company and the future performance of the LMM Airport Facility and other expressions of view as to future circumstances (the Projections) furnished or to be furnished to any Purchaser by or on behalf of the Company and the summaries of significant assumptions related thereto (i) have been and will be prepared in good faith with due care, (ii) fairly present, when furnished, in all material respects, the Company’s reasonable estimate as to the matters covered thereby as of their date and as of the Closing Date, (iii) are based on, and will be based on, reasonable assumptions (on the basis of information known to the Company on the date of preparation thereof) as to all factual matters material to the estimates therein and (iv) accurately reflect, in all material aspects, the provisions of the Transaction Documents as of their date, it being understood that projections are subject to inherent uncertainties and may not be realized.  There are no statements or conclusions in any of the projections or budgets which are based upon or include information known to the Company as of the date of such projections or budgets to be misleading in any material respect or which fail to take into account material information known to the Company regarding the matters reported therein (it being agreed that financial projections or budgets shall not be considered to be inaccurate or to contain any misrepresentation even if not achieved so long as such financial projections were based on reasonable assumptions (on the basis of information known to the Company on the date of preparation thereof) and, at the time of their preparation and delivery to the Purchasers, the Company reasonably believed that such financial projections were achievable).

Organization and Ownership Structure; No Subsidiaries; Line of Business

Schedule C-1 contains complete and correct lists of (i) all agreements entered into between the Company and any of its Affiliates as of the date hereof (and the Company confirms such agreements were entered into in the ordinary course and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate) and (ii) of the Company’s directors and senior officers. As of the Closing, each of the Persons listed on Schedule C-2 is an Affiliate of the Company.

The Company has no Subsidiaries and does not own any equity interest in, or otherwise control any voting stock of, or have any ownership interest in any Person.

The Company has not conducted any business other than the operation and maintenance of the LMM Airport Facility and related activities contemplated by the Transaction Documents.

Financial Statements; Material Liabilities

The opening balance sheet of the Company delivered to the Purchasers pursuant to Section 4.14(a) (including, without limitation, any related schedules and notes), which is attached hereto as Exhibit 5.5, fairly presents in all material respects the financial position of the Company as of the date specified thereon and has been prepared in accordance with GAAP consistently applied (subject to normal year-end adjustments).  The Company does not have any Material liabilities that are not disclosed on such balance sheet or otherwise disclosed in the Disclosure Documents.

Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement, the Notes and the other Transaction Documents, and, in each case, the consummation of the transactions contemplated hereby and thereby (as applicable), will not (a) contravene, result in any breach of, or constitute a default under, or (except for Permitted Liens) result in the creation of any Lien in respect of any property of the Company under, the Financing Documents or any other indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, notice, filing or declaration with, or other action by, any Governmental Authority or any other third party is required in connection with the (a) execution, delivery and performance by the Company of this Agreement, the Notes and the other Transaction Documents, (b) grant by the Company of the Liens granted by it pursuant to the Security Documents or (c) perfection or maintenance of the Liens created by the Security Documents, except for those consents, authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and are not subject to appeal.  It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the State of New York or the Commonwealth of this Agreement, the Notes or any other Transaction Document, that any of the foregoing or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax, except as such filings, recordations, enrollments and stamps as have been obtained prior to the date hereof.

Litigation; Observance of Agreements, Statutes and Orders

There are no actions, suits, investigations or proceedings (including, without limitation, with respect to Environmental Laws) pending or, to the knowledge of the Company, threatened in writing against the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority in respect of which the plaintiff has a reasonable likelihood of prevailing in such claim and which, if adversely determined, would reasonably be expected to have, whether individually or in the aggregate (after taking into account any indemnity provided therefor under the Lease Agreement), a Material Adverse Effect.

The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws or the USA Patriot Act), which default or violation, individually or in the aggregate (after taking into account any indemnity provided therefor under the Lease Agreement), could reasonably be expected to have a Material Adverse Effect.

Taxes

The Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax assessment that could reasonably be expected to have a Material Adverse Effect.

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the United States, the State of New York or the Commonwealth or, in each case, any political subdivision thereof will be incurred by the Company or any holder of a Note solely as a result of the execution or delivery of this Agreement, the Notes or any other Financing Document except, in the case of the Company, as set out in Schedule D. In addition, no deduction or withholding in respect of Taxes imposed by or for the account of the United States, the Commonwealth or, to the knowledge of the Company, any other Taxing Jurisdiction, is required to be made from any payment by the Company under this Agreement or the Notes except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of the United States, the State of New York or the Commonwealth arising out of circumstances described in clause (a) through (e) of Section 13.1.

Title to Property; Leases

Upon the consummation of the transactions contemplated by the Material Project Documents, (i) the Company will have good and sufficient title to its properties that individually or in the aggregate are Material and all other assets necessary to perform its obligations under the Transaction Documents, in each case free and clear of Liens other than Permitted Liens and (ii) all leases (if any) that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Upon the consummation of the transactions contemplated by the Material Project Documents, the Company will own and possesses all patent, copyright, proprietary software, service mark, trademark, trade name or other rights that are Material.  To the knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company.

Licenses, Permits, Etc.

The Company owns or possesses all Approvals, or rights thereto that are required for the operation of the LMM Airport Facility on the Closing Date (without giving effect to any capital expenditures or other works to be performed after the Closing Date) that individually or in the aggregate are Material, without known conflict with the rights of others.

Compliance with ERISA; Non-U.S. Plans

Except as set forth on Schedule K, the Company does not maintain, sponsor or contribute to, and has not at any time maintained, sponsored or contributed to, any employee benefit plan subject to ERISA or the Code.

The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to Section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or Section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company is not Material.

The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Private Offering by the Company

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 70 other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction. It is acknowledged that in giving the representation in this Section 5.13, the Company has relied on the offering letter from RBC Capital Markets, LLC and UBS Securities LLC to the Company and others dated on or about the date hereof.

Use of Proceeds; Margin Regulations

The Company will apply the proceeds of the sale of the Notes to (i) refinance a portion of the Leasehold Fee, (ii) fund the Debt Service Reserve Account and the Opex Reserve Account, and (iii) pay any fees and other out-of-pocket costs and expenses required to be paid by the Company in order to complete the transactions to occur on the Closing Date in accordance with this Agreement including, without limitation, any fees or other costs arising in respect of the recordation of the Leasehold Mortgage, all as set out in the Funds Flow Memorandum (together the Transaction Costs).  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

In the case of a holder of a Note that under Section 1023.05 of the PRIRC is allowed to make a valid election for the 10% preferential withholding tax on interest described in Section 13.2, and makes a valid election thereunder, interest on the Notes will qualify for the 10% preferential withholding tax on interest provided for by Section 1023.05(a) of the PRIRC.  The Company will apply the proceeds from the sale of the Notes as provided in 5.14(a) above within a period no longer than twenty four (24) months from the date of the issuance of the Notes and will notify the Puerto Rico Treasury Department (the “Treasury”) of such use as required by Section 1023.05 of the PRIRC.

Existing Indebtedness; Future Liens

The Company has no outstanding Indebtedness other than Indebtedness permitted under Sections 10.6(a) to (d) and 10.6(f).  The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company other than the Financing Documents and the Material Project Documents.

Foreign Assets Control Regulations, Etc.

The Company is not (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) a department, agency or instrumentality of, or otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime with which dealings are prohibited by any OFAC Sanctions Program, or (iii) otherwise blocked or sanctioned under other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”).  The Company has not been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to US sanctions.

No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise, in each case in violation of U.S. Economic Sanctions.

The Company (i) has not been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA Patriot Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is not under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has not been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has not had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(1)                 The Company (i) has not been charged with, or convicted of, bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is not under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has not been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has not been and is not the target of economic sanctions imposed by the United Nations or the European Union;

(2)                 To the Company’s actual knowledge after making due inquiry, the Company has not, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) improperly influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) improperly inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(3)                 No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Status under Certain Statutes

The Company is not subject to regulation under the Investment Company Act of 1940.

Environmental Matters

Other than as set forth in Schedule J:

The Company has no knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its real properties now or formerly owned, leased or operated by the Company or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

The Company is in compliance with all applicable Environmental Laws and the Company does not have any knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Company or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

The Company has not stored any Hazardous Substances on real properties now or formerly owned, leased or operated by the Company and has not disposed of any Hazardous Substances in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

To the Company’s knowledge, all buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Ranking of Obligations

The Company’s obligations under this Agreement, the Notes and the other Financing Documents constitute direct, unconditional, unsubordinated and secured obligations of the Company and do rank and will rank at least pari passu in priority of payment and in all other respects with all other Indebtedness of the Company.

The provisions of the Security Documents are effective to create, in favor of the Collateral Agent, for the benefit of the Secured Parties, valid and enforceable perfected (other than in the case of Excluded Security Interests) Liens on the Collateral described therein prior and superior to all other Liens, subject to no other Liens except for Permitted Liens.  Each of the security interests purported to be granted in the Collateral pursuant to the Security Documents (i) constitutes a perfected (other than in the case of Excluded Security Interests)  security interest under applicable law and (ii) is superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interest, encumbrance, assignment or otherwise, except as expressly provided in the Security Documents and the Lease Agreement.  Except in the case of Excluded Security Interests, all such action as is necessary has been (or, as of the Closing Date, will have been) taken to establish and perfect the rights of the Collateral Agent, for the benefit of the Secured Parties, in and to the Collateral, including any recording, filing, registration, giving of notice or other similar action; provided that it is understood that UCC filing statements, to the extent required in accordance with customary filing and registration requirements of the Commonwealth, may be filed on or immediately after the Closing Date by the Company’s special Commonwealth counsel.  No action, filing, recordation, re-filing or re-recording other than those listed in Schedule E is necessary to perfect and maintain the perfection of the interest, title or Liens of the Security Documents and, on the Closing Date, all such documents and information required for purposes of carrying out such filings or recordings will have been delivered other than as specified in the preceding sentence.

Solvency

Immediately after giving effect to the transactions to occur on the Closing Date, (a) the aggregate fair value of the assets of the Company, at a fair valuation, will exceed the aggregate debts and liabilities, direct, subordinated, contingent or otherwise, of the Company, (b) the Company will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (c) the Company will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are proposed to be conducted following the Closing Date.

Material Project Documents

Copies of all Material Project Documents, in each case as currently in effect, have been delivered to the Purchasers by the Company.  Except as has been previously disclosed in writing to the Purchasers, as of the Closing Date, none of the Material Project Documents have been amended, modified or terminated.  The Company is in compliance in all material respects with each of the Material Project Documents to which it is a party.  As of the Closing Date, each of the Material Project Documents is in full force and effect and, to the Company’s knowledge, no defaults have occurred and are continuing thereunder, except where such default would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no condemnation proceeding, Casualty Event, force majeure event, strike or labor dispute has occurred that would reasonably be expected to have a Material Adverse Effect.

Adequacy of Rights and Interests

As of the Closing Date, there are no services (including utility and other services), materials or rights required for the Company to meet its obligations contemplated by the Material Project Documents, other than those (a) provided under the Material Project Documents, or (b) that can reasonably be expected to be available on commercially reasonable terms.

No Immunity

Neither the Company nor any of its properties enjoys any right of immunity from any judicial proceedings.

Appropriate Form of Financing Documents

The Agreement, the Notes and each of the other Financing Documents and Transaction Documents are in proper legal form under applicable law for the enforcement thereof against the Company.

No Default

No Default or Event of Default has occurred and is continuing.

Bank Accounts

The Company has not opened or instructed the opening of any accounts other than the Project Accounts.

Insurance

All insurance policies required to be obtained under the Lease Agreement and the Use Agreements have been obtained and are in full force and effect and all premiums due and payable thereon have been paid in full.  The Company has not received any notice from any insurer that any insurance policy has ceased to be in full force and effect or claiming that the insurer’s liability under any such insurance policy can be reduced or avoided.

Source of Income

All interest to be paid under the Notes will, for purposes of the Code, constitute income from sources within the Commonwealth.   In order to comply with said Commonwealth source of income requirement under the present provisions of the Code, the Company shall not take any action that will cause the interest on the Notes to be treated as paid by a trade or business conducted by the Company outside Puerto Rico, such determination to be made under Section 884(f)(1)(A) of the Code and the regulations thereunder.

The Company represents that, for purposes of the PRIRC, it has derived more than 20% of its gross income from Puerto Rico sources on an annual basis since its organization and expects to continue to derive in the future more than 20% of its gross income from Puerto Rico sources on an annual basis.

REPRESENTATIONS OF THE PURCHASERS

Purchase for Investment

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds, in each case for the purpose of investment and not with a view to the distribution thereof; provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act, PRUSA or any other applicable securities law, and may be resold only if registered pursuant to the provisions of the Securities Act, PRUSA or any other applicable securities law, or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes, and therefore that it must bear the economic risk of its investment for an indefinite period of time.  Each Purchaser acknowledges that the Company is relying on the representations and warranties of such Purchaser in this Section 6.

Each Purchaser represents that it is a sophisticated institutional investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Notes. Each Purchaser further represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the SEC under the Securities Act with respect to the purchase of the Notes.

Each Purchaser hereby acknowledges that the Notes (unless such a Securities Act legend is no longer required) shall bear a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PUERTO RICO UNIFORM SECURITIES ACT, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH SECURITIES ACT OR APPLICABLE STATE SECURITIES ACTS OR APPLICABLE EXEMPTIONS THEREFROM.

Source of Funds

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a Source) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (PTE) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the NAIC Annual Statement)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the QPAM Exemption)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part (VI)(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets are included in such investment fund when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the INHAM Exemption)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

the Source is a governmental plan; or

the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

INFORMATION AS TO COMPANY

Financial and Business Information

The Company shall deliver to each holder of Notes that is an Institutional Investor:

Interim Statements.  promptly after the same are available and in any event within (x) in the case of the first such quarterly period, ninety (90) days and (y) in respect of each quarterly period thereafter, sixty (60) days, after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each fiscal year), copies of:

a balance sheet of the Company as at the end of such quarter;

statements of income, changes in shareholders’ equity and cash flows of the Company for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter; and

a calculation of the Debt Service Coverage Ratio as of the last day of such quarter, and setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments;

Annual Statements.  promptly after the same are available and in any event within 120 days after the end of each fiscal year of the Company, copies of:

a balance sheet of the Company as at the end of such year, and statements of income, changes in shareholders’ equity and cash flows of the Company for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by (A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company being reported upon and its results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; and (B) a certificate of such accountants, if the relevant accounting firm is not restricted from providing such a certificate by its policies, confirming whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations of this Agreement);

SEC and Other Reports.  if applicable, promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company to the public concerning developments that are Material;

Notice of Default, Event of Default, Litigation or Other Material Event.  promptly and in any event within five days after a Responsible Officer becomes aware of the existence of (i) any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), (ii) any default under any Material Project Document, (iii) any litigation or other proceeding or claim (including with respect to Environmental Laws) involving the Company or the LMM Airport Facility that has or could reasonably expected to have (taking into account any indemnity provided therefor under the Lease Agreement) a Material Adverse Effect, (iv) any Delay Event lasting or reasonably expected to last more than 45 days and as a result of which the Company intends to delay or be relieved of performing its obligations under the Lease Agreement, (v) details of any Adverse Action, (vi) any Material dispute or Material challenge thereof related to a Material Project Document, (vii) without prejudice to Section 10.10, any material amendment of, supplement to or other modification of any Material Project Document (and the Company shall deliver true and complete copies of any Material Project Documents executed after the Closing Date), (viii) any Environmental Claim by any Person against, or with respect to the activities of, the Company or the Project and any alleged violation of or non-compliance with any Environmental Laws or any environmental authorization could be reasonably expected to have (after taking into account any indemnity provided therefor under the Lease Agreement) a Material Adverse Effect, or (ix) any other occurrence that has or could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature, period of existence and, in the case of the matters referred to in (iv), the expected duration thereof and what action the Company is taking or proposes to take with respect thereto together with a copy of any notice received from another party in connection with such event or circumstance;

ERISA Matters. promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect. As used in this paragraph, the term “employee benefit plans” shall have the meaning assigned to such term in Section 3 of ERISA.

Notices from Governmental Authority.  promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect, provided that the Company shall not be required to deliver copies of any notice from the FAA or the TSA which has been issued to all other airport operators under their respective jurisdictions and which notice has been disclosed to the public by the FAA or TSA;

Operating Reports.  promptly after the same are available and in any event within 90 days after the end of each Term Year or such shorter period as may be required under the Use Agreement, copies of the Lessee Annual Report provided to the Authority under the Lease Agreement;

Annual Operating Budget.  no less than 30 days in advance of the beginning of each fiscal year, a copy of the annual Operating Budget for such fiscal year.  Each Operating Budget shall be substantially in the form of the initial Operating Budget delivered on the Closing Date or any other form reasonably acceptable to such holder;

Annual Capex Budget. no less than 30 days in advance of the beginning of each fiscal year, a copy of the annual Capex Budget for such fiscal year.  Each Capex Budget shall be substantially in the form of the initial Capex Budget delivered on the Closing Date or any other form reasonably acceptable to such Purchaser; and

Requested Information.  with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or relating to the ability of the Company to perform its obligations hereunder and under the Notes and its material obligations under the other Transaction Documents as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

Officer’s Certificate

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

Covenant Compliance.  the information required in order to establish whether the Company was in compliance with (i) the requirements of Section 9.11 during the quarterly or annual period covered by the statements then being furnished and (ii) the requirements of Section 10.6 in respect of any Indebtedness incurred during the quarterly or annual period covered by the statements then being furnished, in each case including with respect to such Section, where applicable, the calculation of the minimum ratio or maximum percentage, as applicable, that is permissible under the terms of such Section, and the calculation of the ratio then in existence; and

Event of Default.  a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Visitation

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

No Default.  if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company and during normal business hours, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants (provided that the Company shall not be required to make its independent public accountants available more than one (1) time in any calendar year) and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times and as often as may be reasonably requested in writing, subject to any such visitor’s compliance with applicable health, safety and security regulations; and

Default.  if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company during normal business hours, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be requested subject to any such visitor’s compliance with applicable health, safety and security regulations.

Limitation on Disclosure Obligation

The Company shall not be required to disclose the following information pursuant to Section 7.1(d)(iii), 7.1(j), or 7.3:

information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations, provided that the Company shall provide the holders of the Notes with a recitation of the applicable law or regulations limiting such disclosure and, to the extent permitted by such applicable law or regulation, any supporting documentation; or

information that notwithstanding the confidentiality requirements of Section 21, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement (other than any agreement with any of the Sponsors or its Affiliates) binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information.

Promptly after a request therefor from any holder of Notes, the Company will, to the extent permitted by such applicable law, regulation or agreement limiting disclosure, provide such holder with such evidence as the holder may reasonably require as to any requested information demonstrating that the Company is prohibited from disclosing such information under circumstances described in this Section 7.4.

PAYMENT AND PREPAYMENT OF THE NOTES

Interest; Amortization; Maturity

Interest.  The Company promises to pay interest on the unpaid principal balance of each Note semi-annually on September 22, 2013 and each Payment Date thereafter at a rate per annum equal to 5.75%.  Interest shall accrue from the date of issuance of each Note until the earliest to occur of (i) the stated maturity date thereof and (b) prepayment of the entire principal amount of such Note.  Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Notes and, to the extent permitted by applicable law, any overdue payment of interest, fees and any overdue payment of any Make-Whole Amount that shall have become due shall thereafter bear interest (including post-petition interest in any proceeding under applicable bankruptcy laws) payable upon demand at a rate per annum equal to the Default Rate.  Interest shall be calculated based on a 360-day year comprised of twelve 30-day months.

Amortization.  Schedule F sets forth the amortization schedule for the Notes (the Amortization Table).  The outstanding principal amount outstanding of the Notes shall be repaid by the Company at par and without payment of the Make-Whole Amount or any premium on the Payment Dates and in the amounts set forth in accordance with the Amortization Table, provided that, upon any partial prepayment of the Notes pursuant to Section 8.2, 8.3 or 8.4, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

Maturity.  As provided therein, the entire unpaid principal balance of the Notes, together with accrued interest and fees thereon, shall be due and payable on the stated maturity date thereof.

Mandatory Offers to Prepay

Mandatory Prepayment Offer Events.

Compensation Payments.  To the extent of any Net Cash Proceeds received by the Company as a result of (A) any Casualty Event which are not applied to repair, replace or restore property in respect of which such Net Cash Proceeds were made (or to reimburse the Company for any such repair, replacement or restoration) in accordance with the Lease Agreement or (B) any Expropriation Event, the Company shall make an offer to prepay (on a pro rata basis based on the respective principal amounts outstanding of the

Notes) the Notes (at par), together with accrued and unpaid interest on the principal amount to be prepaid, and any other Senior Indebtedness permitted under Section 10.6 that has a substantially similar provision requiring repayment upon the receipt of the Net Cash Proceeds of a Casualty Event or Expropriation Event (on a pro rata basis based on the respective principal amounts outstanding of the Notes and such other Senior Indebtedness), in an aggregate amount equal to such Net Cash Proceeds.

Leasehold Compensation. To the extent that any Leasehold Compensation is received by or on behalf of the Company in a lump sum payment in respect of (A) historic lost or reduced profits generated at the LMM Airport Facility (which, for the avoidance of doubt, shall exclude any Net Cash Proceeds received by the Company from Leasehold Compensation in respect of costs, losses or damage incurred by the Company to the extent that such Leasehold Compensation is used to offset, or compensate such cost or loss or to repair, replace or restore such damage) or (B) future estimated lost or reduced revenues generated at the LMM Airport Facility, the Company shall make an offer to prepay (on a pro rata basis based on the respective principal amounts outstanding of the Notes) the Notes (at par) together with accrued and unpaid interest on the amount to be prepaid and any other Senior Indebtedness permitted under Section 10.6 that has a substantially similar provision requiring repayment upon the receipt of Leasehold Compensation (on a pro rata basis based on the respective principal amounts outstanding of the Notes and such other Senior Indebtedness), in an aggregate amount such that, after giving effect to such prepayment, each of the projected Debt Service Coverage Ratio and Leverage Ratio for the remaining term of the Notes shall be no worse than the level projected for the Debt Service Coverage Ratio and Leverage Ratio for such period as set forth in Exhibit 8.2(a)(ii) (Forecasts).

Change in Control. Upon any Change in Control of the Company that has not been approved in writing by the Required Holders, the Company shall make an offer to prepay (on a pro rata basis based on the respective principal amounts outstanding of the Notes) the Notes (at par), together with accrued and unpaid interest on the principal amount to be prepaid and any other Senior Indebtedness permitted under Section 10.6 that has a substantially similar provision requiring repayment upon a Change in Control (on a pro rata basis based on the respective principal amounts outstanding of the Notes and such other Senior Indebtedness); provided that the Company shall not be required to make any offer to prepay the Notes pursuant to this Section 8.2(a)(iii) if the Designated Rating Agency (or if there is more than one designated Rating Agency, each of the Designated Rating Agencies) has affirmed in writing that the then current rating of the Notes will not be downgraded as a consequence of such Change in Control.

Lock Up.  If, with respect to the aggregate amount deposited into the Lock-Up Account pursuant to Section 3.3(b) of the Intercreditor Agreement (the Lock-Up Amount), the conditions to the making by the Company of a Restricted Payment set forth in Section 10.13 shall not have been satisfied for four consecutive Calculation Dates, then the Company shall make an offer to prepay (on a pro rata basis based on the respective principal amounts outstanding of the Notes) the Notes (at par), together with accrued and unpaid interest on the principal amount to be prepaid (on a pro rata basis based on the respective principal amounts outstanding of the Notes and such other Senior Indebtedness) in an aggregate amount equal to the Lock-Up Amount.

Procedures for Offers to Prepay.  Any offer to prepay the Notes pursuant to Section 8.2(a) (each, an Offer to Prepay) shall be made as set forth in this Section 8.2(b) and shall be irrevocable.

On a date (the Offer Date) which is no later than 10 Business Days following (w) in the case of Section 8.2(a)(i), the date when such Net Cash Proceeds are no longer required to repair, restore or replace any affected property in accordance with the Lease Agreement, (x) in the case of Sections 8.2(a)(ii), receipt by the Company of the payments triggering the obligation to make the offer to prepay the Notes, (y) in the case of Section 8.2(a)(iii), the date of the Change in Control of the Company, and (y) in the case of Section 8.2(a)(iv), the date on which the financial statements indicating that the conditions set forth in such Section have been satisfied are delivered pursuant to Section 7.1(a) or (b), the Company shall make an Offer to Prepay, which shall remain open for a period of at least twenty (20) Business Days following its commencement (the Offer Period), by sending a notice to each holder of Notes in accordance with Section 19 which notice shall contain all instructions and materials necessary to enable each holder of Notes to accept the Offer to Prepay with respect to its Notes and if applicable, to tender its Notes with respect to such Offer to Prepay.  Such notice, which shall govern the terms of the Offer to Prepay, shall describe the events or circumstances giving rise to such Offer to Prepay, and shall state that such Offer to Prepay is being made pursuant to this Section 8.2(b) and shall state:

the aggregate amount (the Aggregate Offer Amount) being offered by the Company to prepay the Notes and to pay accrued interest on the principal amount of the Notes and any other Senior Indebtedness permitted under Section 10.6 that has a substantially similar provision requiring repayment to be prepaid pursuant to such Offer to Prepay;

the date (the Purchase Date), which date shall be no earlier than thirty (30) days and no later than sixty (60) days from the Offer Date, the Company shall repay the Notes validly tendered for prepayment pursuant to this Section 8.2(b);

that each holder of Notes has the right to accept or decline such Offer to Prepay as to its pro rata share thereof (such pro rata share to be determined by multiplying the Aggregate Offer Amount by a fraction, the numerator of which is the aggregate principal amount of the Notes owing to such holder on the Offer Date and the denominator of which is the aggregate principal amount of all outstanding Notes and any other Senior Indebtedness permitted under Section 10.6 that has a substantially similar provision requiring repayment as of the Offer Date);

that any Note not tendered by the relevant holder for prepayment shall continue to accrue interest;

that, unless the Company defaults in making such payment, the Notes tendered for payment pursuant to the Offer to Prepay shall cease to accrue interest after the Purchase Date;

that holders of Notes electing to accept such Offer to Prepay with respect to their Notes may elect to have all or any portion of their pro rata share of the proposed prepayment (as specified by such holder) prepaid;

that holders of Notes electing to have their Notes prepaid shall be required to surrender their Notes at the address in New York specified in such Offer to Prepay prior to the close of business on the Business Day preceding the Purchase Date;

that any holder of Notes electing (1) to have less than its pro rata share (as determined in accordance with clause (C) above) of the proposed prepayment shall provide a notice of acceptance, which shall include the amount and Notes to be prepaid, or (2) not to have its Notes (or any portion thereof) prepaid shall provide a notice of rejection, in each case within twenty (20) Business Days after receipt by such holder of the Offer to Prepay, and that failure of any holder of Notes to so provide such notice of acceptance as to less than its pro rata share of the proposed prepayment or notice of rejection within such twenty (20) Business Days shall be deemed to be a rejection by such holder of its pro rata share (as determined in accordance with clause (C) above) of such Offer to Prepay;

that holders of Notes shall be entitled to withdraw their acceptance pursuant to clause (H) above if the Company receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth, (1) in the case of a withdrawal of an election pursuant to clause (H)(1) above, the name of such holder, the principal amount of the Notes the holder delivered for purchase and a statement that such holder is withdrawing its notice of election to have such Notes purchased;

that holders whose Notes are prepaid only in part shall be issued a new Note equal in principal amount to the remaining outstanding principal amount of such Notes, immediately following such prepayment; and

the private placement number, if any, printed on such Notes.

The company shall, two (2) days prior to the Purchase Date deliver to each holder of the Notes being prepaid a certificate of a Senior Financial Officer confirming the principal amount of each Note held by such holder to be prepaid, and the interest to be paid to such holder on Purchase Date.

On the Purchase Date, the Company shall, (A) to the extent lawful, accept for payment the Notes or portions thereof tendered for repayment pursuant to the related Offer to Prepay and not theretofore withdrawn and (B) deposit with each applicable holder an amount equal to the payment required in respect of such holder’s Notes or portions thereof so tendered.  The Company shall on the Payment Date pay to each tendering holder of Notes the amount due pursuant to Section 8.2(a) with respect to such Notes tendered by such holder and, in the case of a partial redemption or repayment, together with a new Note.  On the Purchase Date, all Notes purchased or repaid by the Company shall be delivered to the Company for cancellation.

If the Company complies with the provisions of the preceding clause, on and after the Purchase Date interest shall cease to accrue on the Notes or Notes or the portions thereof repurchased or repaid.  If any holder of Notes accepts a Offer to Prepay pursuant to Section 8.2(a) and such acceptance is not rescinded but the Company does not repurchase or repay such Note because of the failure of the Company to comply with the preceding clause, interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Optional Prepayments; Equity Cure

Optional Prepayments.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes then outstanding, in an aggregate principal amount of at least $5,000,000 (or an integral multiple of $500,000 in excess thereof) in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued and unpaid interest on such principal amount, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.3(a) not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Equity Cure. If any statement delivered pursuant to Section 7.1(a) or Section 7.1(b) indicates that the Debt Service Coverage Ratio is less than 1.05 to 1.00, then the Sponsors may, within ten (10) Business Days after the delivery of the statement pursuant to Section 7.1(a) or 7.1(b) indicating such shortfall, provide funds to the Company through a capital contribution or the issuance of subordinated Indebtedness the proceeds of which shall be used to prepay an amount of Notes (at par), together with accrued interest on the amount of Notes so prepaid plus an amount equal to the Modified Make-Whole Amount determined for the prepayment with respect to such principal amount (the Equity Cure Amount), such that after giving pro forma effect to such prepayment in accordance with this Section 8.3(b), the Debt Service Coverage Ratio for the period in question would be greater than 1.05 to 1.00 but not more than 1.35 to 1.00.  The Company will give each holder of Notes written notice of each optional prepayment under this Section  8.3(b) not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of the specified prepayment date.  The Sponsors shall not be allowed to make such prepayments in respect of more than two quarterly determinations of the Debt Service Coverage Ratio in any four consecutive quarters or more than four times in the aggregate throughout the term of this Agreement, and not more than 20% in aggregate amount of the Notes may be prepaid pursuant to this Section 8.3(b). The Equity Cure Amount will taken in account solely for the purpose of calculating compliance with the financial covenant in Section 9.11 and shall be disregarded for purposes of determining whether the Company has satisfied the criteria for making a Restricted Payment as set forth in Section 10.13.

Prepayment for Tax Reasons

If at any time as a result of a Change in Tax Law (as defined below) the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to 5% or more of the aggregate amount of such interest payment on account of all of the affected Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a Tax Prepayment Notice) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than thirty (30) days nor more than sixty (60) days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make-Whole Amount for each such Note, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a Rejection Notice). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of such prepayment), setting forth the details of such computation.  The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note.  The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.

No prepayment of the Notes pursuant to this Section 8.4 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment.  For purposes of this Section 8.4, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

The Company may not offer to prepay or prepay Notes pursuant to this Section 8.4 (a) if a Default or Event of Default then exists, (b) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Company (other than actions required to be taken under applicable law) and any Tax Prepayment Notice given pursuant to this Section 8.4 shall certify to the foregoing and describe such mitigation steps, if any.

For purposes of this Section 8.4:  Additional Payments means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a Change in Tax Law means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of the United States or the Commonwealth (or any political subdivision or taxing authority of or in such jurisdiction) after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements.  No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

Allocation of Partial Prepayments

In the case of each partial prepayment of the Notes pursuant to Section 8.2 or 8.3, the principal amount of the Notes to be prepaid thereunder shall be allocated among such Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Purchase of Notes

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (ii) upon the purchase of Notes by an Affiliate provided that such Affiliate (a) has made an offer to purchase Notes on a pro rata basis from each holder based on the respective principal amounts of the Notes outstanding which offer shall (I) be made on the same terms and conditions to each holder and (II) remain open for a period of at least twenty (20) Business Days following its commencement, (b) has acceded to the Intercreditor Agreement in a form acceptable to the holders of the Notes and (c) has acknowledged its disenfranchisement of all voting rights associated with such Notes, other than voting rights in respect of any amendment to the Financing Documents that would disproportionately affect such Affiliate’s rights as a holder.  In the case of any payment or prepayment of Notes as referred to in the foregoing sub-clause (i), the Company will promptly cancel all Notes acquired by it and no Notes may be issued in substitution or exchange for any such Notes.

Make-Whole Amount

The term Make-Whole Amount and Modified Make-Whole Amount means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero.  For the purposes of determining the Make-Whole Amount and the Modified Make-Whole Amount, the following terms have the following meanings:

Applicable Percentage means, in the case of a computation of the Modified Make-Whole Amount for purposes of Sections 8.3(b) and 8.4, 1.00% (100 basis points), and in the case of a computation of the Make Whole Amount for any other purposes, means 0.50% (50 basis points).

Called Principal means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.3 or 8.4 or has become or is declared to be immediately due and payable pursuant to Section 12.1 as the context requires.

Discounted Value means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

Reinvestment Yield means, with respect to the Called Principal of any Note, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

Remaining Average Life  means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

Remaining Scheduled Payments means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.3, 8.4 or Section 12.1.

Settlement Date means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section  8.3 or 8.4 or has become and is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

AFFIRMATIVE COVENANTS

The Company covenants that so long as any of the Notes are outstanding:

Compliance with Laws and Applicable Permits

Without limiting Section 10.4, the Company will comply with all laws, ordinances, orders, rules or regulations to which it is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

The Company will obtain, maintain in full force and effect and comply with all material Approvals in the Company’s name necessary for the transactions contemplated hereby.

Insurance

The Company shall maintain (or cause to be maintained) the insurance required to be maintained pursuant to Schedule H (Insurance) in accordance with the terms thereof.

The Company shall cause to be maintained all insurance required to be maintained under the Use Agreements and shall, upon the request of a holder of Notes provide such holder with evidence that the required insurance is in full force and effect.

Upon the occurrence of a Casualty Event, the Company shall rebuild, repair, restore or replace the LMM Airport Facility to the extent required by, and in accordance with, the Lease Agreement.

In the event the Company fails to take out or maintain the full insurance coverage required by this Section or the Lease Agreement, the Required Holders, upon five (5) Business Days’ prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Company of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. The Company shall, on demand, reimburse the holders of the Notes for all amounts so advanced, together with interest thereon at the Default Rate from the date so advanced.

Maintenance of Properties

The Company will maintain and keep, or cause to be maintained and kept, the LMM Airport Facility and its other assets in good repair, working order and condition (other than ordinary wear and tear), and shall operate and maintain the LMM Airport Facility in accordance with the requirements of the Transaction Documents and in compliance with applicable law and Approvals and the terms of its insurance policies, so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business, such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and such discontinuance would not result in a breach of any Material Project Document.

Payment of Taxes and Claims

The Company will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on it or any of its properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, provided that the Company need not pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Corporate Existence, Etc.

Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence and all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

The Company will engage only in the businesses contemplated under the Transaction Documents.

Books and Records

The Company will maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company.

Maintenance of Auditors

The Company shall maintain the appointment of PricewaterhouseCoopers, Deloitte, Ernst & Young or KPMG as auditor of the Company.

Priority of Obligations

The Company will ensure that its payment obligations under this Agreement and the Notes will at all times constitute direct, unconditional, unsubordinated and secured obligations of the Company and rank at least pari passu in priority of payment and in all other respects with all other Indebtedness of the Company, and the Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank senior to all Indebtedness other than other Senior Indebtedness.

Material Project Documents

The Company shall duly and punctually perform and observe its covenants and obligations, and preserve, protect and defend its rights, under all Material Project Documents, in all material respects except where failure to enforce could not reasonably be expected to have a Material Adverse Effect.

Credit Rating

The Company shall maintain (a) a rating on the Notes with the Designated Rating Agency at all times and (b) ongoing surveillance of the Notes by such Designated Rating Agency.

Financial Covenant

The Company will maintain a Debt Service Coverage Ratio of not less than 1.10 to 1.00 as of the last day of each fiscal quarter of the Company.

Further Assurances

The Company shall preserve and maintain the security interests granted under the Security Documents and will, promptly upon request by the Collateral Agent, (a) correct any material defect or error that may be discovered in any Financing Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent may reasonably require from time to time in order to (i) subject the Company’s properties, assets, rights or interest to the Liens intended to be covered by any of the Security Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve and protect the rights granted or now or hereafter intended to be granted to the holders of the Notes under any Notes Financing Document or under any other instrument executed in connection with any Notes Financing Document to which the Company is or is to be a party.

Accounts

The Company shall at all times maintain the Project Accounts in accordance with the Accounts Agreements.

At all times the Company shall deposit and maintain, or cause to be deposited and maintained, all Project Revenues, insurance proceeds and other amounts received into the Project Accounts in accordance with the Accounts Agreements and request or make only such payments out of the Project Accounts as permitted by the Accounts Agreements and the other Financing Documents.

NEGATIVE COVENANTS

The Company covenants that so long as any of the Notes are outstanding:

Transactions with Affiliates

The Company will not enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate except for the Subordinated Shareholder Loan.

Merger, Consolidation, Etc.

The Company will not merge or consolidate with or into any Person, liquidate or convey, transfer, lease or otherwise dispose of all or substantially all of its assets, whether in one transaction or a series of related transactions, unless:

the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the Commonwealth, the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; (ii) such corporation or limited liability company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; (iii) perfected security over the equity or membership interests in such successor has been granted in favor of the Collateral Agent;

the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, does not undertake any business other than the businesses contemplated under the Transaction Documents;

the Designated Rating Agency (or if there is more than one Designated Rating Agency, each of the Designated Rating Agencies) has affirmed in writing that the then current rating of the Notes will not be downgraded as a consequence of such transaction; and

immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under this Agreement or the Notes.

Line of Business

The Company will not undertake any business other than the businesses contemplated under the Transaction Documents.

Terrorism Sanctions Regulations

The Company will not (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (b) engage in any dealings or transactions with any such Person.

Liens

The Company will not create, assume or suffer to exist any Lien on or with respect to its assets or properties whether now owned or hereafter acquired, other than Permitted Liens.

Indebtedness

The Company will not incur, create, assume or permit to exist any Indebtedness, except that the Company will be permitted to incur and permit to exist:

Indebtedness under the Notes;

Indebtedness under the Revolving Credit Facility;

Indebtedness under the Capex Facility;

Indebtedness under the Subordinated Shareholder Loan;

additional Indebtedness subject to the following conditions:

the Debt Service Reserve Requirement shall be fully funded in cash or by way of Qualifying Letter of Credit in accordance with the Intercreditor Agreement;

the Opex Reserve Requirement shall be fully funded in cash or by way of Qualifying Letter of Credit in accordance with the Intercreditor Agreement;

no Default or Event of Default has occurred and is continuing;

the Designated Rating Agency (or if there is more than one Designated Rating Agency, each of the Designated Rating Agencies) has affirmed in writing that the rating of the Notes following the incurrence of such additional Indebtedness will not be lower than “BBB-” or “Baa3” or equivalent;

the minimum Debt Service Coverage Ratio projected by the Company for the period commencing on the date such Indebtedness is to be incurred through the stated maturity date of the Notes is at least 1.50:1.00;

the incurrence of such additional Indebtedness together with the existing Indebtedness under the Notes, the Revolving Credit Facility and the Capex Facility shall not exceed 80% of the fair market value of the Lessee Interest set forth in an appraisal in accordance with the Lease Agreement;

the holders of such additional Indebtedness shall have delivered a duly executed Accession Agreement and joined as a Party under the Intercreditor Agreement; and

the Company, no earlier than thirty (30) days nor later than ten (10) days prior to incurring such Indebtedness delivers to the holders of the Notes a certificate from a Responsible Officer certifying to the satisfaction of the foregoing requirements (including detailed calculations of the average Debt Service Coverage Ratio establishing that the Company was in compliance with the requirements of clause (v) and the fair market value of the Lessee Interest),

(such Indebtedness permitted under this clause (e), Permitted Additional Debt);

current accounts payable arising, interest thereon and accrued expenses incurred, in the ordinary course of business which are payable in accordance with customary practices and which are not overdue by more than 90 days (unless disputed in good faith by the Company);

any Indebtedness consisting of obligations under Swap Contracts in respect of interest rate hedging, inflation hedging or electricity price hedging entered into in the ordinary course of business and not for speculative purposes;

Indebtedness which has been expressly subordinated in right of payment and liquidation to the payment in full of the Notes in accordance with the terms and conditions set forth in Schedule G;

any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to clauses (b), (c) and (e) above; provided that the principal amount of such Indebtedness does not exceed the outstanding principal amount of Indebtedness being refinanced plus any associated fees and expenses and the party issuing such Indebtedness has acceded to the Intercreditor Agreement;

any Indebtedness in respect of trade letters of credit issued in the ordinary course of business;

any Indebtedness in respect of counter indemnity obligations in connection with any performance bond, construction bond, standby letter of credit or similar surety arrangements provided that (i) such bonds, letters of credit and surety arrangements are issued in connection with work carried out under the then current Capex Budget and (ii) such Indebtedness shall not, in the aggregate, exceed 15% of the then current Capex Budget; and

additional Indebtedness incurred in an aggregate amount at any one time outstanding not to exceed an amount equal to 2.50% of the Company’s Consolidated Assets; provided that such Indebtedness shall be unsecured except to the extent incurred to finance the purchase of new or replacement equipment, in which event, such Indebtedness may be secured solely by a Lien on the equipment being purchased with the proceeds of such Indebtedness.

Asset Dispositions

The Company will not sell, lease, transfer or otherwise dispose of any of its assets other than:

worn out or defective equipment, in each case, promptly replaced by the Company with suitable substitute equipment of substantially the same character and quality and at least equivalent useful life; or

other equipment no longer used or useful to the Project; or

leases of the Hotel Property, the Cargo Facility or the PRANG Property, in each case as such terms are defined in the Lease Agreement; or

sales of inventory held for sale; or

other sales, leases, transfers or dispositions of assets in the ordinary course of business; provided that such assets being so sold, leased, transferred or otherwise disposed do not exceed, in the aggregate, $5,000,000 per year.

Material Changes to Charter Documents

The Company will not amend its charter or organizational documents in any respect which could reasonably be expected to (a) have a Material Adverse Effect, (b) impair the value of the Collateral or (c) materially change its corporate structure or legal form.

No Subsidiaries

The Company will not create, form or acquire any Subsidiary or enter into any partnership or joint venture.

Material Project Documents

The Company will not amend or otherwise modify, or grant any waiver or consent under, or permit the full or partial termination of, any Material Project Document, except for:

any material amendment or modification to the definition of “Change in Control” which the Required Holders have approved; or

subject to Section 10.10(b), any exercise by the Company of the options in Sections 3.19 (Hotel Operations and Litigation Pending Resolution), 3.20 (CAF Operation and Litigation Pending Resolution) or 3.21 (Puerto Rico Air National Guard Property Option) of the Lease Agreement; or

any other amendment or modification to, or waiver or consent under, or termination of a Material Project Document, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and which has been certified to the holders of the Notes by a Responsible Officer of the Company.

The Company shall not exercise any of the options in Sections 3.19 (Hotel Operations and Litigation Pending Resolution), 3.20 (CAF Operation and Litigation Pending Resolution) or 3.21 (Puerto Rico Air National Guard Property Option) of the Lease Agreement unless the Designated Rating Agency (or if there is more than one Designated Rating Agency, each of the Designated Rating Agencies) has affirmed in writing that the rating of the Notes will not be downgraded as a consequence of the exercise of such option.

Changes to Accounting Policies and Reporting Practices

The Company will not make or permit any material change in accounting policies or reporting practices, except as required by GAAP.

Investments

The Company shall not make any loan, Guaranty or extension of credit to, or make any acquisitions or investments (whether by way of transfers of property, contributions to capital, acquisitions of stock, securities, evidences of Indebtedness or otherwise) in, or purchase any stock, bonds, notes, debentures or other securities of, any other Person, except:

Permitted Liquid Investments;

extensions of trade credit (for no longer than 90 days)  in the ordinary course of business;

deposits, prepayments and other credits to suppliers made in the ordinary course of business (i) in respect of which, the Company has received an advanced payment bond with a face amount equal to or greater than such deposit, prepayment or credit or (ii) which (x) are made in connection with the then current Capex Budget and (y) in the aggregate, do not exceed 15% of the then current Capex Budget;

investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

investments consisting of Swap Contracts entered into in the ordinary course of business for non-speculative purposes; and

other investments in the ordinary course of business that do not, in the aggregate, exceed US$5,000,000 at any time outstanding.

Restricted Payments

The Company will not declare or make any Restricted Payment, except from funds in the Distribution Account on or within 30 days after a scheduled principal or interest payment date under this Agreement if the following conditions are met:

immediately before and after giving effect to any such Restricted Payment, no Default or Event of Default has occurred and is continuing or would result therefrom;

the Debt Service Reserve Account shall be fully funded in cash or by way of Qualifying Letter of Credit in accordance with the Intercreditor Agreement, and any other debt service reserve required under the terms of Permitted Additional Debt shall be fully funded;

the Opex Reserve Account shall be fully funded in cash or by way of Qualifying Letter of Credit in accordance with the Intercreditor Agreement;

the Debt Service Coverage Ratio as of the last day of the fiscal quarter of the Company next preceding such Restricted Payment shall not be lower than 1.30 to 1.00 for the preceding 12 months; and

the Company, no earlier than thirty (30) days nor later than ten (10) days prior to making the proposed Restricted Payment provides the holders of the Notes with a certificate from a Responsible Officer certifying the satisfaction of the foregoing requirements (including detailed calculations of the average Debt Service Coverage Ratio establishing that the Company was in compliance with the requirements of clause (d)).

Notwithstanding the foregoing, in the event that a shareholder of the Company reasonably determines that the Company is a “controlled foreign corporation” or a “passive foreign investment company,” in each case as defined under the Code, the Company may make Restricted Payments in amounts not to exceed the amount required for the Company or any direct or indirect parent company of the Company to meet any income tax liability of the shareholders of the Company, or to the direct or indirect equity owners of any such parent company that is a pass-through for U.S. federal income tax purposes, to the extent such tax distributions are attributable to the income of the Company; provided that on the date of such payment by the Company:

(i)                                     no Default or Event of Default has occurred and is continuing or would result therefrom; and

(ii)                                  the Company, no earlier than thirty (30) days nor later than ten (10) days prior to making the proposed Restricted Payment provides the holders of the Notes with notice of such proposed Restricted Payment.

Capital Expenditures

The Company will not make or commit to make any Capital Expenditures, except:

Capital Expenditures required under the Lease Agreement and the Use Agreements (including in respect of the operating standards promulgated thereunder from time to time and pursuant to a Modification thereof, as such term is defined in the Lease Agreement); or

Capital Expenditures required to be made pursuant to any codes, rules, regulations, decrees, orders, judicial or arbitral or administrative or regulatory judgments, decisions, rulings, awards, order, writ, judgment, injunction, decree, stipulation or determination; or

otherwise in accordance with the Capex Budget, provided that the Company shall not make Capital Expenditures in any year in excess of 15% more than the amount budgeted for Capital Expenditures during that period as set forth in the Capex Budget.

Purchase of Capital Stock

The Company shall not purchase, redeem or otherwise acquire any of the Company’s issued Capital Stock or otherwise reduce its Capital Stock other than as permitted by Section 10.13.  The Company shall cause any of its members purchasing or otherwise acquiring any of the Company’s Capital Stock to execute and deliver to the Collateral Agent a pledge agreement in substantially the same form as the Pledge Agreement set out in Exhibit 4.12(a)(vii) (Form of Pledge Agreement) and take whatever actions as may be necessary or desirable to perfect and preserve a first priority security interest in such Capital Stock in favor of the Collateral Agent; provided that the foregoing requirement to execute and deliver a pledge agreement shall not apply to the purchaser of shares in the Company in an initial public offering in respect of the Company or pursuant to any bona fide open market transaction on the New York Stock Exchange, NASDAQ, London Stock Exchange or other comparable United States or foreign securities exchange following an initial public offering in respect of the Company.

Accounts

The Company shall not open, or instruct any Depositary Bank or any other Person to open, any bank accounts other than the Project Accounts.

EVENTS OF DEFAULT

An Event of Default shall exist if any of the following conditions or events shall occur and be continuing:

the Company defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

the Company defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 or under any Notes Financing Document (other than this Agreement and the Notes) for more than five (5) Business Days after the same becomes due and payable; or

the Company defaults in the performance of or compliance with any term contained in Section 9.5(a), 9.8, or 10; or

the Company or the Pledgor defaults in the performance of or compliance with any term contained either herein (other than those referred to in Sections 11(a), (b), or (c)) or in any other Notes Financing Document and such default is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

any representation or warranty made in writing by or on behalf of the Company or any Pledgor or by any officer of the Company or any Pledgor in this Agreement, any other Notes Financing Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000  (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared or one or more Persons are entitled to declare such Indebtedness to be, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (A) the Company has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment), (B) one or more Persons have the right to require the Company to so purchase or repay such Indebtedness or (C) commitments or extensions of credit in an aggregate amount of at least $25,000,000 (or its equivalent in the relevant currency of payment) for the benefit of the Company under any agreement have been suspended or cancelled, unless, in the case of commitments or extensions of credit under the Credit Agreement, the Company has, within 7 days of such suspension or cancellation, entered into a replacement credit agreement on terms acceptable to the holders, acting reasonably, or the Company has delivered a Qualifying Letter of Credit to the Collateral Agent, in a form acceptable to the Required Holders, with a face value equal to the total commitments under the Credit Agreement prior to such suspension or cancellation; or

the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days; or

any event occurs with respect to the Company which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or (h) provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or (h); or

a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 (or its equivalent in the relevant currency of payment) are rendered against the Company and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company thereunder, (vii) the Company fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or (viii) the Company becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

if (i) the Company is in breach of, or in default under, the Lease Agreement and such breach or default (A) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) shall not be remediable or, if remediable, shall continue unremedied for a period equal to the lesser of (1) 60 days from the time the Company obtains knowledge of such breach or default and (2) the applicable cure period set forth in the Lease Agreement or (ii) any Person other than the Company shall be in breach of, or in default under, the Lease Agreement or the GDB Payment Guaranty and such breach or default (A) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) shall not be waived by the parties applicable thereto (provided that the Company shall not waive such default without the consent of the Required Holders) and shall not be remediable or, if remediable, shall continue unremedied for a period equal to the lesser of (1) 60 days from the time the Company obtains knowledge of such breach or default and (2) the applicable cure period set forth in the Lease Agreement or GDB Payment Guaranty, as the case may be; or

the obligations of the Company under this Agreement, the Notes and the other Notes Financing Documents shall fail to rank at least pari passu with all other Senior Indebtedness of the Company, or any Lien purported to be created by any Security Document shall cease to be a valid, perfected (other than in the case of the Excluded Security Interests) Lien having the priority specified in the applicable Security Document or on the property covered thereby for any reason; or

any material Approval shall cease to be in full force and effect, and the same has had or would reasonably be expected to have a Material Adverse Effect; or

any Security Document (other than the GDB Payment Guaranty) or any material provision thereof:

is revoked, terminated prior to its scheduled date of termination or ceases to be in full force and effect or ceases to provide the security intended thereby;

becomes unlawful or is declared void; or

is repudiated or its validity or enforceability is challenged by any party thereto (other than any Secured Party); or

any Financing Document (other than a Security Document) or the Lease Agreement or the GDB Payment Guaranty, or, in each case, any material provision thereof:

is revoked, terminated prior to its scheduled termination date or expires or otherwise ceases to be in full force and effect;

becomes unlawful or is declared void; or

is repudiated or its validity or enforceability is challenged in writing by any party thereto (other than any holder);

unless, in the case of the GDB Payment Guaranty only, such repudiation or challenge is withdrawn or the GDB Payment Guaranty is replaced by a guaranty or other form of credit support acceptable to the holders of the Notes, acting reasonably, in each case within (i) if an Adverse Action Termination Event or Authority Default has occurred and is continuing, 10 days of such revocation, termination, repudiation, declaration or other event specified in this Section 11(p) or (ii) 180 days of such revocation, termination, repudiation, declaration or other event specified in this Section 11(p), provided that during such 180 day period (A) no Adverse Action Termination Event or Authority Default has occurred or is pending and (B) the Company shall consult with the holders in respect of such revocation, termination, repudiation, declaration or other event specified in this Section 11(p) and provide evidence, to the reasonable satisfaction of the holders of the Notes, that it is taking reasonable steps to either (x) challenge and legally set-aside such revocation, termination, repudiation, declaration or other event or (y) to replace the GDB Payment Guaranty.

the Company abandons operations at, or closes, the LMM Airport Facility or a substantial part thereof for a period of at least 30 consecutive days or 45 days in aggregate in any year, unless such abandonment or closure is directly caused by a Delay Event and the Company’s failure to perform is excused in accordance with the Lease Agreement;

the whole or a substantial part of the LMM Airport Facility is lost or damaged; provided that a loss to a substantial part of the LMM Airport Facility shall not result in an Event of Default if the Company provides, in a form acceptable to the holders of the Notes (acting reasonably), (i) evidence that insurance proceeds or other committed funds are available to functionally restore the lost or damaged portion of the LMM Airport Facility which shall include a restoration plan or (ii) evidence that operations from such lost or damaged portion can be effectively accommodated elsewhere at the LMM Airport Facility; and

the occurrence of an Expropriation Event; provided that an Expropriation Event in respect of a substantial part of the LMM Airport Facility shall not result in an Event of Default if the Company provides to the holders evidence, in a form acceptable to the holders of the Notes (acting reasonably), that operations from the portion of the LMM Airport Facility expropriated can be effectively accommodated elsewhere at the LMM Airport Facility.

REMEDIES ON DEFAULT, ETC.

Acceleration

If an Event of Default with respect to the Company described in Section 11(g), 11(h) or 11(i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Other Remedies

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

If any Event of Default has occurred and is continuing, the Required Holders may, in accordance with the Intercreditor Agreement, instruct the Collateral Agent to foreclose or otherwise take action in respect of the Collateral or exercise any and all rights available under the Security Documents or otherwise available to a secured creditor.

For the avoidance of doubt, no holder of any Note shall have any recourse against any holder of equity interests of the Company other than in connection with the enforcement of a pledge of equity interests of the Company in accordance with the Security Documents.

Rescission

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and, if applicable, Make-Whole Amounts or Modified Make-Whole Amounts, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable and documented costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable and documented attorneys’ fees, expenses and disbursements.

TAX INDEMNIFICATION

Tax Indemnification

All payments whatsoever under this Agreement, the Notes and the other Financing Documents will be made by the Company in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of the Commonwealth, or any jurisdiction, other than the United States, from or through which the Company chooses to make payments on the Notes (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a Taxing Jurisdiction), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company under this Agreement or the Notes, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement, the Notes or the other Financing Documents before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company, after the date of the Closing Date, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Company) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Company no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof);

any deduction or withholding of any Tax which is imposed solely as a result of an election made by such holder under the Puerto Rico Internal Revenue Code of 1994 or the Internal Revenue Code for a New Puerto Rico of 2011 (or any amended or successor version) and any current or future regulations or official interpretations thereof (collectively, the PRIRC);

any deduction or withholding of any Tax required to be made to (i) an individual that is not a resident of Puerto Rico, or (ii) to an entity that is neither organized under the laws of Puerto Rico or engaged in trade or business in Puerto Rico, solely as a result of such individual or entity being considered to be related to the Company for purposes of the PRIRC; or

any combination of clauses (a), (b), (c) and (d) above;

and provided further that in no event shall the Company be obligated to pay such additional amounts to (i) any holder of a Note not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Company shall have given timely notice of such law or interpretation to such holder.

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder by the Company (collectively, together with instructions for completing the same, Forms) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing

Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such form or otherwise if, in the reasonable opinion of such holder, such form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that, each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company or mailed to the appropriate taxing authority whichever is applicable, within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before the date of the Closing the Company will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in the Commonwealth pursuant to clause (b) of the first paragraph of this Section 13, if any, and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of any Form and English translation then required.

If any payment is made by the Company to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Company pursuant to this Section 13, then, if such holder determines, in its sole discretion, that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Company such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding.  Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any confidential information relating to its tax affairs or any computations in respect thereof.

The Company will furnish the holders of Notes, promptly and in any event within 60 days after receipt thereof, the original tax receipt issued by the relevant Taxing Jurisdiction involved for all Taxes paid to such Taxing Jurisdiction in respect of any amounts paid on such Notes (or if such original tax receipt is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If the Company is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Company would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Company will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Company makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Company, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Company under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

Election by the Noteholders

In order for a holder of the Notes to elect to be subject to the 10% preferential withholding tax on interest provided for by Section 1023.05(a) of the PRIRC, such holder of the Notes must make and deliver such election to the Company as required by Section 1023.05(c)(2)(D) of the PRIRC.  Such election may be made by providing a written and signed statement to that effect to the Company in the form set forth in Exhibit 5.14(b) simultaneously with the execution of this Agreement by the Purchaser or the acquisition of Notes by any other holder.

REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

Registration of Notes

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor a complete and correct copy of the names and addresses of all registered holders of Notes.

Transfer and Exchange of Notes

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer (i) accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten (10) Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note; provided that, prior to the execution and delivery of such new Note to the transferee, to the extent such transferee is not already at such time party to the Intercreditor Agreement, such transferee shall have duly executed and delivered an Accession Agreement and be joined as a Secured Party under the Intercreditor Agreement; provided further that no Note shall be transferred to any Disqualified Holder.  Each such new Note shall be payable to such Person as such holder may request (subject to the provisos above) and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Replacement of Notes

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least 110% of the face amount of the new replacement Note requested hereunder by such Person or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or in the case of mutilation, upon surrender and cancellation thereof,

within ten (10) Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

PAYMENTS ON NOTES

Place of Payment

Subject to Section 15.2, payments of principal, Make-Whole Amounts, Modified Make-Whole Amounts and interest becoming due and payable on each Note shall be made to the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1 at the close of business on the third Business Day prior to the due date for the relevant payment, each such payment to be made in New York, New York by the Company at the principal corporate office of Citibank, N.A. located, as of the date hereof, at 388 Greenwich Street, 14th Floor, New York, NY 10013.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be in New York, New York.

Home Office Payment

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amounts, Modified Make-Whole Amounts and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that, upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2.  The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

EXPENSES, ETC.

Transaction Expenses

Whether or not the transactions contemplated hereby are consummated, upon receipt of written demand, the Company will pay all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and disbursements of counsel in accordance with any fee arrangements entered into by such counsel; provided that absent a conflict of interests, the Company will pay or reimburse the reasonable and documented fees and disbursements of a single counsel in each applicable jurisdiction) incurred by (a) the Purchasers, the Senior Intercreditor Agent and the Collateral Agent in connection with the execution, negotiation and delivery of the Financing Documents and the initial filing of this Agreement and all related documents and financial information with the SVO, (b) the Senior Intercreditor Agent, the Collateral Agent and the holders of the Notes, in respect of any amendment, waiver, consent or modification relating to any Financing Document (whether or not such amendment, waiver, consent or modification becomes effective) and (c) the Senior Intercreditor Agent, the Collateral Agent and the holders of the Notes in respect of any Default or Event of Default under, or enforcement of (or determining whether or how to enforce or defend any rights under), the Financing Documents including, without limitation, in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, or in responding to any subpoena or other legal process or  informal investigative demand issued in connection with the Note Financing Documents or by reason of being a holder of any Note; provided that, solely in the case of (a), the Company will not pay any travel costs or expenses incurred without its prior written consent.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Certain Taxes

The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or the Commonwealth or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Survival

The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

All representations and warranties contained herein or in any other Financing Document shall survive the execution and delivery of this Agreement, the Notes and the other Financing Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or in any other Financing Document shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

AMENDMENT AND WAIVER

Requirements

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 6, 8, 11(a), 11(b), 12, 13, 18, 21 or 23.9.

Solicitation of Holders of Notes

Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, at least five (5) Business Days prior to the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

Any consent made pursuant to this Section 18 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company or any Affiliate of the Company and has provided or has agreed to provide such written consent in connection with such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

NOTICES; ENGLISH LANGUAGE

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy or electronic mail if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized international commercial delivery service (with charges prepaid).  Any such notice must be sent:

if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

if to the Company, to:

Aerostar Airport Holdings, LLC
P.O. Box 363507
San Juan, Puerto Rico, 00936-3507
Attention: President

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Richard S. Lincer, Esq.
Telecopy: (212) 225-3999

and:

Aeropuerto de Cancún, S.A. de C.V.
Road Cancun — Chetumal, km. 22
Municipality of Benito Juarez
Cancun, Quintana Roo  77500
MEXICO

Attention:  General Counsel
Telecopy:  (55) 52 84 04 54

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza

New York, NY 10006
Attention: Jorge Juantorena, Esq.
Telecopy: (212) 225-3999

and:

Highstar Capital IV, L.P.
Highstar Capital IV I-A, L.P
Highstar Capital IV Prism, L.P.
277 Park Avenue, 45th Floor
New York, NY 10172
Attention:  General Counsel
Telecopy:  (646) 857-8848

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Richard S. Lincer, Esq.
Telecopy: (212) 225-3999

or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

REPRODUCTION OF DOCUMENTS

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

CONFIDENTIAL INFORMATION

For the purposes of this Section 21, Confidential Information means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company; provided that any financial or business information that is provided pursuant to Section 7.1 and Section 4.14 herein and not otherwise publicly available shall be treated as confidential information regardless of whether it is marked as such; provided further that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure (other than through a source known by the Purchaser to be subject to a confidentiality obligation to the Company), (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf or (c) otherwise becomes known to such Purchaser other than through disclosure by the Company (other than through a source known by the Purchaser to be subject to a confidentiality obligation to the Company).  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and such Persons agree to hold confidential such Confidential Information), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase Notes (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process (provided that such Purchaser that discloses any Information pursuant to this clause (x) shall provide the Company with prompt notice of such disclosure to the extent permitted by applicable law), (y) in connection with any litigation to which such Purchaser is a party (provided that such Purchaser that discloses any Information pursuant to this clause (y) shall provide the Company with prompt notice of such disclosure to the extent permitted by applicable law) or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

In the event that, as a condition to receiving access to information relating to the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) that is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such other confidentiality undertaking.

SUBSTITUTION OF PURCHASER

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

MISCELLANEOUS

Successors and Assigns

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Payments Due on Non-Business Days

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.6 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or Modified Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that, if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Accounting Terms

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.

For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 — Fair Value Option,  International Accounting Standard 39 — Financial Instruments: Recognition and Measurement or any similar accounting standard) shall, except with regard to derivatives, be disregarded and such determination shall be made as if such election had not been made.

Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Governing Law

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles that would permit the application of the laws of a jurisdiction other than New York.

Jurisdiction and Process; Waiver of Jury Trial

The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Notes Financing Documents.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

The Company consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19 to CT Corporation, as its agent for the purpose of accepting service of any process in New York.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

The Company hereby appoints CT Corporation, having its offices at 111 Eighth Avenue, New York, New York 10011 as at the date hereof, to receive for it, and on its behalf, service of process in any suit, action or proceeding brought in any federal or state court located in New York.

THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Obligation to Make Payment in Dollars

Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in New York, New York, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the Business Day following receipt of the payment first referred to above.  If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

AEROSTAR AIRPORT HOLDINGS, LLC

By	/s/ Brent Tasugi
Name: Brent Tasugi
Title: Chief Financial Officer

This Agreement is hereby accepted and

agreed to as of the date thereof.

Signature Page to Note Purchase Agreement

Signature Page to Note Purchase Agreement

Signature Page to Note Purchase Agreement

Signature Page to Note Purchase Agreement

Signature Page to Note Purchase Agreement

BANKERS LIFE AND CASUALTY COMPANY
as Purchaser

By: 40½86 Advisors, Inc. acting as Investment Advisor

By:	/s/ Timothy L. Powell
Name: Timothy L. Powell
Title: Vice President

Signature Page to Note Purchase Agreement

C.M. LIFE INSURANCE COMPANY
as Purchaser

By: Babson Capital Management LLC as Investment Adviser

By:	/s/ Thomas P. Shea
Name: Thomas P. Shea
Title: Managing Director

Signature Page to Note Purchase Agreement

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
as Purchaser

By:	Babson Capital Management LLC as Investment Advisor

By:	/s/ Thomas P. Shea
Name: Thomas P. Shea
Title: Managing Director

Signature Page to Note Purchase Agreement

CMFG LIFE INSURANCE COMPANY
as Purchaser

By: MEMBERS Capital Advisors, Inc., acting as Investment
Advisor

By:	/s/ Allen R. Cantrell
Name: Allen R. Cantrell
Title: Managing Director, Investments

Signature Page to Note Purchase Agreement

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
as Purchaser

By: Cigna Investments, Inc. (authorized agent)

By:	/s/ Leonard Mazlish
Name: Leonard Mazlish
Title: Managing Director

Signature Page to Note Purchase Agreement

LIFE INSURANCE COMPANY OF NORTH AMERICA
as Purchaser

By: Cigna Investments, Inc. (authorized agent)

By:	/s/ Leonard Mazlish
Name: Leonard Mazlish
Title: Managing Director

Signature Page to Note Purchase Agreement

ING LIFE INSURANCE AND ANNUITY COMPANY

ING USA ANNUITY AND LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK SECURITY LIFE OF DENVER INTERNATIONAL LIMITED

as Purchasers

By: ING Investment Management LLC, as Agent

By:	/s/ Paul Aronson
Name: Paul Aronson
Title: Senior Vice President

Signature Page to Note Purchase Agreement

INVESTORS HERITAGE LIFE INSURANCE COMPANY
as Purchaser

By: Conning, Inc., as Investment Manager

By:	/s/ Samuel Otchere
Name: Samuel Otchere
Title: Director

Signature Page to Note Purchase Agreement

SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA
as Purchaser

By: Conning, Inc., as Investment Manager

By:	/s/ Samuel Otchere
Name: Samuel Otchere
Title: Director

Signature Page to Note Purchase Agreement

NATIONWIDE LIFE INSURANCE COMPANY

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
as Purchasers

By:	/s/ James M. Comisar
James M. Comisar
Authorized Signatory

Signature Page to Note Purchase Agreement

THE OHIO NATIONAL LIFE INSURANCE COMPANY
as Purchaser

By:	/s/ Jed R. Martin
Jed R. Martin
Vice President, Private Placements

Signature Page to Note Purchase Agreement

PACIFIC LIFE INSURANCE COMPANY
as Purchaser

By:	/s/ Matthew A. Levene
Name: Matthew A. Levene
Title: Assistant Vice President

By:	/s/ Diane W. Dales
Name: Diane W. Dales
Title: Assistant Secretary

Signature Page to Note Purchase Agreement

PHL VARIABLE INSURANCE COMPANY
as Purchaser

By:	/s/ Paul M. Chute
Name: Paul M. Chute
Title: Its Duly Authorized Officer

Signature Page to Note Purchase Agreement

PHOENIX LIFE INSURANCE COMPANY
as Purchaser

By:	/s/ Paul M. Chute
Name: Paul M. Chute
Title: Senior Managing Director, Private Placements

Signature Page to Note Purchase Agreement

SUN LIFE ASSURANCE COMPANY OF CANADA
as Purchaser

By:	/s/ Paul C. Sinclair
Name:	Paul C. Sinclair
Title:	Senior Managing Director

Head of Private Debt

Private Fixed Income

By:	/s/ Michael Bjelic
Name:	Michael Bjelic
Title:	Senior Director
Private Fixed Income

Signature Page to Note Purchase Agreement

SUN LIFE ASSURANCE COMPANY OF CANADA, acting through its U.S. Branch as Purchaser

By:	/s/ Deborah J. Foss
Name:	Managing Director, Head of Private Debt
Title:	Private Fixed Income

By:	/s/ Ann C. King
Name:	Ann C. King
Title:	Assistant Vice President and Senior Counsel

Signature Page to Note Purchase Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
as Purchaser

By:	/s/ Laura M. Parrott
Name:	Laura M. Parrott
Title:	Director

Signature Page to Note Purchase Agreement

TRANSAMERICA LIFE INSURANCE COMPANY
as Purchaser

By: AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn
Name:	Josh Prieskorn
Title:	Vice President

Signature Page to Note Purchase Agreement

U.S. MUNICIPAL & INCOME FUND, INC
as Purchaser

By:	/s/ Ricardo N. Ramos
Name:	Ricardo N. Ramos
Title:	First Vice President

By:	/s/ William Rivera
Name:	William Rivera
Title:	First Vice President

Signature Page to Note Purchase Agreement

SCHEDULE A

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Teachers Insurance and Annuity Association of America	$55,000,000.00
730 Third Avenue
New York, New York 10017

Physical Delivery of Notes:

JPMorgan Chase Bank, N.A.

4 Chase Metrotech Center

3rd Floor

Brooklyn, New York 11245-0001

Attention: Physical Receive Department

For TIAA A/C #G07040

(1)                                 All payments by wire transfer of immediately available funds to:

JPMorgan Chase Bank, N.A.

ABA # 021-000-021

Account Number: 900-9-000200

Account Name:  Teachers Insurance and Annuity Association of America

For Further Credit to the Account Number: G07040

Reference:  PPN/Type Name: Aerostar Airport Holdings, LLC

Maturity Date: 2035/Interest Rate: 5.75%/P&I Breakdown

(2)                                 All notices of payments and written confirmations of such wire transfers, setting forth (1) the full name, private placement number, interest rate and maturity date of the Modified Make-Whole Amount, Senior Secured Notes, (2) allocation of payment between principal, interest, Make-Whole Amount, other premium or any special payment and (3) the name and address of the bank from which such electronic transfer was sent:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Securities Accounting Division

Phone: (212) 916-5504

Facsimile: (212) 916-4699

With a copy to:

JPMorgan Chase Bank, N.A.

P.O. Box 35308

Newark, New Jersey 07101

Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Blvd, C3-04

Charlotte, NC 28262

Attention: Global Private Markets

Name of Associate:  Chris Miller

Email: cmiller@tiaa-cref.org

Telephone: (704) 988-5701 or

(212) 916-4000 (General Number)

Facsimile: (704) 988-4916

(3)                                 All other communications including copies of notices with respect to payments and prepayments shall be delivered by overnight courier and e-mail transmission to:

Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Blvd, C3-04

Charlotte, NC 28262

Attention: Private Placements, Global Private Markets

Ho Young Lee, MD

Email: hlee@tiaa-cref.org

Telephone: (704) 988-4349 or

(212) 916-4000 (General Number)

Facsimile: (704) 988-4916

(4)           U.S. Tax Identification Number:      13-1624203

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Massachusetts Mutual Life Insurance Company	$35,100,000.00
c/o Babson Capital Management LLC
1500 Main Street — Suite 2200
PO Box 15189
Springfield, MA 01115-5189

Physical Delivery of Notes:

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115

Attention:  Steve Katz

(1)                                 All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as Aerostar Airport Holdings, LLC 5.750% Senior Notes due March 22, 2035), to:

MassMutual Co-Owned Account

Citibank

New York, New York

ABA # 021000089

Acct # 30510685

RE:  Description of security, cusip, principal and interest split

With advice of payment to the Treasury Operations Liquidity Management Department at Massachusetts Mutual Life Insurance Company at mmincometeam@massmutual.com or (413) 226-4295 (facsimile).

(2)                                 All notices of payments and written confirmations of such wire transfers:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attn:  Maria McCormick, Treasury Operations Liquidity Management

With a copy to:

Massachusetts Mutual Life Insurance Company
c/o Babson Capital Management LLC
1500 Main Street — Suite 2200

Springfield, MA 01115

(3)                                 All other communications:

Communications and Notices:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street — Suite 2200
PO Box 15189

Springfield, MA 01115-5189
Attn:  Securities Investment Division

Electronic Delivery of Financials and Other Information:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street — Suite 2200
Springfield, MA 01115-5189

Attn:  Securities Investment Division

With an e-mail notification to:
1. privateplacements@babsoncapital.com
2. tpshea@babsoncapital.com

(4)                                 U.S. Tax Identification Number:      04-1590850 (Mass Mutual)
DTTP No.: 13M/63867/DTTP

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

C.M. Life Insurance Company	$4,900,000.00
c/o Babson Capital Management LLC
1500 Main Street — Suite 2200
PO Box 15189
Springfield, MA 01115-5189
Attn: Securities Investment Division

Physical Delivery of Notes:

Babson Capital Management LLC

1500 Main Street, Suite 2800

Springfield, MA 01115

Attn:  Steve Katz

(1)                                 All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as Aerostar Airport Holdings, LLC 5.750% Senior Notes due March 22, 2035), to:

MassMutual Co-Owned Account

Citibank

New York, New York

ABA # 021000089

Acct # 30510685

RE:  Description of security, cusip, principal and interest split

With advice of payment to the Treasury Operations Liquidity Management Department at Massachusetts Mutual Life Insurance Company at mmincometeam@massmutual.com or (413) 226-4295 (facsimile).

(2)                                 All notices of payments and written confirmations of such wire transfers:

C.M. Life Insurance Company

c/o Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attn:  Maria McCormick, Treasury Operations Liquidity Management

With a copy to:

Massachusetts Mutual Life Insurance Company
C.M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street — Suite 2200

Springfield, MA 01115

Attn: Securities Investment Division

(3)                                 All other communications:

Communications Notices:

C.M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street — Suite 2200
PO Box 15189

Springfield, MA 01115
Attn:  Securities Investment Division

Electronic Delivery of Financials and Other Information:

C.M. Life Insurance Company
c/o Babson Capital Management LLC

1500 Main Street — Suite 2200
Springfield, MA 01115-5189
Attn:  Securities Investment Division

With an e-mail notification to:
1. privateplacements@babsoncapital.com
2. tpshea@babsoncapital.com

(4)                                 U.S. Tax Identification Number:      06-1041383 (C.M. Life)
DTTP No.: 13/C/65904/DTTP

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

ING USA Annuity and Life Insurance Company	$15,700,000.00
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

Physical Delivery of Notes:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn:  Lindy Freitag

Email:  linda.freitag@inginvestment.com

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon.

(1)                                 All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA#:  021000018

Account:                                              IOC 566/INST’L CUSTODY (for scheduled

principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments

other than scheduled principal and interest)

For further credit to:  ING USA/Acct. 136373

Reference:  [insert CUSIP]

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)                                 All notices relating to payments:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn:  Operations/Settlements

Fax:  (770) 690-4886

(3)                                 All other communications and notices:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn:  Private Placements

Fax:  (770) 690-5057

(4)                                 U.S. Tax Identification Number: 41-0991508

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

ING USA Annuity and Life Insurance Company	$3,500,000.00
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

Physical Delivery of Notes:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY 10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn:  Lindy Freitag

Email:  linda.freitag@inginvestment.com

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon.

(1)                                 All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA#:  021000018

Account:                                              IOC 566/INST’L CUSTODY (for scheduled

principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments

other than scheduled principal and interest)

For further credit to:  ING USA/Acct. 179369

Reference:  [insert CUSIP]

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)                                 All notices relating to payments:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn:  Operations/Settlements

Fax:  (770) 690-4886

(3)                                 All other communications and notices:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA 30327-4347

Attn:  Private Placements

Fax:  (770) 690-5057

(4)                                 U.S. Tax Identification Number:      41-0991508

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

ING Life Insurance and Annuity Company	$18,400,000.00
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

Physical Delivery of Notes:  The Note should be sent directly to

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY  10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Lindy Freitag

Email:  linda.freitag@inginvestment.com

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon.

(1)                                 All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA#:  021000018

Account:                                              IOC 566/INST’L CUSTODY (for scheduled

principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments

other than scheduled principal and interest)

For further credit to:  ILIAC/Acct. 216101

Reference:  [insert CUSIP]

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)                                 All notices relating to payments:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Operations/Settlements

Fax:  (770) 690-4886

(3)                                 All other communications and notices:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Private Placements

Fax:  (770) 690-5057

(4)                                 U.S. Tax Identification Number:        71-0294708

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Reliastar Life Insurance Company	$9,600,000.00
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

Physical Delivery of Notes:  The Note should be sent directly to

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY  10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Lindy Freitag

Email:  linda.freitag@inginvestment.com

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon.

(1)                                 All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA#:  021000018

Account:                                              IOC 566/INST’L CUSTODY (for scheduled

principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments

other than scheduled principal and interest)

For further credit to:  RLIC/Acct. 187035

Reference:  [insert CUSIP]

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)                                 All notices of payments and written confirmations of such wire transfers:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Operations/Settlements

Fax:  (770) 690-4886

(3)                                 All other communications:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Private Placements

Fax:  (770) 690-5057

(4)                                 U.S. Tax Identification Number:                 41-0451140

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

ING USA Annuity and Life	$900,000.00
Insurance Company
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

Physical Delivery of Notes:  The Note should be sent directly to

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY  10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Lindy Freitag

Email:  linda.freitag@inginvestment.com

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon.

(1)                                 All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA#:  021000018

Account:                                              IOC 566/INST’L CUSTODY (for scheduled

principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments

other than scheduled principal and interest)

For further credit to:  ING USA SA/Acct. 136374

Reference:  [insert CUSIP]

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)                                 All notices relating to payments:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Operations/Settlements

Fax:  (770) 690-4886

(3)                                 All other communications and notices:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Private Placements

Fax:  (770) 690-5057

(4)                                 U.S. Tax Identification Number:                 41-0991508

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

ING Life Insurance and Annuity Company	$600,000.00
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

Physical Delivery of Notes:  The Note should be sent directly to

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY  10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Lindy Freitag

Email:  linda.freitag@inginvestment.com

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon.

(1)                                 All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA#:  021000018

Account:                                              IOC 566/INST’L CUSTODY (for scheduled

principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments

other than scheduled principal and interest)

For further credit to:  ILIAC SA/Acct. 216106

Reference:  [insert CUSIP]

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)                                 All notices relating to payments:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Operations/Settlements

Fax:  (770) 690-4886

(3)                                 All other communications and notices:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Private Placements

Fax:  (770) 690-5057

(4)                                 U.S. Tax Identification Number:                 71-0294708

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Reliastar Life Insurance Company of New York	$600,000.00
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

Physical Delivery of Notes:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY  10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Lindy Freitag

Email:  linda.freitag@inginvestment.com

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon.

(1)                                 All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA#:  021000018

Account:                                              IOC 566/INST’L CUSTODY (for scheduled

principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments

other than scheduled principal and interest)

For further credit to:  RLNY/Acct. 187038

Reference:  [insert CUSIP]

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)                                 All notices relating to payments:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Operations/Settlements

Fax:  (770) 690-4886

(3)                                 All other communications and notices:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Private Placements

Fax:  (770) 690-5057

(4)                                 U.S. Tax Identification Number:                 53-0242530

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Security Life of Denver International Limited	$700,000.00
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5057

Physical Delivery of Notes:

The Bank of New York Mellon

One Wall Street

Window A - 3rd Floor

New York, NY  10286

with a copy to:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Lindy Freitag

Email:  linda.freitag@inginvestment.com

The cover letter accompanying the Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon.

(1)                                 All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon

ABA#:  021000018

GLA 111-565

Trust Account:               190791

A/C Name:                                  SLD-ING USA

Reference:  [insert CUSIP]

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)                                 All notices relating to payments:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Operations/Settlements

Fax:  (770) 690-4886

(3)                                 All other communications and notices:

ING Investment Management LLC

5780 Powers Ferry Road NW, Suite 300

Atlanta, GA  30327-4347

Attn:  Private Placements

Fax:  (770) 690-5057

(4)                                 U.S. Tax Identification Number:                 98-0138339

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Transamerica Life Insurance Company	$10,000,000.00
AEGON USA Investment Management, LLC
Attn: Director of Private Placements MS 5335
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499-5335

AEGON USA Investment Management, LLC
Attn:  Director of Private Placements MS 3341

100 Light Street, B1
Baltimore, MD 21202-2559

Physical Delivery of Notes:

A signed copy of the Note MUST be sent to Custody Operations for verification via fax at 888-652-8024 or e-mail at INVCustodyTeam@AEGONUSA.com.  Once the Note has been verified, the Custody Bank Instructions will then be relayed to you via fax or email, which will contain the Custody Vault address were the original certificate needs to be sent.

(1)                                 All payments on account of the Transamerica Life Insurance Company shall be made by wire transfer to:

Citibank, N.A.

111 Wall Street

New York, NY  10043

ABA #021000089

DDA #36218394

Custody Account No. 851239

FC TLIC  ESPL 07

REFERENCE:  CUSIP/PPN, PRINCIPAL & INTEREST ALLOCATION

(2)                                 All notices/confirmation of payment information should include CUSIP/PPN in the subject line and be sent to:

E-mail: paymentnotifications@aegonusa.com

AEGON USA Investment Management, LLC
Attn: Custody Operations-Privates  MS 5335

4333 Edgewood Road NE

Cedar Rapids, IA 52499-5335

(3)                                 All other communications:

Routine correspondence and reporting:

AEGON USA Investment Management, LLC
Attn:  Director of Private Placements MS 5335
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499-5335
Tel: (319) 355-2432

Fax: (319) 355-2666
E-mail: privateplacements@aegonusa.com

AEGON USA Investment Management, LLC
Attn:  Director of Private Placements MS 3341

100 Light Street, B1
Baltimore, MD 21202-2559

Tel: (443) 475-3130
Fax: (443) 475-3095

E-mail: privateplacements@aegonusa.com

Legal/Closing Documents:

AEGON USA Investment Management, LLC
Attn:  Director of Private Placements MS 5335
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499-5335
Tel: (319) 355-2432

Fax: (319) 355-2666
E-mail: privateplacements@aegonusa.com

AEGON USA Investment Management, LLC
Attn:  Director of Private Placements MS 3341

100 Light Street, B1
Baltimore, MD 21202-2559

Tel: (443) 475-3130
Fax: (443) 475-3095

E-mail: privateplacements@aegonusa.com

(4)                                 U.S. Tax Identification Number:                 39-0989781

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Transamerica Life Insurance Company	$10,000,000.00
AEGON USA Investment Management, LLC
Attn: Director of Private Placements MS 5335
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499-5335
Tel: (319) 355-2432
Fax: (319) 355-2666
E-mail: privateplacements@aegonusa.com

AEGON USA Investment Management, LLC
Attn:  Director of Private Placements MS 3341

100 Light Street, B1
Baltimore, MD 21202-2559

Tel: (443) 475-3130
Fax: (443) 475-3095

E-mail: privateplacements@aegonusa.com

Physical Delivery of Notes:

A signed copy of the Note MUST be sent to Custody Operations for verification via fax at 888-652-8024 or e-mail at INVCustodyTeam@AEGONUSA.com.  Once the Note has been verified, the Custody Bank Instructions will then be relayed to you via fax or email, which will contain the Custody Vault address were the original certificate needs to be sent.

(1)                                 All payments on account of the Transamerica Life Insurance Company shall be made by wire transfer to:

Citibank, N.A.

111 Wall Street

New York, NY  10043

ABA #021000089

DDA #36218394

Custody Account No. 851612

FC TLIC  ESPL 07

REFERENCE:  CUSIP/PPN, PRINCIPAL & INTEREST ALLOCATION

(2)                                 All notices/confirmation of payment information should include CUSIP/PPN in the subject line and be sent to:

E-mail: paymentnotifications@aegonusa.com

AEGON USA Investment Management, LLC
Attn: Custody Operations-Privates  MS 5335

4333 Edgewood Road NE

Cedar Rapids, IA 52499-5335

(3)                                 All routine correspondence and reporting:

AEGON USA Investment Management, LLC
Attn:  Director of Private Placements MS 5335
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499-5335
Tel: (319) 355-2432

Fax: (319) 355-2666
E-mail: privateplacements@aegonusa.com

AEGON USA Investment Management, LLC
Attn:  Director of Private Placements MS 3341

100 Light Street, B1
Baltimore, MD 21202-2559

Tel: (443) 475-3130
Fax: (443) 475-3095

E-mail: privateplacements@aegonusa.com

(4)                                 All legal/closing documents:

AEGON USA Investment Management, LLC
Attn:  Director of Private Placements MS 5335
4333 Edgewood Road N.E.
Cedar Rapids, IA 52499-5335
Tel: (319) 355-2432

Fax: (319) 355-2666
E-mail: privateplacements@aegonusa.com

AEGON USA Investment Management, LLC
Attn:  Director of Private Placements MS 3341

100 Light Street, B1
Baltimore, MD 21202-2559

Tel: (443) 475-3130
Fax: (443) 475-3095

E-mail: privateplacements@aegonusa.com

(5)                                 U.S. Tax Identification Number:                 39-0989781

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Pacific Life Insurance Company	$25,000,000.00
Attn: IM — Cash Team
700 Newport Center Drive
Newport Beach, CA 92660-6397
Fax: 949-718-5845
Nominee Name: Mac & Co as nominee for Pacific Life Insurance Company

Physical Delivery of Notes:

Mellon Securities Trust Company

One Wall Street

3rd Floor — Receive Window C

New York, NY 10286

Contact: Robert Ferraro (212) 635-1299

A/C Name: General Account

A/C #: PLCF18101302

(1)                                 All payments by wire transfer of immediately available funds to:

Mellon Trust of New England

ABA# 011001234

DDA# 0000125261

Attn: MBS Income CC: 1253

A/C Name: General Account/PLCF18101302

Ref: Security Description & PPN

(2)                                 All notices of payments and written confirmations of such wire transfers to:

Mellon Trust
Attn: Pacific Life Accounting Team
One Mellon Bank Center
Room 0930

Pittsburgh, PA 15259

AND

Pacific Life Insurance Company
Attn: IM — Cash Team
700 Newport Center Drive

Newport Beach, CA 92660-6397

Fax: 949-718-5845

(3)                                 All other communications:

Pacific Life Insurance Company

Attn: IM — Credit Analysis

700 Newport Center Drive

Newport Beach, CA 92660-6397

Fax: 949-219-5406

(4)                                 U.S. Tax Identification Number                     95-1079000

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Connecticut General Life	$2,000,000.00
Insurance Company	$500,000.00
Wilde Building, A5PRI	$3,000,000.00
900 Cottage Grove Rd	$5,000,000.00
Bloomfield, Connecticut 06002	$3,000,000.00
Nominee: CIG & Co.

Physical Delivery of Notes:

J.P. Morgan Chase Bank , N.A.

4 Chase Metrotech Center

3rd Floor (for overnight or US mail)

1st Floor, Window 5 (for messengers/walk up — use Willoughby St. Entrance)

Brooklyn, New York 11245-0001

Attn: Physical Receive Department

Tel: 718-242-0264

(1)                                 All payments on account of instruments, by federal funds wire transfer (without deduction for wiring fees) to:

J.P. Morgan Chase Bank

BNF=CIGNA Private Placements/AC=9009001802

ABA# 021000021

OBI=[name of company; description of security; interest rate, maturity date; PPN/CUSIP]

(2)                                 All notices related to payments:

CIG & Co.

c/o Cigna Investments, Inc.

Attention:  Fixed Income Securities

Wilde Building, A5PRI

900 Cottage Grove Rd

Bloomfield, Connecticut 06002

E-Mail:  CIMFixedIncomeSecurities@Cigna.com

(3)                                 All other notices:

CIG & Co.

c/o Cigna Investments, Inc.

Attention:  Fixed Income Securities

Wilde Building, A5PRI

900 Cottage Grove Rd

Bloomfield, Connecticut 06002

E-Mail:  CIMFixedIncomeSecurities@Cigna.com

(4)                                 U.S. Tax Identification Number:                 13-3574027

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Life Insurance Company of North America	$1,500,000.00
Wilde Building, A5PRI
900 Cottage Grove Rd
Bloomfield, Connecticut 06002
Nominee: CIG & Co.

Physical Delivery of Note:

J.P. Morgan Chase Bank , N.A.

4 Chase Metrotech Center

3rd Floor (for overnight or US mail)

1st Floor, Window 5

(for messengers/walk up — use Willoughby St. Entrance)

Brooklyn, New York 11245-0001

Attn: Physical Receive Department

Tel: 718-242-0264

(1)                                 All payments by wire transfer of immediately available funds to:

J.P. Morgan Chase Bank

BNF=CIGNA Private Placements/AC=9009001802

ABA# 021000021

OBI=[name of company; description of security; interest rate, maturity date; PPN/CUSIP]

(2)                                 All notices of payments and written confirmations of such wire transfers:

CIG & Co.

c/o Cigna Investments, Inc.

Attention:  Fixed Income Securities

Wilde Building, A5PRI

900 Cottage Grove Rd

Bloomfield, Connecticut 06002

E-Mail:  CIMFixedIncomeSecurities@Cigna.com

(3)                                 All other communications:

CIG & Co.

c/o Cigna Investments, Inc.

Attention:  Fixed Income Securities

Wilde Building, A5PRI

900 Cottage Grove Rd

Bloomfield, Connecticut 06002

E-Mail:  CIMFixedIncomeSecurities@Cigna.com

(4)                                 U.S. Tax Identification Number:                                                                 13-3574027

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Sun Life Assurance Company of Canada	$5,000,000.00
c/o Sun Capital Advisers LLC
Attn: Investments/Private Fixed Income/SC1303
One Sun Life Executive Park
Wellesley Hills, MA 02481

Physical Delivery of Note:

Sun Capital Advisers LLC

Attn: Linda Guillete
SC1303
One Sun Life Executive Park

Wellesley Hills, MA 02481-5699

Tel: (781) 446-1704

Fax: (781) 446-2392

(1)                                 All payments of principal and interest by wire transfer are to be directed to:

Citibank, N.A.

ABA No.: 021000089

Account No.: 36112805

For Further Credit

Account Name: Sun Life of Canada

Account No. 199541

Re: Aerostar Airport Holdings, LLC; 5.75% Senior Secured Notes due 3/2035;

PPN: 00802# AA4

All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.

(2)                                 All notices of each routine payment and any audit confirmation is to be sent to:

Sun Life Financial

Attn: Investments/Private Fixed Income — SC302D26

227 King Street South

Waterloo, ON N2J 4C5 Canada

(3)                                 All other notices and correspondence, including notices of non-routine payments, are to be forwarded to:

Sun Capital Advisers LLC

Attn: Investments/Private Fixed Income/SC1303

One Sun Life Executive Park

Wellesley Hills, MA 02481

(4)                                 U.S. Tax Identification Number: 38-1082080

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Sun Life Assurance Company of Canada	$5,000,000.00
c/o Sun Capital Advisers LLC
Attn: Investments/Private Fixed Income/SC1303
One Sun Life Executive Park
Wellesley Hills, MA 02481

Physical Delivery of Note:

Sun Capital Advisers LLC

Attn: Linda Guillete
SC1303
One Sun Life Executive Park

Wellesley Hills, MA 02481-5699

Tel: (781) 446-1704

Fax: (781) 446-2392

(1)                                 All payments of principal and interest by wire transfer are to be directed to:

Citibank, N.A.

ABA No.: 021000089

Account No.: 36112805

For Further Credit

Account Name: Sun Life of Canada

Account No. 240006

Re: Aerostar Airport Holdings, LLC; 5.75% Senior Secured Notes due 3/2035;

PPN: 00802# AA4

All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.

(2)                                 All notices of each routine payment and any audit confirmation is to be sent to:

Sun Life Financial

Attn: Investments/Private Fixed Income — SC302D26

227 King Street South

Waterloo, ON N2J 4C5 Canada

(3)                                 All other notices and correspondence, including notices of non-routine payments, are to be forwarded to:

Sun Capital Advisers LLC

Attn: Investments/Private Fixed Income/SC1303

One Sun Life Executive Park

Wellesley Hills, MA 02481

(4)                                 U.S. Tax Identification Number: 38-1082080

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Sun Life Assurance Company of Canada	$5,000,000.00
c/o Sun Capital Advisers LLC
Attn: Investments/Private Fixed Income/SC1303
One Sun Life Executive Park
Wellesley Hills, MA 02481

Physical Delivery of Note:

Sun Capital Advisers LLC

Attn: Linda Guillete
SC1303
One Sun Life Executive Park

Wellesley Hills, MA 02481-5699

Tel: (781) 446-1704

Fax: (781) 446-2392

(1)                                 All payments of principal and interest by wire transfer are to be directed to:

Citibank, N.A.

ABA No.: 021000089

Account No.: 36112805

For Further Credit

Account Name: Sun Life of Canada

Account No. 850440

Re: Aerostar Airport Holdings, LLC; 5.75% Senior Secured Notes due 3/2035;

PPN: 00802# AA4

All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.

(2)                                 All notices of each routine payment and any audit confirmation is to be sent to:

Sun Life Financial

Attn: Investments/Private Fixed Income — SC302D26

227 King Street South

Waterloo, ON N2J 4C5 Canada

(3)                                 All other notices and correspondence, including notices of non-routine payments, are to be forwarded to:

Sun Capital Advisers LLC

Attn: Investments/Private Fixed Income/SC1303

One Sun Life Executive Park

Wellesley Hills, MA 02481

(4)                                 U.S. Tax Identification Number: 38-1082080

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Sun Life Assurance Company of Canada	$15,000,000.00
150 King Street West
3rd Floor
Toronto, Ontario
M5H 1J9

Physical Delivery of Notes:

Sun Life Assurance Company of Canada

150 King Street West, 3rd Floor

Toronto, ON  M5H 1J9

(1)                                 All payments by wire transfer of immediately available funds to:

Destination Bank:

Wells Fargo Bank, N.A. 11 Penn Plaza,  4th Floor

New York USD  10038

SWIFT CODE:  PNBPUS3NNYC

FEDWIRE ABA #026005092 “Or” CHIPS Participant ABA  #0509

Beneficiary’s Bank:

Bank of Montreal

International Banking, Head Office

129 St. James

Montreal, Quebec

H2Y 1L6

SWIFT CODE:  BOFMCAM2 “Or” CHIPS UID 046440

Account #:   2000192009878

Beneficiary Details:

(this information MUST be on the wire)

Account number: 24234600338

Sun Life Assurance Company of Canada

227 King Street South

Waterloo, Ontario  N2J 4C5

Ref:  (For Private Fixed Income — 302D36)

All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.

(2)                                 All notices of each routine payment and any audit confirmation are to be sent to:

Sun Life Assurance Company of Canada

227 King Street South

Waterloo, Ontario N2J 4C5

Attention: Private Fixed Income — Nancy Munro

Tel: (519) 888-3900 ext. 3937

Fax: (519) 888-3666

Email: nancy.munro@sunlife.com

(3)                                 All other notices and correspondences, including notices of non-routine payments, are to be forwarded to:

Sun Life Assurance Company of Canada
150 King Street West

Toronto, Ontario M5H 1J9

Attention: Michael Bjelic

Tel: (416) 204-8010

Fax: (416) 595-0131

Email: michael.bjelic@sunlife.com

(4)                                 U.S. Tax Identification Number:                 38-1082080

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

The Prudential Insurance Company of America	$15,400,000.00
The Prudential Insurance Company of America
c/o Prudential Capital Group
Gateway Center Three, 18th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Physical Delivery of Note:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Caryn Hemsworth

Telephone:  (973) 367-2308

(1)                                 All payments on account of Notes to be held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.:  021-000-021

Account Name:  Prudential Managed Portfolio

Account No.:  P86188 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “5.75% Senior Secured Notes due 2035, Security No. INV11597, PPN 00802# AA4” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)                                 All notices relating to payments:

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)                                 Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone:  (973) 367-3141

Facsimile:   (888) 889-3832

(4)                              All other communications:

The Prudential Insurance Company of America

c/o Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Managing Director, Lease Finance Group

(5)                                 U.S. Tax Identification Number                     22-1211670

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

The Prudential Insurance Company of America	$15,400,000.00
The Prudential Insurance Company of America
c/o Prudential Capital Group
Gateway Center Three, 18th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Physical Delivery of Note:

Send physical security by nationwide overnight delivery service to

Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Caryn Hemsworth

Telephone:  (973) 367-2308

(1)                                 All payments on account of Notes to be held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.:  021-000-021

Account Name:  The Prudential - Privest Portfolio

Account No.:  P86189 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “5.75% Senior Secured Notes due 2035, Security No. INV11597, PPN 00802# AA4” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)                                 All notices relating to payments:

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)                                 Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone:  (973) 367-3141

Facsimile:   (888) 889-3832

(4)                              All other communications:

The Prudential Insurance Company of America

c/o Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Managing Director, Lease Finance Group

(5)                                 U.S. Tax Identification Number                     22-1211670

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

The Prudential Insurance Company of America	$4,100,000.00
The Prudential Insurance Company of America
c/o Prudential Capital Group
Gateway Center Three, 18th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Physical Delivery of Note:

Send physical security by nationwide overnight delivery service to

Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Caryn Hemsworth

Telephone:  (973) 367-2308

(1)                                 All payments on account of Notes to be held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.:  021-000-021

Account Name:  Verizon Buyout Private Custody

Account No.:  P30824 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “5.75% Senior Secured Notes due 2035, Security No. INV11597, PPN 00802# AA4” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)                                 All notices relating to payments:

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)                                 Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone:  (973) 367-3141

Facsimile:   (888) 889-3832

(4)                              All other communications:

The Prudential Insurance Company of America

c/o Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Managing Director, Lease Finance Group

(5)                                 U.S. Tax Identification Number                     22-1211670

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

PRUCO Life Insurance Company	$3,000,000.00
c/o Prudential Capital Group
Gateway Center Three, 18th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Physical Delivery of Note:

Send physical security by nationwide overnight delivery service to

Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Caryn Hemsworth

Telephone:  (973) 367-2308

(1)                                 All payments on account of Notes to be held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.:  021-000-021

Account Name:  Pruco Life Private Placement

Account No.:  P86192 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “5.75% Senior Secured Notes due 2035, Security No. INV11597, PPN 00802# AA4”, and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)                                 All notices relating to payments:

Pruco Life Insurance Company

c/o The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)                                 Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone:  (973) 367-3141

Facsimile:   (888) 889-3832

(4)                                 All other communications and notices:

Pruco Life Insurance Company

c/o Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Managing Director, Lease Finance Group

(5)                                 U.S. Tax Identification Number:                 22-1944557

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Prudential Arizona Reinsurance Universal Company	$2,500,000.00
c/o Prudential Capital Group
Prudential Capital Group
Gateway Center Three, 18th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Physical Delivery of Notes:

Send physical security by nationwide overnight delivery service to

Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Caryn Hemsworth

Telephone:  (973) 367-2308

(1)                                 All payments on account of Notes to be held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No.:  021-000-021

Account Name:  Prudential Arizona Reinsurance Universal Company - privates

Account No.:  P01372 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “5.75% Senior Secured Notes due 2035, Security No. INV11597, PPN 00802# AA4”, and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)                                 All notices relating to payments:

Prudential Arizona Reinsurance Universal Company

c/o The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)                                 Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone:  (973) 367-3141

Facsimile:   (888) 889-3832

(4)                                 All other communications and notices:

Prudential Arizona Reinsurance Universal Company

c/o Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Managing Director, Lease Finance Group

(5)                                 U.S. Tax Identification Number:                 33-1095301

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

American Income Life Insurance Company	$5,000,000.00
c/o Prudential Private Placement Investors, L.P.
Prudential Capital Group
Gateway Center Three, 18th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Physical Delivery of Note:

Send physical security by nationwide overnight delivery service to:

Bank of New York Mellon

1 Wall Street, 3rd Floor, Window A

New York, NY 10286

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (Acct. Name:  American Income Life Ins. Co. PFG Pvt.; Acct #:  637229).

Send copy by nationwide overnight delivery service to:

Prudential Capital Group

Gateway Center 2, 10th Floor

100 Mulberry

Newark, NJ 07102

Attention:  Trade Management, Manager

Telephone:  (973) 367-3141

(1)                                 All payments by wire transfer of immediately available funds to:

Bank of New York Mellon

ABA: 021000018

GLA# 111566

Acct. Name:  American Income Life Ins. Co. PFG Pvt.

Acct #: 6372298400

Each such wire transfer shall set forth the name of the Company, a reference to “5.75% Senior Secured Notes due 2035, PPN 00802# AA4” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)                                 All notices relating to payments:

Torchmark Corporation

Attention:  Alan Hintz

3700 S. Stonebridge Drive

McKinney, TX 75070

Email: AHINTZ@torchmarkcorp.com

Phone:  (972) 569-3694

Fax:  (972) 569-3282

(3)                                 All other communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Managing Director, Lease Finance Group

(4)                                 U.S. Tax Identification Number:                 74-1365936

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Globe Life and Accident Insurance Company	$4,600,000.00
c/o Prudential Private Placement Investors, L.P.
Prudential Capital Group
Gateway Center Three, 18th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Physical Delivery of Note:

Send physical security by nationwide overnight delivery service to:

Bank of New York Mellon

1 Wall Street, 3rd Floor, Window A

New York, NY 10286

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (Acct. Name:  Globe Life and Accident Ins. Co. PFG Pvt.; Acct #:  637230).

Send copy by nationwide overnight delivery service to:

Prudential Capital Group

Gateway Center 2, 10th Floor

100 Mulberry

Newark, NJ 07102

Attention:  Trade Management, Manager

Telephone:  (973) 367-3141

(1)                                 All payments by wire transfer of immediately available funds to:

Bank of New York Mellon

ABA: 021000018

GLA# 111566

Acct. Name:  Globe Life and Accident Ins. Co. PFG Pvt.

Acct #: 6372308400

Each such wire transfer shall set forth the name of the Company, a reference to “5.75% Senior Secured Notes due 2035, PPN 00802# AA4” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)                                 All notices relating to payments:

Torchmark Corporation

Attention:  Alan Hintz

3700 S. Stonebridge Drive

McKinney, TX 75070

Email: AHINTZ@torchmarkcorp.com

Phone:  (972) 569-3694

Fax:  (972) 569-3282

(3)                                 All other communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

Gateway Center Three, 18th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attention:  Managing Director, Lease Finance Group

(4)                                 U.S. Tax Identification Number:                 63-0782739

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Bankers Life and Casualty Company	$7,000,000.00
40/86 Advisors, Inc.
535 N. College Drive
Carmel, IN 46032
Nominee: Hare & Co.

Physical Delivery of Note:

The Bank of New York

One Wall Street, 3rd Floor

Window A

New York, NY 10286

FAO:  Bankers Life and Cas.; a/c# 014814

Attn:  Michael Visone 212-635-1262

(1)                                 All payments by wire transfer of immediately available funds to:

The Bank of New York

ABA #  021000018

Acct #:   IOC566

Acct:  P&I Department (Attn: Purisima Teylan)

Ref: Bankers Life and Casualty Co., A/C# 014814, PPN 00802# AA4

(2)                                 All notices of payments and written confirmations of such wire transfers:

Bankers Life and Casualty Company
40/86 Advisors, Inc.

c/o John Nasser

535 N. College Drive

Carmel, IN 46032

4086PVTPlacements@4086.com

(3)                                 All other communications:

Bankers Life and Casualty Company
40/86 Advisors, Inc.

c/o John Nasser

535 N. College Drive

Carmel, IN 46032

4086PVTPlacements@4086.com

(4)                                 U.S. Tax Identification Number: 36-0770740

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Nationwide Life Insurance Company	$25,000,000.00
Nationwide Investments — Private Placements
E-mail: ooinwpp@nationwide.com
One Nationwide Plaza (1-05-801)
Columbus, OH 43215 2220

Physical Delivery of Note:

The Bank of New York Mellon

One Wall Street

3rd Floor - Window A

New York, NY  10286

F/A/O Nationwide Life Insurance Co. Acct #267829

(1)                                 All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

ABA #021-000-018

BNF: IOC566

F/A/O Nationwide Life Insurance Co. Acct #267829

Attn: P & I Department

PPN:  00802# AA4

Security Description

(2)                                 All notices of payment on or in respect to the security:

Nationwide Life Insurance Company

c/o The Bank of New York Mellon

P O Box 19266

Attn:  P & I Department

Newark, NJ  07195

With a copy to:

Nationwide Life Insurance Company

Nationwide Investments - Investment Operations

One Nationwide Plaza (1-05-401)

Columbus, OH  43215-2220

(3)                                 All other communications and notices:

Nationwide Life Insurance Company

Nationwide Investments — Private Placements

E-mail:  ooinwpp@nationwide.com

One Nationwide Plaza (1-05-801)

Columbus, OH 43215 2220

(4)                                 U.S. Tax Identification Number:                 31-4156830

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Nationwide Life and Annuity Insurance Company	$5,000,000.00
Attn: Nationwide Investments — Private Placements
E-mail: ooinwpp@nationwide.com
One Nationwide Plaza (1-05-801)
Columbus, OH 43215 2220

Physical Delivery of Notes:

The Bank of New York Mellon

One Wall Street

3rd Floor - Window A

New York, NY  10286

F/A/O Nationwide Life and Annuity Insurance Co. Acct #267961

(1)                                 All payments by wire transfer of immediately available funds to:

The Bank of New York Mellon

ABA #021-000-018

BNF: IOC566

F/A/O Nationwide Life and Annuity Insurance Company

Account # 267961

Attn: P & I Department

PPN: 00802# AA4

Security Description

(2)                                 All notices of payment on or in respect of the security:

Nationwide Life and Annuity Insurance Company

c/o The Bank of New York

P O Box 19266

Attn:  P & I Department

Newark, NJ  07195

With a copy to:

Nationwide Life and Annuity Insurance Company

Attn: Nationwide Investments - Investment Operations

One Nationwide Plaza (1-05-401)

Columbus, OH  43215-2220

(3)                                 All other communications and notices:

Nationwide Life and Annuity Insurance Company

Attn:  Nationwide Investments — Private Placements

E-mail:  ooinwpp@nationwide.com

One Nationwide Plaza (1 05-801)

Columbus, OH 43215 2220

(4)                                 U.S. Tax Identification Number:                 31-1000740

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Phoenix Life Insurance Company	$5,000,000.00
One American Row
Private Placement Department H-2W
Hartford, CT 06102

Physical Delivery of Notes:

Bradford H. Buck, Counsel

Phoenix Life Insurance Company

One American Row, 11th Floor

P.O. Box 5056

Hartford, CT 06102-5056

(1)                                 All payments by wire transfer of immediately available funds to:

JP Morgan Chase New York, NY

ABA #021 000 021

Account Name:  Income Processing
Account Number:  900 9000 200

Reference:  Phoenix Life Insurance, G05123, Aerostar Holdings

(2)                                 All notices and communications, including notices with respect to payments:

Phoenix Life Insurance Company

One American Row

Private Placement Department   H-2W

Hartford, CT  06102

(3)                                 All legal notices:

Phoenix Life Insurance Company

One American Row

Hartford, CT  06102

Attention:  Brad Buck

(4)                                 U.S. Tax Identification Number:                 06-0493340

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

PHL Variable Insurance Company	$5,000,000.00
Phoenix Life Insurance Company
One American Row
Private Placement Department H-2W
Hartford, CT 06102

Physical Delivery of Notes:

Bradford H. Buck, Counsel

Phoenix Life Insurance Company

One American Row, 11th Floor

P.O. Box 5056

Hartford, CT 06102-5056

(1)                                 All payments by wire transfer of immediately available funds to:

JP Morgan Chase New York, NY

ABA #021 000 021

Account Name:  Income Processing
Account Number:  900 9000 200

Reference:  Phoenix Variable, G11923, Aerostar Holdings

(2)                                 All notices and communications, including notices with respect to payments:

Phoenix Life Insurance Company

One American Row

Private Placement Department   H-2W

Hartford, CT  06102

(3)                                 All legal notices:

Phoenix Life Insurance Company

One American Row

Hartford, CT  06102

Attention:  Brad Buck

(4)                                 U.S. Tax Identification Number:                 06-1045829

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

The Ohio National Life Insurance Company	$2,000,000.00
One Financial Way
Cincinnati, OH 45242
Attention: Investment Department

Physical Delivery of Notes:
Christopher R. Carlson

Portfolio Manager

The Ohio National Life Insurance Company

One Financial Way

Cincinnati, OH 45242

(1)                                 All payments on accounts of the Notes by bank wire transfer of Federal or other immediately available funds (identifying each payment as to issuer, security (including interest rate and maturity date), and principal or interest) to:

U.S. Bank N.A. (ABA #042-000013)

5th & Walnut Streets

Cincinnati, OH 45202

For credit to The Ohio National Life

Insurance Company’s Account No. 910-275-7

(2)                                 All notices of payments and written confirmations of such wire transfers:

The Ohio National Life Insurance Company

P.O. Box 237

Cincinnati, OH 45201

Attention: Investment Department
Fax: (513) 794-4506

(3)                                 All other communications:

The Ohio National Life Insurance Company

P.O. Box 237

Cincinnati, OH 45201

Attention: Investment Department

Fax: (513) 794-4506

(4)                                 U.S. Tax Identification Number:                 31-0397080

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Investors Heritage Life Insurance Company	$2,000,000.00
C\O Conning, Inc.
One Financial Plaza 13th Floor
Hartford, CT 06103-2627
Attention: Private Placement Unit
Facsimile: 860-299-2442
Phone:860-299-2173

Physical Delivery of Notes:

Sheilah Gibson, Esq.

Senior Legal Counsel

Conning, Inc.

One Financial Plaza

Hartford, CT 06103

Telephone: 860-299-2074

Facsimile: 860-299-0074

Sheilah.Gibson@Conning.com

(1)                                 All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

Investors Heritage Life Insurance Company

Fifth Third Bank N.A.

Cincinnati, Ohio

ABA No. 042000314

Account No. 71575856

FFC Acct# 38380036209985

Account Name:  Investment Heritage

Reference:  CUSIP & DESCRIPTION, And Breakdown (principal/income)

(2)                                 All notices and communications to:

Investors Heritage Life Insurance Company

C\O Conning, Inc.

One Financial Plaza 14th Floor

Hartford, CT 06103-2627

Attention:  Samuel O. Otchere

Phone:          860-299-2262

Facsimile:  860-299-0262

Email: Samuel.Otchere@Conning.com

With a copy of all notices and communication directed to:

Investors Heritage Life Insurance Company

C\O Conning, Inc.

One Financial Plaza 13th Floor

Hartford, CT 06103-2627

Attention:  Private Placement Unit

Facsimile:  860-299-2442

Phone:          860-299-2173
Email: Conning.Documents@Conning.com

(3)                                 All legal notices and documentation should be directed to:

Investors Heritage Life Insurance Company

C\O Conning, Inc.

One Financial Plaza 13th Floor

Hartford, CT 06103-2627

Attention:  Sheilah Gibson

Facsimile:  860-299-0074

Phone:          860-299-2074

Email:            Sheilah.Gibson@Conning.com

(4)                                 U.S. Tax Identification Number:                 61-0574893

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

Senior Health Insurance Company of Pennsylvania	$2,000,000.00
C\O Conning, Inc.
One Financial Plaza 13th Floor
Hartford, CT 06103-2627
Attention: Private Placement Unit
Facsimile: 860-299-2442
Phone: 860-299-2173
Nominee: Hare & Co.

Physical Delivery of Notes:

Sheilah Gibson, Esq.

Senior Legal Counsel

Conning, Inc.

One Financial Plaza

Hartford, CT 06103

Telephone: 860-299-2074

Facsimile: 860-299-0074

Sheilah.Gibson@Conning.com

(1)                                 All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

Senior Health Insurance Company of Pennsylvania

Bank of New York Mellon

One Wall Street

New York, NY 10286

ABA #021000018

Beneficiary: GLA111566

Attn: PP P&I Dept.

Reference: Acct# 0050688400 — Sr. Health Insurance Co. of PA; CUSIP & DESCRIPTION, And Breakdown (principal/income)

(2)                                 All notices and communications:

Senior Health Insurance Company of Pennsylvania

C\O Conning, Inc.

One Financial Plaza 14th Floor

Hartford, CT 06103-2627

Attention:  Samuel O. Otchere

Phone:          860-299-2262

Facsimile:  860-299-0262

Email:   Samuel.Otchere@Conning.com

With a copy of all notices and communication directed to:

Senior Health Insurance Company of Pennsylvania

C\O Conning, Inc.

One Financial Plaza 13th Floor

Hartford, CT 06103-2627

Attention:  Private Placement Unit

Phone:  860-299-2173

Facsimile: 860-299-2442

Email:Conning.Documents@Conning.com

(3)                                 All legal notices and documentation:

Senior Health Insurance Company of Pennsylvania

C\O Conning, Inc.

One Financial Plaza 13th Floor

Hartford, CT 06103-2627

Attention:  Sheilah Gibson

Facsimile:  860-299-0074

Phone:          860-299-2074

Email:            Sheilah.Gibson@Conning.com

(4)                                 U.S. Tax Identification Number:                 23-0704970

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

U.S. Municipal & Income Fund Inc	$5,000,000.00
UBS Trust Company of Puerto Rico
10th Floor American International Plaza
250 Muñoz Rivera Avenue
San Juan, PR 00918

Physical Delivery of Notes:

UBS Trust Company of Puerto Rico

10th Floor American International Plaza

250 Muñoz Rivera Avenue

San Juan, PR 00918

(1)                                 All payments by wire transfer of immediately available funds, with sufficient information to identify the source and application of such funds, to:

JPMorgan Chase & Co

ABA 021000021

Account 9009000127

FFC: P18183 U.S. Municipal & Income Fund, Inc.

(2)                                 All notices of payments and written confirmations of such wire transfers:

Joel Quiñones- joel.quinonescaldas@ubs.com

Eva Gonzalez- eva.gonzalez@ubs.com

Claudio Ballester- claudio.ballester@ubs.com

Carlos Latour- carlos.latour@ubs.com

Jesus Serrano- jesus.serrano@ubs.com

(3)                                 All other communications:

Joel Quiñones- joel.quinonescaldas@ubs.com

Eva Gonzalez- eva.gonzalez@ubs.com

Claudio Ballester- claudio.ballester@ubs.com

Carlos Latour- carlos.latour@ubs.com

Jesus Serrano- jesus.serrano@ubs.com

(4)                                 U.S. Tax Identification Number:                 66-0791903

Name and Address of Purchaser	Principal Amount of Notes to be Purchased

CMFG Life Insurance Company	$7,000,000.00
5910 Mineral Point Road
Madison, WI 53705-4456
Nominee: Turnkeys + Co

Physical Delivery of Notes:

DTCC

Brooklyn Army Terminal

3 H - Securities Processing

140 58th Street

Brooklyn, NY 11220

Attn: Security Processing/NY Window/Robert Mendez/Building 3 Third Floor Section G

PH: 617/985-1914

FBO: State Street Bank & Trust for account XXXX (SSB fund number)

(1)                                 All payments by wire transfer of immediately available funds to:

ABA: 011000028

Bank: State Street Bank

Account Name: CMFG Life Insurance Company

DDA #: 1662-544-4

REFERENCE FUND: ZT1E (Must be first 4 digits of reference section / Can include Nominee name here)

Nominee Name: TURNKEYS + CO*

CMFG Life Insurance Company TAX ID#: 39-0230590

TURNKEYS + CO TAX ID#: 03-0400481

*Please do not use nominee name in jurisdictions where withholding tax problem.

UK Passport Treaty #: 13/C/312672/DTTP

(2)                                 All notices of payments, written confirmations of such wire transfers and other communications (financials):

MEMBERS CAPITAL ADVISORS, INC.

ATTN: PRIVATE PLACEMENTS

5910 MINERAL POINT ROAD

MADISON WI 53705-4456

E-Mail: DS-PrivatePlacements@cunamutual.com

(3)                                 U.S. Tax Identification Number: 39-0230590

SCHEDULE B

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

Accession Agreement means an accession agreement in substantially the form attached to the Intercreditor Agreement.

Accounts Agreements means the Banco Popular Accounts Agreement and the Citibank Accounts Agreement.

Additional Payments is defined in Section 8.4.

Advisors means Steer Davies Gleave, ERM and Allen & Overy LLP.

Adverse Action Termination Event is an Adverse Action as defined in the Lease Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders) that would, with the giving of notice or lapse of time, give the Company the right to terminate the Lease Agreement in accordance with the terms thereof.

Affiliate means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any corporation of which the Company beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

Agency Fee Letters means fee letters entered into between the Company and each of the Agents on or about the date of this Agreement in connection with the Financing Documents.

Aggregate Offer Amount is defined in Section 8.2(b).

Agreement is defined in the Recitals hereto.

AIP Grants is defined in the Lease Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders).

Amortization Table is defined in Section 8.1(b).

Anti-Corruption Laws is defined in Section 5.16(d).

Anti-Money Laundering Laws is defined in Section 5.16(c).

Anti-Terrorism Order means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

Applicable Percentage is defined in Section 8.8.

Approvals means any approval, certificate of approval, authorization, consent, waiver, variance, exemption, declaratory order, exception, license, filing, registration, permit, notarization or other requirement of any Governmental Authority that applies to the LMM Airport Facility or is reasonably required from time to time for the operation and maintenance of the LMM Airport Facility.

ASUR Call Option is defined in the Pledge Agreement.

Authority is defined in the recitals to this Agreement.

Authority Default is an Authority Default as defined in the Lease Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders) that would, with the giving of notice or lapse of time, give the Company the right to terminate the Lease Agreement in accordance with the terms thereof.

Banco Popular Accounts Agreement means the Securities and Deposit Account Agreement and Security Agreement between the Company and Banco Popular de Puerto Rico in substantially the form attached hereto as Exhibit 4.12(a)(iii)(A).

Blocked Persons is defined in Section 5.16(a).

Business Day means any day other than a Saturday, a Sunday, a day on which commercial banks in New York, New York are required or authorized to be closed or a day observed as a holiday by either the Commonwealth or the United States government.

Business Interruption Insurance Proceeds means any and all proceeds, if any, of any insurance, indemnity, warranty or guaranty payable from time to time with respect to the partial or complete interruption of the operation of the Company received by the Company.

Called Principal is defined in Section 8.8.

Calculation Date means each March 31, June 30, September 30, and December 31 occurring after the Closing Date; provided that, the first Calculation Date shall occur on the first Calculation Date occurring on or after the first (1st) anniversary of the Closing Date.

Capacity Enhancement Plan means a plan for the reconfiguration of the terminal space proposed by the Company and approved by the Signatory Airlines in accordance with the Use Agreements and delivered to the Purchasers prior to the Closing Date.

Capex Budget means the capital expenditure budget covering each Term Year of the Company detailed on an annual basis for informational purposes only and prepared and updated annually in accordance with Section 7.1 setting forth in reasonable detail: (a) any expenditures for scheduled (or reasonably anticipated) major maintenance of the Project in accordance with the Operating Standards, (b) any capital expenditures required to be made under the Lease Agreement or the Use Agreements and (c) any other major maintenance expenditures or Capital Expenditures relating to the LMM Airport Facility, in each case projected for each such period.

Capex Facility means the $50,000,000 Term Facility as defined in the Credit Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Credit Agreement that increases the principal amount of such facility, shortens the maturity or increases the interest rate or default rate by more than 150bps after the date hereof that has not otherwise been consented to by the Required Holders).

Capital Expenditures means, for any period, all expenditures made, directly or indirectly, by the Company during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of the Company or have a useful life of more than one year.

Capital Lease means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

Capital Lease Obligation means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease that would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

Capital Stock means, with respect to any Person, any and all shares, interests, participations and/or rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

Casualty Event means an event that causes any material portion of the LMM Airport Facility or other material property of the Company to be damaged, destroyed or rendered unfit for its intended use for any reason whatsoever.

Change in Control means circumstances where (i) the holders of equity interests in the Company as at the date of this Agreement, (ii) the holders of equity interests in the Company that acquired such interest in a transaction that was approved by the Required Holders, (iii) the holders of equity interests in the Company immediately following a Change of Control in connection with which (x) there was an offer to prepay pursuant to Section 8.2(a)(iii) or (y) an offer to prepay was not required pursuant to the proviso in Section 8.2(a)(iii) or (iv) the Permitted Transferees of any of the foregoing, cease to directly or indirectly own or hold (between them or in any combination of them) at least 50% of the issued equity interests in the Company or the power to direct or cause the direction of management and policy of the Company by ownership of equity interests, a trust, a contract or otherwise.

Change in Tax Law is defined in Section 8.4.

Citibank Accounts Agreement means the Securities and Deposit Account Agreement and Security Agreement between the Company and Citibank, N.A. in substantially the form attached hereto as Exhibit 4.12(a)(iii)(B).

CISADA is defined in Section 5.16(a).

Closing is defined in Section 3.1.

Closing Date is defined in Section 3.1.

Code means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

Collateral means all property that, in accordance with the terms of the Security Documents, is intended to be subject to any Lien in favor of the Collateral Agent, acting on behalf of and for the benefit of the Secured Parties (or any sub-agent or other Person acting for or on behalf of the Secured Parties).

Collateral Agent means Citibank, N.A., in its capacity as collateral agent under the Intercreditor Agreement.

Collateral Assignment of Leases and Rents means the Collateral Assignment of Leases and Rents between the Company and the Collateral Agent, in substantially the form attached hereto as Exhibit  4.12(a)(v).

Company is defined in the first paragraph of this Agreement, and shall include any permitted successors or assignees.

Commonwealth is defined in the first paragraph of this Agreement.

Confidential Information is defined in Section 21.

Consent Agreement means a Consent Agreement in substantially the form attached as exhibit 4.12(a)(v).

Consolidated Assets means, at any time, the total assets shown on the Company’s balance sheet as set forth in the most recent quarterly or annual financial statements delivered pursuant to Section 7.1(a) and 7.1(b).

Credit Agreement is defined in the Intercreditor Agreement.

Debt Service means, with respect to any period, the sum of the following (a) Interest Charges for such period, (b) Ordinary Course Settlement Payments, (c) all scheduled payments of principal in respect of Indebtedness of the Company (including the principal component of any payment in respect of Capital Lease Obligations but excluding the bullet repayments of Indebtedness payable upon maturity thereof) paid or payable during such period, and (d) all scheduled fees of a recurring nature (excluding, for the avoidance of doubt, upfront, placement, structuring, letter of credit issuance, and similar fees) due in respect of Indebtedness during such period.

Debt Service Coverage Ratio means, at any time, the ratio of (a) Net Cash Flow for the immediately preceding twelve-month period, to (b) Debt Service for such period, in each case as set forth in the most recent quarterly or annual financial statements delivered pursuant to Section 7.1(a) and 7.1(b) or, in respect of any projected Debt Service Coverage Ratio, as set forth in forecasts prepared in good faith by the Company, which forecasts shall be based on reasonable assumptions (on the basis of information known to the Company on the date of preparation thereof) as to all factual matters material to the estimates therein.

Debt Service Reserve Account is defined in the Citibank Accounts Agreement.

Debt Service Reserve Requirement is defined in the Intercreditor Agreement.

Default means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Default Rate means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes and (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.

Delay Event is defined in the Lease Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders).

Depositary Bank is defined in the Intercreditor Agreement.

Depositary Bank Fee Letter means each fee letter entered into between the Company and any Depositary Bank in connection with the Project Accounts.

Designated Rating Agency means any nationally recognized statistical rating organization, such as Moody’s, Fitch, or S&P, or any similar entity, or any of their respective successors providing a rating for the Notes.

Discounted Value is defined in Section 8.8.

Disclosure Documents is defined in Section 5.3.

Disqualified Holder means (i) any international airport operator or Affiliate thereof or (ii) any investment fund holding equity investments primarily in infrastructure assets.

Distribution Account is defined in the Citibank Accounts Agreement.

Dollars or $ means lawful money of the United States of America.

Environmental Laws is defined in the Lease Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders).

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

ERISA Affiliate means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

Event of Default is defined in Section 11.

Excluded Security Interest means any security interest over Collateral which the Company is expressly relieved from perfecting pursuant to Section 4.2 of the Security Agreement.

Expropriation Event means (a) any condemnation, seizure or expropriation by a Governmental Authority of all or a substantial portion of the LMM Airport Facility or the property of the Company or of its Capital Stock, (b) any assumption by a Governmental Authority of control of all or a substantial portion of the property or business operations of the Company or of its Capital Stock, (c) any taking of any action by a Governmental Authority for the dissolution or disestablishment of the Company or (d) any taking of any action by a Governmental Authority with respect to any of the foregoing.

FAA means the Federal Aviation Administration established under 49 U.S.C. or any successor agency thereto.

Fee Letter means the Lead Arranger Fee Letter, the Depositary Bank Fee Letters and the Agency Fee Letters.

Financing Documents means this Agreement, the Notes, the Credit Agreement, the Fee Letters, the Security Documents and such other agreements as shall be so designated hereunder.

Fitch means Fitch, Inc., Fitch Ratings Ltd., and their subsidiaries or any successor to the rating agency business thereof.

Forms is defined in Section 13.

Funds Flow Memorandum means the memorandum in a form and substance acceptable to the each Purchaser, acting reasonably, detailing the proposed flow and use of the proceeds of the Note on the Closing Date.

GAAP means generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the Commonwealth.

GDB means the Government Development Bank of the Commonwealth, or any successor agency thereto.

GDB Payment Guaranty means the guaranty delivered by the GDB to the Company pursuant to Section 2.4(a)(ix) of the Lease Agreement.

Governmental Authority is defined in the Lease Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders).

Governmental Official means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

Guaranty means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)                                 to purchase such Indebtedness or obligation or any property constituting security therefor; or

(b)                                 to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation; or

(c)                                  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

(d)                                 otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

Hazardous Substance is defined in the Lease Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders).

holder means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1, provided however that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Notes whose name and address appears in such register.

Indebtedness with respect to any Person means, at any time, without duplication:

(a)                                 its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)                                 its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)                                  (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)                                 all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)                                  all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)                                   the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)                                  any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

INHAM Exemption is defined in Section 6.2.

Intercreditor Agreement means the Collateral Agency and Intercreditor Agreement among the Company, the Collateral Agent, the Senior Intercreditor Agent and the other parties from time to time party thereto, in substantially the form attached hereto as Exhibit 4.12(a)(x).

Institutional Investor means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

Insurance Consultant means Marsh Ltd.

Interest Charges means, with respect to any period, the sum (without duplication and eliminating all offsetting debits and credits between the Company and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company in accordance with GAAP) of all scheduled interest in respect of Indebtedness of the Company (including imputed interest on Capital Lease Obligations), together with all such interest capitalized or deferred during such period.

Lead Arranger Fee Letter means the fee letter dated July 9, 2012, among Royal Bank of Canada, UBS Securities LLC, UBS Loan Finance LLC, and the Company, as acceded to by FirstBank Puerto Rico by the accession letter dated September 4, 2012 and as otherwise supplemented and amended by the parties thereto from time to time.

Lease Agreement is defined in the recitals to this Agreement.

Lease Agreement Deed means the Deed of Ratification and Conversion of Lease Agreement to Public Instrument executed as of February 27, 2013 before Notary Public Arline V. Bauźa Figueroa.

Lease Closing Date means February 27, 2013.

Leasehold Compensation is defined in the Lease Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders).

Leasehold Fee is defined in the Lease Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders).

Leasehold Mortgage Deed means a leasehold mortgage granted by the Company in favor of the Collateral Agent in substantially the form attached hereto as Exhibit 4.12(a)(vii).

Leasehold Mortgage Note means the Leasehold Mortgage Note in substantially the form attached hereto as Exhibit 4.12(a)(viii).

Leasehold Mortgage Pledge and Security Agreement means the Leasehold Mortgage Pledge and Security Agreement between the Company and the Collateral Agent in substantially the form attached hereto as Exhibit 4.12(a)(ix) .

Lessee Annual Report is defined in Schedule 12 to the Lease Agreement.

Leverage Ratio means the ratio of (a) the aggregate principal outstanding Indebtedness of the Company on the applicable Calculation Date minus the sum of all amounts then on deposit in the Debt Service Reserve Account to (b) Net Cash Flow for the immediately preceding twelve-month period, as set forth in the most recent quarterly or annual financial statements delivered pursuant to Section 7.1(a) and 7.1(b) or, in respect of any projected Leverage Ratio, as set forth in forecasts prepared in good faith by the Company, which forecasts shall be based on reasonable assumptions (on the basis of information known to the Company on the date of preparation thereof) as to all factual matters material to the estimates therein.

Lien means, with respect to any property of any Person, any mortgage, lien, deed of trust, hypothecation, fiduciary transfer of title, assignment by way of security, pledge, charge, lease, sale and lease-back arrangement, easement, servitude, trust arrangement, or security interest or encumbrance of any kind in respect of such property, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any property of any kind (and a Person shall be deemed to own subject to a Lien any property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such property).

LMM Airport Facility is defined in the Lease Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders).

Lock-up Account is defined in the Citibank Accounts Agreement.

Lock-Up Amount is defined in Section 8.2(a)(iv).

Loss Proceeds means insurance proceeds, condemnation awards or other similar compensation, awards, damages and payments or relief (exclusive, in each case, of Business Interruption Insurance Proceeds and the proceeds of workers’ compensation, employees’ liability and automobile liability insurance) with respect to any Casualty Event.

Make-Whole Amount is defined in Section 8.8.

Material means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company taken as a whole.

Material Adverse Effect means a material adverse effect on (i) the business, financial condition, assets or results or operations of the Company or the LMM Airport Facility taken as a whole; (ii) the ability of the Company to perform any of its material obligations under any of the Transaction Documents in accordance with the terms of such Transaction Documents; (iii) the material rights and material remedies of the Collateral Agent or the Senior Intercreditor Agent or any Purchaser (as defined below) under any of the Notes Financing Documents; or (iv) the validity, enforceability or priority of the liens in respect of any material Collateral under any of the Notes Financing Documents.

Material Project Documents means the Lease Agreement, the Use Agreements and the GDB Payment Guaranty.

Memorandum means the Confidential Private Placement Memorandum, dated January 2013, relating to the transactions contemplated hereby.

Modified Make Whole Amount is defined in Section 8.8.

Moody’s means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

Multiemployer Plan means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

NAIC means the National Association of Insurance Commissioners or any successor thereto.

NAIC Annual Statement is defined in Section 6.2.

Net Cash Flow means, for the relevant period, (a) the sum of Project Revenues, less (b) the sum of (i) Operating Costs, (ii) net changes in the cash balance of the Debt Service Reserve Account and the Opex Reserve Account, (iii) payments to the Authority or other government entities, and (iv) Capital Expenditures (other than Capital Expenditures funded by the Term Facility or the Revolving Credit Facility or equity contributions during such period).

Net Cash Proceeds means, with respect to any Casualty Event or Expropriation Event, the aggregate amount of Loss Proceeds received by or on behalf of the Company in connection with such Casualty

Event or Expropriation Event net of taxes, any Restricted Payments in respect of tax liabilities incurred in connection with such Loss Proceeds which are permitted to be made under Section 10.13 and the reasonable and customary out-of-pocket costs, fees and expenses incurred by the Company in connection with the collection of such Loss Proceeds.

Non-U.S. Plan means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company primarily for the benefit of employees of the Company residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to the Code.  For purposes of this definition, the term United States of America excludes the Commonwealth of Puerto Rico.

Notes is defined in Section 1.1.

Notes Financing Documents means this Agreement, the Notes and the Security Documents.

Notice of Issuance is defined in Section 3.1.

OFAC is defined in Section 5.16(a).

OFAC Listed Person is defined in Section 5.16(a).

OFAC Sanctions Program means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at:

http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

Offer Date is defined in Section 8.2(b).

Offer Period is defined in Section 8.2(b).

Offer to Prepay is defined in Section 8.2(b).

Officer’s Certificate means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

Operating Budget means the operating expenditure budget covering each Term Year of the Company detailed on an annual basis for informational purposes only and prepared and updated annually in accordance with Section 7.1 setting forth in reasonable detail the Operating Costs relating to the LMM Airport Facility, projected for each such period.

Operating Costs means any and all of the following expenses paid or payable by the Company: all operation and ordinary maintenance costs incurred or to be incurred in connection with LMM Airport Facility Operations (as defined in the Lease Agreement) or otherwise by the Company in performing its obligations under the Lease Agreement, including consumables, Taxes and insurance. Operating Costs shall not include (a) Capital Expenditures, (b) payments on Indebtedness, or (c) non-cash charges, such as depreciation, amortization or other bookkeeping entries of a similar nature.

Operating Standards is defined in the Lease Agreement.

Opex Reserve Account is defined in the Citibank Accounts Agreement.

Opex Reserve Requirement is defined in the Intercreditor Agreement.

Ordinary Course Settlement Payments means all regularly scheduled payments due under any Senior Swap Agreement with a Swap Bank from time to time, calculated in accordance with the terms of such Senior Swap Agreement, but excluding, for the avoidance of doubt, any Termination Payments due and payable under such Senior Swap Agreement.

Payment Date means each of March 22 and September 22.

PBGC means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

Permitted Additional Debt is defined in Section 10.6.

Permitted Liens (a) Liens under the Financing Documents, (b) Liens to secure Indebtedness in respect of Permitted Additional Debt (provided that the holders of such Permitted Additional Debt shall have delivered a duly executed Accession Agreement and joined as a Secured Party under the Intercreditor Agreement), (c) Liens, deposits or pledges incurred or created in the ordinary course of business or under applicable law in connection with or to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety bonds or appeal bonds, (d) Liens to secure the financing or purchase of (x) new or replacement equipment or (y) property or construction or improvements thereon, in each case existing on such equipment or property or construction or improvements thereon (to the extent the Indebtedness incurred in connection therewith is permitted under this Agreement), (e) Permitted Authority Encumbrances and Permitted Lessee Encumbrances (each as defined in the Lease Agreement, as such Lease Agreement is in effect as of the date hereof without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders), (f) such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 9.4, (ii) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days, or are adequately bonded and contested in good faith, (iii) pledges or deposits (other than the Project Accounts) to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, (iv) Liens arising out of judgments or awards fully covered by insurance or with respect to which an appeal or proceeding for review is being prosecuted in good faith; (v) Liens for taxes with respect to which an appeal or proceeding for review is being prosecuted in good faith and for which adequate reserves are maintained; (g) Liens that extend, renew or replace in whole or in part any Lien referred to in this definition of Permitted Liens; (h) deposits made in the ordinary course of business to secure liability to insurance carriers; and (i) Liens to secure obligations under Swap Contracts permitted to be entered into pursuant to Section 10.6(g) of this Agreement.

Permitted Liquid Investments means (a) obligations issued or guaranteed as to principal and interest by the United States or any agency thereof whose obligations are backed by the full faith and credit of the United States and, in either case, which mature within one year of the date of their acquisition, (b) Dollar-denominated certificates of deposit, maturing within one year of the date of acquisition, of the Collateral Agent or any bank or trust company having a long-term debt rated “BBB” or “Baa2” (as applicable) by S&P or Moody’s, respectively, or higher, (c) Dollar-denominated commercial paper and other corporate debt securities (but excluding securities of United States corporations other than “unrelated” United States corporations, as determined under Treasury Regulation Section 1.957-2(b) 2 (viii)) rated, on the date of purchase, “A-2” or “P-2” (as applicable) by S&P or Moody’s, respectively, or higher for securities with original maturities of less than one year and “BBB” or “Baa2” by S&P or Moody’s, respectively, or higher, for securities with original maturities of one year or greater (or the equivalent rating) and maturing not more than one year from the date of their acquisition, (d) repurchase agreements with respect to any of the foregoing obligations or securities, maturing within one year of the date of acquisition, with any bank of the type referred to in clause (b) above, and (e) any mutual funds comprising investments referred to in clauses (a) through (d) above.

Permitted Transferees means any Person that (i) acquires an equity interest in the Company through any of the types of transfers described in paragraphs (A), (D), (F) and (G) of the definition of Change in Control in the Lease (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders).

Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

Plan means an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to, or intended by the plan administrator to be subject to, Title IV of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

Pledge Agreement means the Pledge Agreement by the Pledgors in favor of the Collateral Agent, in substantially the form attached hereto as Exhibit 4.12(a)(vi).

Pledgors means Highstar Capital IV, L.P., Highstar Aerostar Prism/IV-A Holdings, L.P. and Aeropuerto de Cancún, S.A. de C.V.

Preferred Stock means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

PRIRC is defined in Section 13.1(c).

Project means the use, operation, management, maintenance, improvement, enhancement, development and rehabilitation of and the leasehold interest in the LMM Airport Facility in compliance with the Transaction Documents and activities reasonably related thereto.

Project Accounts is defined in the Intercreditor Agreement.

Project Revenues means all revenues received by the Company, including but not limited to all fees, rents, tariffs, revenues and any other type of charge for use of or in connection with the LMM Airport Facility, the LMM Airport Facility Assets (as defined in the Lease Agreement) and the LMM Airport Facility Contracts, including any PFCs, AIP Grants and other government grants-in-aid or other forms of government grants, investment and interest income paid in respect of any Project Accounts, any Business Interruption Insurance Proceeds, any payments or reimbursements from the Authority or other government entities, and receipts otherwise arising or derived from or paid in respect of the Project; provided that Project Revenues shall not include any of the net proceeds required to be applied to mandatory prepayment pursuant to Section 8 or any equity contribution.

Projections is defined in Section 5.3(b).

property or properties means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

PRUSA means the Puerto Rico Uniform Securities Act, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

PTE is defined in Section 6.2.

Purchase Date is defined in Section 8.2(b).

Purchaser or Purchasers means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2 provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purpose of this Agreement upon such transfer.

QPAM Exemption is defined in Section 6.2.

Qualified Institutional Buyer means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

Qualifying Letter of Credit is defined in the Intercreditor Agreement.

Reinvestment Yield is defined in Section 8.8.

Rejection Notice is defined in Section 8.4.

Related Fund means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

Remaining Average Life is defined in Section 8.8.

Remaining Scheduled Payments is defined in Section 8.8.

Required Holders means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

Responsible Officer means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

Restricted Payment means (a) any dividend payment or other distribution of assets, properties, cash rights, obligations or securities on account of any shares of any class of Capital Stock of the Company, (b) any purchase, redemption or any other acquisition for value of any shares of any class of Capital Stock of the Company or of any warrants, rights or options to acquire any such shares, in each case now or hereafter outstanding or (c) any payment in respect of the Subordinated Shareholder Loan or any other subordinated Indebtedness owed to a holder of the Capital Stock of the Company from time to time.

Revenue Account is defined in the Citibank Accounts Agreement.

Revolving Credit Facility means the $10,000,000 Revolving Credit Facility as defined in the Credit Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Credit Agreement that increases the principal amount of such facility, shortens the maturity or increases the interest rate or default rate by more than 150bps after the date hereof that has not otherwise been consented to by the Required Holders).

S&P means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

Secured Parties is defined in the Intercreditor Agreement.

Securities Act means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Security is defined in the Securities Act.

Security Agreement means the Security Agreement between the Company and the Collateral Agent in substantially the form attached hereto as Exhibit 4.12(a)(iv).

Security Documents means the Leasehold Mortgage Deed, the Leasehold Mortgage Note, the Leasehold Mortgage Note Pledge and Security Agreement, the Accounts Agreements, the Pledge Agreement, the Intercreditor Agreement, the Consent Agreement, the Security Agreement, the Collateral Assignment of Leases and Rents and the GDB Payment Guaranty and any other instrument or document delivered by the Company in order to grant to any Collateral Agent for the benefit of the Secured Parties any Lien on any Collateral or to assure or preserve any such Lien or any rights or remedies created thereby.

Senior Financial Officer means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

Senior Indebtedness means any Indebtedness under this Agreement, the Revolving Credit Facility or the Capex Facility, Permitted Additional Debt (provided that the holders of such Permitted Additional Debt shall have delivered a duly executed Accession Agreement and joined as a Party under the Intercreditor Agreement) or any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund any existing Senior Indebtedness pursuant to Section 10.6(i).

Senior Intercreditor Agent means Citibank, N.A. and its successors.

Senior Swap Agreement is defined in the Intercreditor Agreement.

Settlement Date is defined in Section 8.8.

Source is defined in Section 6.2.

Sponsors means Highstar Capital IV, L.P., Highstar Aerostar Prism/IV-A Holdings, L.P. and Aeropuerto de Cancún, S.A. de C.V.

Subordinated Shareholder Loan means a loan of up to $100,000,000 made on the Closing Date by Aeropuerto de Cancún, S.A. de C.V. or its affiliates to the Company which is fully subordinated in right of payment to the payment in full of the Notes in substantially the form attached hereto as Exhibit 4.15.

Subsidiary means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

SVO means the Securities Valuation Office of the NAIC or any successor to the SVO.

Swap Contract means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

Swap Termination Value means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause

(a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

Synthetic Lease means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which such Person is the lessor.

Tax means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

Tax Prepayment Notice is defined in Section 8.4.

Taxing Jurisdiction is defined in Section 13.

Technical Adviser means Arup USA Inc.

Term Year is defined in the Lease Agreement (as such agreement is in effect as of the date hereof and without giving effect to any amendment, modification or supplement to such term in the Lease Agreement after the date hereof that has not otherwise been consented to by the Required Holders).

Termination Date is defined in the Intercreditor Agreement.

Termination Payment is defined in the Intercreditor Agreement.

Transaction Costs is defined in Section 5.14.

Transaction Documents means the Financing Documents and the Material Project Documents.

TSA means the Transportation Security Administration created under the Aviation and Transportation Security Act, 49 U.S.C. §40101 et seq., or any successor agency thereto.

U.S. Economic Sanctions is defined in Section 5.16(a).

USA Patriot Act means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Use Agreement is defined in the Lease Agreement.

SCHEDULE C-1

Affiliate Contracts; Officers and Directors

(i)                                     Affiliate Contracts:

None.

(ii)           Officers and Directors:

Agustin Arellano Rodriguez — President and Chief Executive Officer

Brent Tasugi — Chief Financial Officer

Carlos Trueba Coll — Chief Operating Officer

Fernando Chico Pardo — Manager

Adolfo Castro Rivas — Manager

Claudio Gongora Morales — Manager

Scott Litman — Manager

Emmett McCann — Manager

Brent Tasugi — Manager

SCHEDULE C-2

Affiliates

1. Grupo Aeroportuario del Sureste, S.A.B. de C.V.

2. Aeropuerto de Cancún, S.A. de C.V.

3. Aeropuerto de Cozumel, S.A. de C.V.

4. Aeropuerto de Mérida, S.A. de C.V.

5. Aeropuerto de Huatulco, S.A. de C.V.

6. Aeropuerto de Oaxaca, S.A. de C.V.

7. Aeropuerto de Veracruz, S.A. de C.V.

8. Aeropuerto de Villahermosa, S.A. de C.V.

9. Aeropuerto de Tapachula, S.A. de C.V.

10. Aeropuerto de Minatitlán, S.A. de C.V.

11. Servicios Aeroportuarios del Sureste, S.A. de C.V.

12. RH Asur, S.A. de C.V.

13. Highstar Capital IV, L.P.

14. Highstar Aerostar Prism/IV-A Holdings, L.P.

15. Highstar Capital IV I-A, L.P.

16. Highstar Capital IV Prism, L.P.

17. Highstar Aerostar Prism/IV-A GP, LLC

18. Highstar Capital GP IV, L.P.

SCHEDULE D

Stamping and Voucher Requirements

Closing Document	Stamps and Vouchers		Payable by
UCC-1PR Financing Statement (Security Agreement)	$25.00		Company
Citibank Accounts Agreement (Citibank Accounts)	$5.00		Company
UCC-1PR Financing Statement (Citibank Accounts)	$25.00		Company
Banco Popular Accounts Agreement (Banco Popular Accounts)	$5.00		Company
UCC-1PR Financing Statement (Popular Accounts)	$25.00		Company
Collateral Assignment of Leases and Rents	$5.00		Company
UCC-1PR Financing Statement (Contracts and Payments)	$25.00		Company
Leasehold Mortgage Note Pledge and Security Agreement	$5.00		Company
UCC-1PR Financing Statement (Leasehold Mortgage Note)	$25.00		Company
Leasehold Mortgage Note	$5.00		Company
Leasehold Mortgage Deed	$2,384,114.00	[1]	Company
Secretary’s Certificate (Authorizing Resolutions)	$5.00		Company

[1] This amount is distributed as follows:

(a)         $451,001.00 in internal revenue stamps to be affixed to the original copy of the Leasehold Mortgage Deed. This is a requirement under §851 of the Notarial Law of the Commonwealth of Puerto Rico (4 L.P.R.A. §2001et. seq.).

(b)         $45,100.00 in legal aid stamps to be affixed to the original copy of the Leasehold Mortgage Deed. This is a requirement under §851 of the Notarial Law of the Commonwealth of Puerto Rico (4 L.P.R.A. §2001et. seq.).

(c)          $1.00 in notarial tax stamps to be affixed to the original copy of the Leasehold Mortgage Deed. This is a requirement under §2021 of the Notarial Law of the Commonwealth of Puerto Rico (4 L.P.R.A. §2001et. seq.).

(d)         $225,500.50 in internal revenue stamps to be affixed to the certified copy of the Leasehold Mortgage Deed. This is a requirement under §851 of the Notarial Law of the Commonwealth of Puerto Rico (4 L.P.R.A. §2001et. seq.).

(e)          $22,550.00 in legal aid stamps to be affixed to the certified copy of the Leasehold Mortgage Deed. This is a requirement under §851 of the Notarial Law of the Commonwealth of Puerto Rico (4 L.P.R.A. §§2001et. seq.).

(f)           $1.00 in notarial tax stamps to be affixed to the certified copy of the Leasehold Mortgage Deed. This is a requirement under §2021 of the Notarial Law of the Commonwealth of Puerto Rico (4 L.P.R.A. §§2001et. seq.).

(g)          $1,639,950.00 recordation voucher to be included with the filing of the certified copy of  Leasehold Mortgage Deed at the Puerto Rico Registry of the Property. This is a requirement under §1767A of the Mortgage Law and Regulations of the Commonwealth of Puerto Rico (30 L.P.R.A. §§2001et. seq.).

(h)         $10.00 filing voucher to be included with the filing of the certified copy of  Leasehold Mortgage Deed at the Puerto Rico Registry of the Property. This is a requirement under §1767A of the Mortgage Law and Regulations of the Commonwealth of Puerto Rico (30 L.P.R.A. §§2001et. seq.).

(i)             $0.50 political code stamp to be included with the filing of the certified copy of  Leasehold Mortgage Deed at the Puerto Rico Registry of the Property.

SCHEDULE E

Filing and Recording Of Security

(A) Delivery by each Pledgor to the Collateral Agent of (i) all of such Pledgor’s certificates identified in Annex 1 of the Pledge Agreement accompanied by undated Membership Interest assignment agreements duly executed in blank and (ii) all of such Pledgor’s notes and any other instruments evidencing the Subordinated Shareholder Loans, in each case duly endorsed in a suitable form for transfer by delivery or accompanied by undated instruments of transfer endorsed in blank; and

(B) filing of UCC-1 financing statements with respect to the documents and debtors referenced below:

No.	Debtor	Security Document	Secured Party	Filing Location	Filing Office
1	Highstar Capital IV, L.P.	Pledge Agreement	Collateral Agent	DE	Secretary of State
2	Highstar Aerostar Prism/IV-A Holdings, L.P.	Pledge Agreement	Collateral Agent	DE	Secretary of State
3	Aeropuerto de Cancun, S.A. de C.V.	Pledge Agreement	Collateral Agent	DC	Secretary of State
4	Aerostar Airport Holdings, LLC	Security Agreement	Collateral Agent	PR	Secretary of State
5	Aerostar Airport Holdings, LLC	Citibank Accounts Agreement	Collateral Agent	PR	Secretary of State
6	Aerostar Airport Holdings, LLC	Banco Popular Accounts Agreement	Collateral Agent	PR	Secretary of State
7	Aerostar Airport Holdings, LLC	Collateral Assignment of Leases and Rents	Collateral Agent	PR	Secretary of State
8	Aerostar Airport Holdings, LLC	Leasehold Mortgage Note Pledge	Collateral Agent	PR	Secretary of State
9	Aerostar Airport Holdings, LLC	Leasehold Mortgage Deed	Collateral Agent	PR	Registry of Property of the Commonwealth of Puerto Rico, First Section of Carolina

SCHEDULE F

Scheduled Principal Amortization Table

	Amortization	Coupon	Interest	Debt Service
9/22/2013	—	5.75%	$10,062,500.00	$10,062,500.00
3/22/2014	—	5.75%	$10,062,500.00	$10,062,500.00
9/22/2014	—	5.75%	$10,062,500.00	$10,062,500.00
3/22/2015	—	5.75%	$10,062,500.00	$10,062,500.00
9/22/2015	—	5.75%	$10,062,500.00	$10,062,500.00
3/22/2016	—	5.75%	$10,062,500.00	$10,062,500.00
9/22/2016	$4,475,409.84	5.75%	$10,062,500.00	$14,537,909.84
3/22/2017	$4,524,590.16	5.75%	$9,933,831.97	$14,458,422.13
9/22/2017	$4,958,904.11	5.75%	$9,803,750.00	$14,762,654.11
3/22/2018	$5,041,095.89	5.75%	$9,661,181.51	$14,702,277.40
9/22/2018	$4,463,013.70	5.75%	$9,516,250.00	$13,979,263.70
3/22/2019	$4,536,986.30	5.75%	$9,387,938.36	$13,924,924.66
9/22/2019	$4,586,986.30	5.75%	$9,257,500.00	$13,844,486.30
3/22/2020	$4,663,013.70	5.75%	$9,125,624.14	$13,788,637.84
9/22/2020	$4,599,726.78	5.75%	$8,991,562.50	$13,591,289.28
3/22/2021	$4,650,273.22	5.75%	$8,859,320.36	$13,509,593.58
9/22/2021	$4,834,931.51	5.75%	$8,725,625.00	$13,560,556.51
3/22/2022	$4,915,068.49	5.75%	$8,586,620.72	$13,501,689.21
9/22/2022	$5,330,821.92	5.75%	$8,445,312.50	$13,776,134.42
3/22/2023	$5,419,178.08	5.75%	$8,292,051.37	$13,711,229.45
9/22/2023	$5,826,712.33	5.75%	$8,136,250.00	$13,962,962.33
3/22/2024	$5,923,287.67	5.75%	$7,968,732.02	$13,892,019.69
9/22/2024	$6,464,480.87	5.75%	$7,798,437.50	$14,262,918.37
3/22/2025	$6,535,519.13	5.75%	$7,612,583.67	$14,148,102.80
9/22/2025	$7,066,438.36	5.75%	$7,424,687.50	$14,491,125.86
3/22/2026	$7,183,561.64	5.75%	$7,221,527.40	$14,405,089.04
9/22/2026	$7,810,273.97	5.75%	$7,015,000.00	$14,825,273.97
3/22/2027	$7,939,726.03	5.75%	$6,790,454.62	$14,730,180.65
9/22/2027	$8,678,082.19	5.75%	$6,562,187.50	$15,240,269.69
3/22/2028	$8,821,917.81	5.75%	$6,312,692.64	$15,134,610.45
9/22/2028	$7,409,289.62	5.75%	$6,059,062.50	$13,468,352.12
3/22/2029	$7,490,710.38	5.75%	$5,846,045.42	$13,336,755.80
9/22/2029	$9,793,835.62	5.75%	$5,630,687.50	$15,424,523.12
3/22/2030	$9,956,164.38	5.75%	$5,349,114.73	$15,305,279.11
9/22/2030	$10,983,972.60	5.75%	$5,062,875.00	$16,046,847.60
3/22/2031	$11,166,027.40	5.75%	$4,747,085.79	$15,913,113.19
9/22/2031	$15,868,493.15	5.75%	$4,426,062.50	$20,294,555.65
3/22/2032	$16,131,506.85	5.75%	$3,969,843.32	$20,101,350.17
9/22/2032	$18,274,590.16	5.75%	$3,506,062.50	$21,780,652.66
3/22/2033	$18,475,409.84	5.75%	$2,980,668.03	$21,456,077.87
9/22/2033	$20,058,767.12	5.75%	$2,449,500.00	$22,508,267.12
3/22/2034	$20,391,232.88	5.75%	$1,872,810.45	$22,264,043.33
9/22/2034	$22,191,095.89	5.75%	$1,286,562.50	$23,477,658.39
3/22/2035	$22,558,904.11	5.75%	$648,568.49	$23,207,472.60
Total	$350,000,000.00		$315,701,570.00	$665,701,570.00

SCHEDULE G

Subordination Terms

1.                                      The provisions of this Schedule G shall apply to all debt incurred by the Company which is required to be subordinated pursuant to Section 10.6(h) of the Note Purchase Agreement (Subordinated Debt).  Unless otherwise defined in the Note Purchase Agreement, capitalized terms used in this Schedule shall have the meaning specified in the Intercreditor Agreement.

2.                                      The Subordinated Debt shall be at all times subordinated to the prior payment in full of all of the Company’s obligations under the instruments representing Senior Indebtedness. The Company shall only make payments for or on account of any Subordinated Debt as expressly permitted herein and in accordance with the terms of the instruments representing Senior Indebtedness.

3.                                      Subject to paragraph 4 below, absent any Default, the Company shall be permitted to make payments of regularly scheduled principal, interest and mandatory prepayments of Subordinated Debt to the extent permitted in accordance with Sections 3.3(b)(x) and 3.3(b)(xi) of the Intercreditor Agreement.  Payment of any amount in respect of Subordinated Debt not paid by reason of this paragraph 3 will be deferred until such time as the same can be paid in accordance with the foregoing provisions.  Any such deferral shall not constitute a default under such Subordinated Debt.

4.                                      No principal under any Subordinated Debt shall mature or otherwise become payable prior to the date falling 6 months after the final maturity date under the Senior Debt Documents.

5.                                      Upon the occurrence and during the continuation of any Default, no payment shall be made by or on behalf of the Company for or on account of any Subordinated Debt, and no holder of the Subordinated Debt (each a Subordinated Creditor) shall take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment of all or any of the Subordinated Debt, unless and until all the Senior Indebtedness shall have been paid in full and the Termination Date shall have occurred.

6.                                      No Subordinated Creditor shall prior to the Termination Date, unless otherwise directed by the Collateral Agent, accelerate any Subordinated Debt or otherwise declare any of the Subordinated Debt prematurely due and payable.  Any Subordinated Debt the repayment of which has been accelerated as permitted by this Subsection shall nonetheless remain subject to the other provisions of this Schedule.

7.                                      No Subordinated Creditor shall (a) ask, demand, sue for, take or receive from the Company, by set-off or in any other manner, or (ii) seek any other remedy allowed at law or in equity against the Company for breach of the Company’s obligations under the instruments representing Subordinated Debt, if such an action is inconsistent with the subordination provided herein.  No Subordinated Creditor shall commence or join with any other creditor or creditors of the Company in commencing, or assist the Company in commencing, any bankruptcy, reorganization, insolvency or similar proceedings in any jurisdiction against the Company with respect to Subordinated Debt.

8.                                      In the event that, notwithstanding the foregoing provisions, any Subordinated Creditor shall have received any payment prohibited by the foregoing provisions, including, without limitation, any such payment arising out of the exercise by any Subordinated Creditor of a right of set-off or counterclaim, then, and in any such event, such payments shall be held in deposit for the benefit of, and shall be immediately paid over or delivered to, the Collateral Agent for distribution in accordance with the Intercreditor Agreement.

9.                                      To the fullest extent permitted by applicable law, upon the occurrence and during the continuation of any Event of Default under any of the instruments representing Senior Indebtedness:

(a)                                 until such time that all of the Senior Indebtedness has been paid in full, the holders of the Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness before any Subordinated Creditor shall be entitled to receive any payment on account of principal of, or interest or premium (if any) on, or other payment in respect of, the Subordinated Debt;

(b)                                 any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any Subordinated Creditor would be entitled but for the provisions hereof, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Subordinated Debt, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Collateral Agent for the benefit of the Secured Parties for application to the Senior Indebtedness, whether or not then due and payable, in accordance with the Intercreditor Agreement;

(c)                                  in the event that, notwithstanding the foregoing provisions, any Subordinated Creditor shall have received, before the Termination Date, in cash or payment thereof is provided for, any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution arising out of the exercise by any Subordinated Creditor of a right of set-off or counterclaim and any such payment or distribution received by reason of any other Indebtedness of the Company being subordinated to the Subordinated Debt, then, and in such event, such payment or distribution shall be held in deposit for the benefit of, and shall be immediately paid over or delivered to, directly to the Collateral Agent for application to the Senior Indebtedness, whether or not then due and payable, in accordance with the Intercreditor Agreement, it being understood that any such payment or distribution to the Collateral Agent for application to the Senior Indebtedness as described in this clause (c) shall be deemed to be a direct payment by the Company of the Senior Indebtedness and, in any such case, the Subordinated Debt shall not be considered paid, or deemed to be paid, and shall remain outstanding subject to the terms hereof;

(d)                                 each Subordinated Creditor hereby authorizes and empowers the Collateral Agent to (i) file claims or proof of claim with respect to the Subordinated Debt, for which each Subordinated Creditor shall execute and deliver to the Collateral Agent such powers of attorney, assignments or other instruments as the Collateral Agent may reasonably request to file such claims or proof of claim, and (ii) vote claims comprising the Subordinated Debt, at any general meeting of creditors or to the extent the Subordinated Creditor’s vote may be required, in respect of any plan or any matters related to the oversight and administration of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar case or proceeding; and

(e)                                  subject to the provisions described below, prior to the Termination Date, none of the Subordinated Creditors will:

(i)                                     request judicial relief, in an insolvency or liquidation proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Secured Parties with respect to the Secured Obligations; or

(ii)                                  oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of the Security Documents by any Secured Party in any insolvency or liquidation proceedings; or

(iii)                               oppose or otherwise contest any lawful exercise by any Secured Party of the right to credit bid at any foreclosure sale; or

(iv)                              oppose or otherwise contest any other request for judicial relief made in any court by any Secured Party relating to the lawful enforcement of any Security Document; or

(v)                                 contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent or any other Secured Party or any other exercise by the Collateral Agent of any rights and remedies relating to the Collateral or otherwise and each Subordinated Creditor waives any and all rights it may have to object to the time or manner in which the Collateral Agent and the Secured Parties seeks to enforce the Secured Obligations; or

(vi)                              contest or support any other Person in contesting, in any insolvency proceeding, the validity, enforceability, perfection or priority of the security interests intended to be created under the Security Documents.

10.                               The Subordinated Creditors agree that no payment or distribution to the holders of Senior Indebtedness pursuant to the provisions hereof shall entitle any Subordinated Creditor to exercise any right of subrogation in respect thereof until all the Senior Indebtedness has been paid in full.

11.                               The Subordinated Debt shall at all times remain unsecured.

12.                               These subordination terms shall continue to be effective until the Termination Date and shall remain in full force and effect between the Subordinated Creditors and the Secured Parties notwithstanding (A) the occurrence of any insolvency proceeding or similar proceeding of the

Company, (B) any amendment, waiver or modification of, or lack of validity or enforceability of, the Secured Obligations or any agreement related thereto, (C) any disposition, release, application or non-perfection of any Collateral for the Secured Obligations, (D) any modification or termination of the corporate structure or existence of the Company, (E) any circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a Subordinated Creditor, and no act or failure by the Company or any Subordinated Creditor may impair the rights of the Secured Parties to enforce the subordination of the Subordinated Debt.

13.                               The Company shall promptly notify the Senior Intercreditor Agent of any event of default under the Subordinated Debt documents or any acceleration of the Subordinated Debt or any facts known to the Company that violate these terms of subordination.

14.                               The Company shall cause (i) the Subordinated Debt documents to incorporate subordination terms complying with this Schedule and provide that such terms are for the benefit of and are enforceable by the Secured Parties; or (ii) any Person providing Subordinated Debt to the Company to execute a subordination agreement in a form acceptable to the Senior Intercreditor Agent and any other documentation the Senior Intercreditor Agent may reasonably request to evidence that such Person has agreed to and is bound by the subordination terms set forth in this Schedule.

SCHEDULE H

Insurance

PART 1
INSURANCE REQUIREMENTS - GENERAL

1.                                      Obligation to Insure

Without limiting the Company’s obligations under Section 9.2 of this Agreement, the Company shall procure and maintain in full force and effect at all times on and after the Closing Date and continuing throughout the term of this Agreement insurance policies with limits and coverage provisions satisfying the requirements set forth in the Lease Agreement and the Use Agreement as supplemented by Part 2 of this Schedule (the Required Coverages).

2.                                      Evidence of Insurances and Renewal

On the Closing Date and at least 30 days prior to the renewal or expiry of any insurance required by this Schedule, the Company shall provide the Collateral Agent with certificates of insurance or binders evidencing all of the Required Coverages and a schedule of the insurance policies held by or for the benefit of the Company and required to be in force by the terms of this Schedule.  Such certificates of insurance shall be executed by each insurer or by an authorized representative of each insurer or broker where it is not practical for such insurer to execute the certificate itself. Such certificates of insurance shall identify the type of insurance, the insurance limits and the policy term and binders, if so provided, shall identify the underwriter and shall specifically list the special provisions enumerated for such insurance required by this Agreement. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and the term of the insurance policies.  The Company shall use commercially reasonable efforts to obtain from each Airline certificates of insurance or binders evidencing that such Airline has obtained the insurances required to be obtained by such Airline pursuant to Article 7 of the Use Agreements and shall provide copies of such evidence to the Collateral Agent promptly following receipt.

3.                                      Ratings Requirements

All Required Coverages shall be placed with insurers that, at a minimum, have a rating of A(VII) or better by A.M. Best Company or an equivalent rating by any Designated Rating Agency.

4.                                      Provisions to be contained in the Required Coverage policies

The Required Coverages shall include the endorsements set forth in Part 3 to this Schedule.

5.                                      Inflation Adjustment

The amounts of coverage required under the Required Coverages shall be Adjusted for Inflation (as defined in the Lease Agreement) each succeeding fifth anniversary of the Closing Date (as defined in the Lease Agreement).

6.                                      Insurance Requirements of Contractors and Subtenants

The Company shall require in each contract with any Contractor (which terms shall, when used in this Schedule, have the meaning given to it in the Lease Agreement as at the date hereof) or subtenant (where such Contractor or subtenant is not covered by the Required Coverages) that such Contractor or subtenant obtain insurance coverage reasonably comparable to the Required Coverages that is reasonably appropriate in its limits and other terms and conditions to the nature of the contract with such Contractor or subtenant. Such coverages shall insure the interests of the Secured Parties, the Authority, their employees, elected officials, agents and representatives, the Company and any other Contractors or subtenants in respect of the applicable work being performed, shall be subject to the same (or comparable) coverage and administrative requirements as are imposed on the Company pursuant to the Lease Agreement.

7.                                      Joint Venture and Limited Liability Company Policies

All Required Coverages shall specifically name the Company as a named insured.  If any Contractor required to obtain an insurance policy hereunder is a joint venture or limited liability company, all insurance policies required to be obtained by such Contractor shall specifically name the joint venture or limited liability company as a named insured.

8.                                      Cooperation

The Company shall do all acts, matters and things as may be reasonably necessary or required to expedite the adjustment of any loss or damage covered by insurance hereunder so as to expedite the release and dedication of proceeds of such insurance in the manner and for the purposes herein contemplated.

9.                                      Commercial Availability

Notwithstanding anything to the contrary herein, if any Required Coverage (including the limits or deductibles thereof) shall not be available at commercially reasonable rates, the Company shall have the right to request that the Required Holders consent to waive such requirement. Any such waiver shall be effective only so long as such insurance shall not be available at commercially reasonable rates; provided that during the period of such waiver, the Company maintains the maximum amount of such insurance otherwise available at commercially reasonable rates.  The holders of the Notes shall reasonably consider a request by the Company for a waiver under this paragraph 9 if (i) the request is supported by details of the cost and availability of such Required Coverage and a written determination of the Company’s insurance broker or another independent insurance broker of nationally-recognized standing in the insurance industry consultant (A) that such insurance is not available at commercially reasonable rates and (B) of the amount of such insurance which is available at commercially reasonable rates, explaining in detail the basis for such broker’s conclusions, and (ii) the Authority has waived the requirement to maintain such insurance as contemplated by Section 13.2(o) of the Lease Agreement.

10.                               Insurance taken out by any Airline

The Company shall use commercially reasonable efforts to ensure that it is named as an additional insured on each liability insurance policy taken out by any Airline, and that a waiver of subrogation in favour of the Company is included on such policies and shall deliver to the Collateral Agent a certificate of insurance from such Airline reflecting that the Company is an additional insured and including such waiver of subrogation within 30 days of receiving such certificate.

11.                               Additional Insurances

11.1                        The Company shall:

(a)                                 procure and maintain all insurances required by applicable Law; and

(b)                                 use its reasonable efforts to cause any Contractor to effect and maintain in full force those insurances which the same is required to effect and maintain in accordance with any applicable Law and to require any such Contractor to include an equivalent provision in any sub contract.

12.                               Notice Requirements

The Company shall notify the Collateral Agent of

(a)                                 any claim under any insurance policy described herein in excess of US$5,000,000; and

(b)                                 the settlement of any claim under an insurance policy described here in excess of US$5,000,000.

13.                               No Duty of Holders to Verify or Review.

No provision of this Schedule or any provision of this Agreement shall impose on any Secured Party, any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Company, nor shall the Secured Parties be responsible for any representations or warranties made by or on behalf of the Company to any insurance company or underwriter. Any failure on the part of the Secured Parties to pursue or obtain the evidence of insurance required by this Agreement from the Company and/or failure of the Secured Parties to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

PART 2
REQUIRED COVERAGES

Employment Practices Liability

Insureds	Company (Aerostar Airport Holdings, LLC)

Period	From the Closing Date until the Termination Date

Sum Insured	Not less than US$5,000,000 per occurrence

Scope of Cover	Liabilities resulting from actual or alleged wrongful employment practices.

Main Extensions

Any retroactive cover shall be on or before the Lease Closing Date.
Policies written on a claims-made basis shall remain in force for at least three years beyond the date of termination of the Lease Agreement.

Workers Compensation Insurance / Employers Liability

Insureds	Company (Aerostar Airport Holdings, LLC)

Period	From the Closing Date until the Termination Date

Sum Insured	As required by law for workers compensation US$1,000,000 for employers liability

Scope of Cover	The required workers compensation insurance shall be maintained with the Corporacion del Fondo del Seguro del Estado

Commercial General Liability

Insureds	Company (Aerostar Airport Holdings, LLC)

Additional Insured

The Authority on a primary, non-contributory basis for any liability arising directly or indirectly under the Lease Agreement
Signatory Airlines (as defined in the Lease Agreement)
Collateral Agent and the other Secured Parties

Period	From the Closing Date until the Termination Date

Sum Insured	Not less than US$200,000,000 per occurrence and US$400,000,000 in the aggregate

Scope of Cover	Bodily injury (including death) and property damage liability for which the Insured is legally liable arising out of its activities and in connection with the Project

Main Extensions	All premises and operations Products liability Host liquor liability Completed operations

Explosion, Collapse, Underground

Separation of insureds

Defence

Independent contractors

Terrorism war liability

Excess auto liability

Hangar keepers liability

Contingent control tower liability

Baggage liability

Cargo liability

Non-owned aircraft liability

Mobile equipment

Contractual liability

Personal injury and advertising injury with limits of not less than US$1,000,000 per occurrence and in the aggregate

Incidental medical malpractice with a limit of not less than US$1,000,000 per occurrence and in the aggregate

Vehicles used exclusively on airport property

Aviation premises liability

On airport automobile

Excess employers liability, with a limit of not less than US$1,000,000 per occurrence and in the aggregate

Owners’s Contractors Protective Liability Insurance, with a limit of not less than US$2,000,000

Any other responsibilities that may be part of the Project including jetway responsibilities, baggage responsibilities, maintenance of security, FAA, ramp tower and ramp control.

Automobile Liability (Primary and Excess)

Insureds	Company (Aerostar Airport Holdings, LLC)

Additional Insureds	The Authority on a primary, non-contributory basis

Period	From the Closing Date until the Termination Date

Sum Insured	Not less than US$1,000,000 per occurrence and US$5,000,000 in the aggregate

Scope of Cover	Automobile liability insurance for bodily injury and property damage for any owned, non-owned or hired autos/motor vehicles

Main Extensions

Covering automobiles used off airport property
(Liability cover for vehicles used exclusively on airport property will be covered under the Commercial General Liability cover and will include Signatory Airlines as Additional Insureds)

Builders Risk

Insureds	Company (Aerostar Airport Holdings, LLC)

Additional Insureds	The Authority Collateral Agent and the other Secured Parties (and also Loss Payees) Contractor and sub-contractors of any tier

Insured Property	Any property in connection with the Project

Period

When the Company undertakes any construction, maintenance, repairs to the LMM Airport Facility and all LMM Airport Facility Operations (as defined in the Lease Agreement), including improvements or betterment

Sum Insured

Replacement cost

Customary sub-limits and aggregated sub-limits for perils including flood and earthquake are permitted in amounts consistent with market practice at Comparable Public Airports (as defined in the Lease Agreement).

Territorial limits	The LMM Airport Facility and anywhere else in the world in connection with the Project

Scope of Cover	All risks builders insurance covering materials, supplies, equipment, machinery and fixtures that are or will be part of the LMM Airport Facility and all LMM Airport Facility Operations

Main Extensions	Right to partial occupancy Boiler and machinery Earth movement Flood Water (including overflow) Leakage Sewer backup Utility services Debris removal

Testing

Mechanical-electrical breakdown

Resulting damage arising out of faulty of defective workmanship or material

Business income (where an exposure exists and the Authority has an insurable interest in such exposure)

Valuable papers

Other consequential loss, when applicable

Professional Liability

Insureds	Professional providing the applicable service

Additional Insureds Period

Collateral Agent and the other Secured Parties

Company  (Aerostar Airport Holdings, LLC)

When any architects, engineers, project managers, construction managers, or other professional consultants perform work in connection with the Lease Agreement

Sum Insured

Not less than US$5,000,000 per occurrence and in the aggregate

Provided that design and construction architects and engineers performing work with respect to any construction project undertaken by the Company pursuant to the Lease Agreement must maintain limits of not less than the completion cost of the construction project undertaken

Scope of Cover	Professional liability insurance covering acts, errors or omissions

Main Extensions

When policies are renewed the policy retroactive date shall coincide with, or precede, start of work in connection with the Lease Agreement

A claims made policy that is not renewed or replaced shall have an extended reporting period of two years

Property

Insureds	Company (Aerostar Airport Holdings, LLC)

Additional Insureds	Authority Collateral Agent and the other Secured Parties (and also Loss Payees)

Insured Property	Any property in connection with the Project

Period	From the Closing Date until the Termination Date

Sum Insured

Full replacement basis, no margin clause is to be included

Customary sub-limits and aggregated sub-limits for perils including flood and earthquake are permitted in amounts consistent with market practice at Comparable Public Airports

Scope of Cover	All risk property insurance covering all loss, damage or destruction to the LMM Airport Facility and all LMM Airport Facility Operations, including improvements and betterments

Main Extensions

Occurrence limit of liability endorsement or equivalent, if included, must be amended to delete any limitation to stated property values - coverage may not be limited to the statement of values provided to the insurance company

To include:

such risks as may now or in the future be included under an all risk policy form of real property insurance

(subject to standard policy terms, conditions and exclusions) as may now or in the future be prescribed by the Commonwealth as of the effective date of the policy under which such insurance is provided, and the following:

Fire,

Smoke,

Windstorm,

Cyclone,

Tornado,

Hail,

Explosion,

Riot, Civil commotion,

Equipment breakdown,

Flood,

Earth movement,

Collapse,

Water including overflow,

Leakage,

Sewer backup or seepage,

Utility interruption,

Debris removal,

Business ordinance or law for increased cost of construction,

Extra expense,

Boiler and machinery,

Valuable papers

Ingress and egress,

Civil and military authority

Terrorism, if available

Blanket business income coverage

Comprehensive fire, theft and property damage all risk insurance for all personal property of the Authority in the care, custody and control of the Company, including materials, fixtures/contents, equipment, tools, supplies and art work

Pollution Legal Liability

Insureds	Company (Aerostar Airport Holdings, LLC)

Additional Insureds	Authority Collateral Agent and the other Secured Parties

Insured Property	The Project

Period	From the Closing Date until the Termination Date

Sum Insured	Not less than $5,000,000 per occurrence and US$25,000,000 in the aggregate

Scope of Cover	Pollution legal liability insurance covering third-party bodily injury, property damage and other losses caused by environmental impairment / pollution occurrences

Main Extensions

To include:

Environmental cleanup, remediation, transportation and disposal

Third party bodily injury

Third party property damage

Transportation

When policies are renewed or replaced, the policy retroactive date shall, if practicable, coincide with or precede, start of work in connection with this Agreement

A claims-made policy which is not renewed or replaced shall have an extended reporting period of two years.

Business Interruption Insurance

Insureds	Company (Aerostar Airport Holdings, LLC)

Additional Insured	Authority and each dependent business Collateral Agent and the other Secured Parties (and also Loss Payees)

Insured Property	The Project

Period	From the Closing Date until the Termination Date

Sum Insured

6 months of projected Revenue from the occurrence of the risk, which may be based on a maximum foreseeable loss analysis, subject to the Authority’s approval of such maximum foreseeable loss analysis by an independent third party that is reasonably acceptable to the Authority, such approval not to be unreasonably withheld.

Scope of Cover	Business insurance against interruption or loss of projected Revenues for a period of at least six months or for an indemnity period which reflects the maximum foreseeable loss scenario

Boiler & Machinery Insurance (including Business Interruption)

Insureds	Company (Aerostar Airport Holdings, LLC)

Additional Insureds	The Authority Collateral Agent and the other Secured Parties (and also Loss Payees)

Insured Property	For completed structures housing pressure vessels, machinery, equipment and electrical systems with a total replacement value of $25,000 or more

Period	From the Closing Date until the Termination Date

Sum Insured	A limit at least equal to the total replacement cost of the equipment, plus 10%

Scope of Cover	Comprehensive boiler and machinery coverage or equipment breakdown coverage

Main Extensions	To include business interruption insurance in an amount reasonably acceptable to the Authority To include law and ordinance coverage

Fiduciary Liability

Insureds	Company (Aerostar Airport Holdings, LLC)

Period	From the Closing Date until the Termination Date

Sum Insured	Not less than $3,000,000 per occurrence

Scope of Cover	Fiduciary liability, providing coverage for claims related to breach of fiduciary duty

Main Extensions

Any retroactive date on the policy shall be on or before the Lease Closing Date.

Policies written on a claims-made basis shall remain in force for at least three years beyond the date this Agreement terminates, through extended coverage  purchase of a tail or otherwise

PART 3
SECURED PARTIES’ INSURANCE POLICY ENDORSEMENTS

1.                                      Definitions

In this policy (Policy):

Authority means the Puerto Rico Ports Authority;

Collateral Agent means Citibank N.A. in its capacity as Collateral Agent pursuant to the Intercreditor Agreement;

Company means Aerostar Airport Holdings, LLC;

Insured means the insured parties under this Policy;

Insurers means the Insurer or Insurers underwriting this Policy;

Intercreditor Agreement means the collateral agency, intercreditor and accounts agreement dated on or about March 21, 2013, between, among others, Aerostar Airport Holdings, LLC, Citibank, N.A. as Collateral Agent, Senior Intercreditor Agent and Depositary Bank, Banco Popular de Puerto Rico as a Depositary Bank and Firstbank Puerto Rico, Royal Bank of Canada and UBS AG, Stamford Branch as Lenders and the other parties thereto from time to time.

Note Purchase Agreement means the note purchase agreement dated on or about March 21, 2013, between Aerostar Airport Holdings, LLC and each note purchaser a party thereto.

Proceeds Account has the meaning given to it in the Securities and Deposit Account Agreement and Security Agreement dated on or about March 21, 2013, between Aerostar Airport Holdings, LLC and Citibank, N.A. as Collateral Agent and Depositary Bank;

Project has the meaning given to it in the Note Purchase Agreement;

Secured Parties has the meaning given to it in the Intercreditor Agreement.

2.                                      Subrogation Waiver

The Insurers hereby agree to waive all rights of subrogation howsoever arising which they may have or acquire against any Insured, and including the Airlines described within the policy arising out of any occurrence in respect of which any claim is admitted and is insured hereunder for the benefit of such Insured except against any:

(i)                                     such Insured (or officer, director, employee, agent or assign) who has caused or contributed to such an occurrence by fraud, deliberate misrepresentation, deliberate non-disclosure or deliberate breach of policy condition; or

(ii)                                  consultant or equivalent professional party to the extent that their professional errors, omissions or activities not covered by this Policy have caused or contributed to a loss covered under this Policy; or

(iii)                               supplier or manufacturer to the extent that their errors, omissions or activities not covered by this Policy have caused or contributed to a loss covered under this Policy.

3.                                      Separate Policies

3.1                               Each of the parties comprising the Insured shall for the purpose of this Policy be considered a separate entity, the words “the Insured” applying to each as if separate and individual policies had been issued by Insurers to each such Insured for their respective rights and interests provided that the total liability of the Insurers under each section of the Policy to the Insured collectively shall not (unless the Policy specifically permits otherwise) exceed the Limit of Indemnity or amount stated to be insured under that section or Policy. Accordingly, the liability of the Insurers under this Policy to any one of the Insured shall not be conditional upon the due observance and fulfilment of any other Insured of the terms of this Policy and of any duties imposed upon it relating thereto and shall not be affected by any failure in such observance or fulfilment of any such other Insured.

3.2                               The Insurers acknowledge that the Secured Parties and (in respect of third party liabilities) their respective officers, directors, employees, secondees and assigns are each additional co-insureds under this Policy and that the premium specified in this Policy provides consideration for their being co-insured parties.

4.                                      Duty of Disclosure

4.1                               The Secured Parties shall have no duty of disclosure to Insurers.

4.2                               The Insurers acknowledge that (i) they have received adequate information in order to evaluate the risk of insuring the Company, the Secured Parties and the Authority in respect of the risks hereby insured on the assumption that such information is not materially misleading, (ii) there is no information which has been relied on or is required by Insurers in respect of their decision to co-insure the Secured Parties or their directors, officers, employees or agents, and (iii) in agreeing to enter into this Policy, they have not relied upon or taken into account any information supplied to them by any Secured Party.

4.3                               Non-disclosure or misrepresentation by one Insured shall not be attributable to any other Insured who did not actively participate in that non-disclosure or misrepresentation.  Without prejudice to the protections afforded to the Insured by this endorsement, no one Insured represents or warrants the adequacy or accuracy of any information provided or representation made by or on behalf of any other Insured.

5.                                      Multiple Insured

5.1                               The Insurers undertake to each Secured Party and to each Insured that the Policy shall not be invalidated as regards the respective rights and interest of each Insured and that the Insurers will not seek directly or indirectly to avoid any liability under this Policy because of any act, neglect, error or omission, fraud, material misrepresentation, material non-disclosure or any breach or non-fulfilment of any term or any condition or any breach of warranty made by any other Insured (whether occurring before or after the inception of the Policy), including without limitation, any failure by any other Insured to disclose any material fact, circumstance or occurrence, any misrepresentation by any other Insured, any breach or non-fulfilment by any other Insured whether or not any such act, neglect, error or omission, could, if known at any time, have affected any decision of the Insurers to grant the Policy, to agree to any particular term or terms of the Policy (including without limitation this provision) and the amount in relation to this Policy or to liability which might arise thereunder.

Upon payment of any sum to any Secured Party pursuant to this paragraph, the Insurers shall to the extent of such payment be thereupon legally subrogated to all the rights of such Secured Party provided always that the Insurers shall not exercise any such rights howsoever arising in competition with the rights of any Secured Party in respect of the Project or any monies secured thereon.

The Insurers agree that no Insured shall be penalised or prejudiced in any way by any unintended or inadvertent misrepresentation, non-disclosure, want of due diligence or breach of any declaration, terms, conditions or warranty of this Policy.

6.                                      Primary Insurance

It is expressly agreed that this Insurance provides primary cover for risks insured hereunder and in the event that any such risk which is insured hereunder is also insured under any other policy of insurance effected by the Insured or any party comprising the Insured, the Insurer(s) agrees to indemnify the Insured as if such other policy of insurance did not exist.

7.                                      Cancellation etc.

7.1                               The Collateral Agent shall be advised in writing by Insurers:

(a)                                 at least 30 days (or such lesser period (if any) as may be specified from time to time by Insurers in the case of war risks) before any cancellation, termination, expiry or lapse is to take effect if any Insurer or any Insured cancels, terminates or allows to expire or lapse or gives notice of such cancellation, termination, expiry or lapse of any insurance relative to the Project for any reason including non payment of premium;

(b)                                 at least 30 days before any suspension of any insurance is to take effect; and

(c)                                  as soon as practicable of any act or omission or of any event of which the Insurer has knowledge (including the non-payment of premium) and which might invalidate or render unenforceable in whole or in part this Insurance relative to the Project.

7.2                               The Policy shall not be cancelled or lapsed or the coverage so altered or affected before the expiry of the notice periods referred to above.  Insurers agree to extend or continue this Insurance if requested and at the expense of the Collateral Agent.  However, the Insureds shall not be obliged to continue this Insurance for a period exceeding 90 days from the date on which the Collateral Agent requested the extension or continuance.

8.                                      Liability for Premium

No Secured Party shall be liable for the payment of any premium or any other obligation owed to the Insurers under this Policy, although the Secured Parties may choose to pay the premium. This shall not relieve the Company from its obligations (if any) to pay any premium due under this Policy.

The Insurers shall not be entitled to offset any sums payable to the Secured Parties against monies owing to the Insurers by the Company.

9.                                      Insurer Standing

The Insurers agree that if the credit rating provided by AM Best of any Insurer falls to or below A (VII) or its equivalent the Company may either cancel the Policy issued in whole where such Insurer is the sole Insurer or cancel the respective proportion of such Insurer where there is more than one Insurer on the Policy and such Insurer shall then allow in respect of its respective proportion a return premium calculated pro rata to the Period of Insurance.

10.                               Reduction in Coverage

No reductions in limits or coverage shall be made under the Policy without the written consent of the Collateral Agent such consent not to be unreasonably withheld.

11.                               Other Insurances

The Insurers waive all rights of contribution against any other Insurers providing insurance to the Secured Parties and the Authority.

12.                               Loss Payee

12.1                        In respect of material damage insurance: all claim payments under this Policy in relation to material damage risks shall be paid into the Proceeds Account or such other account as the Collateral Agent directs in writing.

12.2                        In respect of Business Interruption Insurance:

The Insurers agree that, in respect of the settlement of any claim hereunder (or series of claims arising from the same event, happening or occurrence any and all payment or payments of such settlement(s) shall be made without any deduction or deductions whatsoever from the agreed claim amount directly to the Proceeds Account or such other account as the Collateral Agent may otherwise direct, taking into account the requirements of the Note Purchase Agreement.

12.3                        In respect of Liability Insurances:

The Insurers agree that, subject to the provision of any applicable legislation all sums in respect of any claim under Insurance by an Insured shall be paid directly to the person whose claim(s) constitutes the risk or liability insured against, provided that, subject to the payment, such person has executed a discharge or all discharges against relevant Insured in respect of the risk or liability in relation to which the claim was made, save in cases where the Insurers are satisfied that an Insured has fully and unconditionally discharged the claim or liability in which event such sums shall be paid (unless and until the Collateral Agent shall have notified the Company to the contrary) to that particular Insured.

12.4                        In respect of return premiums:

Any return premiums payable under this policy shall be paid into the Proceeds Account or such other account as the Collateral Agent directs in writing.

13.                               Third Party Claims

Notwithstanding any claim conditions contained herein the Insurers agree that the Secured Parties and Company have the right to settle and negotiate any claims received from third parties subject to prior consent of the Insurers (such consent not to be unreasonably withheld or delayed).

14.                               Notices

14.1                        All notices or other communications under or in connection with the Policy will be given in writing or by fax.  Any such notice will be deemed to be given as follows:

(a)                                 if in writing, when delivered

(b)                                 if by fax, when transmitted but only if the sender’s fax machine confirms successful transmission

14.2                        The address and fax number of the Collateral Agent for all notices under or in connection with the Policy are those notified from time to time by the Collateral Agent for this purpose to the insurance broker at the relevant time.  The initial address and fax number of the Collateral Agent and the Authority are as follows:

Collateral Agent

Citibank N.A.
Address: Custodial Services
P.O. Box 70301
San Juan, Puerto Rico 00936-8301
Attention: Fernando Guzmán, Vice President

15.                               Interest of the Secured Parties and the Authority

Insurers acknowledge that the Secured Parties and the Authority (including their respective officers, directors, employees, secondees and assigns) are each additional insureds/loss payees as their respective interests may appear under this Policy to the extent required by the Lease Agreement and the Note Purchase Agreement or their equivalent and that the premium specified in this Policy provides consideration for their being so considered.

16.                               Amendments to Endorsement

During the term of this Policy, the provisions of this endorsement may only be amended by written agreement between the Company, the Insurers and the Collateral Agent, such amendment to be endorsed on the Policy.

17.                               Notice of claims

Notice of claim by the Collateral Agent or any other party entitled to indemnity under the Policy shall, in the absence of manifest error, be accepted by Insurers as a valid notification of claim on behalf of all other Insureds subject to the full terms of the Policy.

18.                               Role of the Collateral Agent

The Collateral Agent is not the agent of any party other than the Secured Parties for receipt of any notice or any other purpose in relation to this Insurance.

19.                               Loss Settlement

No claim in respect of any loss of an amount greater than USD5,000,000 may be settled or otherwise compromised by Insurers without the written consent of the Collateral Agent, such consent not to be unreasonably withheld.

This endorsement overrides any conflicting provision in this Policy.

Broker Letter of Undertaking

[Marsh Letterhead]

March   , 2013

Royal Bank of Canada

as Administrative Agent

for the Lenders (as defined in the Credit Agreement referred to below)

4th Floor

20 King Street West

Toronto, ON

M5H 1C4

Citibank, N.A.

as Collateral Agent

for the Secured Parties (as defined in the
Intercreditor Agreement dated   , 2013)

Custodial Services

P.O. Box 70301

San Juan, Puerto Rico 00936-8301
Attention: Fernando Guzmán, Vice President

Citibank, N.A.

as Senior Intercreditor Agent

for the Secured Parties (as defined in the
Intercreditor Agreement dated   , 2013)

388 Greenwich Street
14th Floor

New York, NY 10013
Attention: Global Transaction Services — Aeropuerto de Cancun, S.A.

Gentlemen:

As the insurance broker for Aerostar Airport Holdings, LLC (the “Client”), we have been requested to provide you and the other Secured Parties (collectively referred to herein as the “Permitted Recipients”) with this letter with respect to certain insurance placed by us or our affiliates on the Client’s behalf.

In connection with this letter, we have read (a) Article 13 of the Lease Agreement dated July 24, 2012 (the “Lease Agreement’) between the Puerto Rico Ports Authority and the Client, (b) Sections 2.3(h), 7.2 and 8.3 of the Use Agreements dated February 27, 2013 (the “Use Agreements”) between the Client and each airline a party thereto, (c) Sections 4.1(k), 4.1(l), 5.24 and 6.2 and Schedule 6.2 of the Credit Agreement dated on or about March 21, 2013 (the “Credit Agreement”) between the Client, Royal Bank of Canada as administrative agent, Royal Bank of Canada, UBS AG, Stamford Branch and FirstBank Puerto Rico as Lenders and the other parties thereto from time to time and (d) Sections 4.17, 5.27 and 9.2 and Schedule H of the Note Purchase Agreement dated on or about March 21, 2013  (the “Note Purchase

Agreement”) between the Client and each note holder a party thereto, dealing with insurance requirements, copies of which are attached hereto as Exhibit 1 (collectively, the “Insurance Covenant”).  We have not read or reviewed the balance of the Lease Agreement, the Use Agreements, the Credit Agreement or the Note Purchase Agreement, including without limitation any provision thereof which might relate to or influence the meaning of the language in the Insurance Covenant.

We and our affiliates have placed the insurance which is the subject of this letter after consultation with the Client and based upon the Client’s instructions. Terms of coverage, including limits and deductibles, are based upon information furnished to us by the Client, which information we have not independently verified.

On the basis of the foregoing and subject to the other qualifications stated in this letter, we are pleased to confirm the following:

1.                                      The insurance policies listed on Exhibit 2 hereto (the “Policies”) are in full force and effect as of the date hereof and, as of the date hereof, all premiums due thereon have been paid in full;

2.                                      As of the date hereof, we have not received any notice of cancellation or non-renewal with respect to the Policies and are not aware of any circumstances which would make the giving of such a notice by an insurer likely;

3.                                      In our view,  the Policies are consistent with the minimum requirements of the Insurance Covenant, except as set forth on Exhibit 3 hereto, and the Policies contain the Secured Party endorsements required by Part 3 of Schedule 6.2 to the Credit Agreement and Part 3 of Schedule H to the Note Purchase Agreement;

4.                                      Based upon our experience as insurance brokers, the coverages provided by the Policies are consistent with those normally provided to companies similarly situated to the Client;

5.                                      In connection with Section 4.1(l) of the Credit Agreement and Section 4.17(b) of the Note Purchase Agreement, we hereby certify that, attached hereto as Exhibit 4 is a true, correct and complete copy of the Insurance Consultant’s reports dated April 24, 2012, October 8, 2012 and February 5, 2013.

Each Policy has been placed with an insurance carrier with at least the minimum credit rating required by the Insurance Covenant, except as set forth on Exhibit 3 hereto.  However, we express no view and assume no liability with respect to the solvency or future ability to pay of any of the insurance companies which have issued the Policies.

We undertake to advise the Collateral Agent, Senior Intercreditor Agent and Administrative Agent, promptly in writing at the addresses listed above, but solely with respect to each of the Policies and during a Policy’s policy period(s), of the receipt by us of (i) any notice of cancellation of any of the Policies, (ii) a material change in any of the Policies resulting in any of the statements set forth in this letter failing to be true and correct, or (iii) default in the payment of any premiums for any of the Policies after giving effect to the procedures and/or terms that exist between the insurer(s) and ourselves from time to time regarding the payment of premiums.  The undertakings set forth in paragraphs (i) through

(iii) are given subject to our continuing appointment as insurance broker to the Client for the Policies, and the undertaking set forth in paragraph (iii) is given subject to our continuing obligation to collect premiums on behalf of the insurer(s) in respect of the Policies, as agreed between the Client and the applicable insurer(s).

Except as set forth above, we assume no obligation to advise you of any developments regarding the Policies subsequent to the date hereof. This letter is given on the understanding and agreement of each Permitted Recipient, that the aggregate liability of Marsh, its affiliates and its and their employees to the Client, any Permitted Recipient or any of their respective affiliates arising out of or relating to the provision of services by Marsh USA Inc. or its affiliates, the placement of the Policies or the statements in numbered paragraphs (1) through (4) above shall not exceed $5,000,000 in the aggregate.

We assume no obligation to advise you of any developments regarding the Reports or to revise or update any of the Reports or any information or analysis contained in any of the Reports.  This letter is given on the understanding and agreement of each Permitted Recipient that the aggregate liability of Marsh, its affiliates and its and their employees to the Client, any Permitted Recipient or any of their respective affiliates arising out of or relating to the provision of services by Marsh USA Inc. or its affiliates, the Reports and/or the statements made in numbered paragraph (5) above shall not exceed $25,000 in the aggregate.

This letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law provisions.

This letter may not be republished by any Permitted Recipient or used by any Permitted Recipient for any purpose without our prior written consent, except that any Permitted Recipient may provide a copy of this letter (i) to its directors, trustees, officers, employees, agents, attorneys and other professional advisers who agree to hold such information confidential and to be bound by the terms of this letter, (ii) to any other person to which such delivery or disclosure may be necessary or appropriate to effect compliance with any law, rule, regulation or order applicable to such Permitted Recipient; provided, that such Permitted Recipient gives, to the extent permitted by such law, rule, regulation or order, prior timely notice of such delivery or disclosure to us to permit us to seek a protective order, and, absent the entry of such protective order, and such Permitted Recipient shall deliver or disclose only that portion of this letter that it is advised by counsel must be disclosed by law, rule, regulation or order; (iii) in response to any subpoena or other legal process; provided, that such applicable Permitted Recipient gives, to the extent permitted by law, prior timely notice of such disclosure to us to permit us to seek a protective order, and, absent the entry of such protective order, such Permitted Recipient shall disclose only that portion of this letter that it is advised by counsel must be disclosed by such subpoena or other legal process; or (iv) to the extent necessary or appropriate in order to enforce its rights hereunder or the rights of any or the rights of any Permitted Recipient hereunder.

Very truly yours,

MARSH USA Inc.

SCHEDULE I

Amendments and Waivers

1.                                      Executed Extension of Outside Closing Date Letters, dated as of January 11, 2013 and February 26, 2013.

2.                                      Amendment to Lease Agreement Section 3.4(a) (CBA Technical Correction) and Schedule 1, dated as of February 27, 2013.

3.                                      Waiver to Lease Agreement Section 13.2(o) (Insurance Grant), dated as of February 27, 2013.

4.                                      Waiver to Lease Agreement Section 2.4(f) (Interest Rate Adjustment) and Section 2.4(c)(iv) (AMR Bankruptcy Approval), dated as of February 27, 2013.

5.                                      Memorandum from the Authority to the FAA in connection with Section 2.4(c)(iii)(A) of the Lease Agreement, dated February 25, 2013.

SCHEDULE J

Environmental Matters

1.             The Project Vuelo Environmental Due Diligence Summary Report dated October 22, 2012 produced by Environmental Resources Management.

SCHEDULE K

ERISA; Non-US Plans

1.             Medical Plan provided by Medical Card System

2.             Life Insurance provided by Multinacional Life Insurance Company

3.             Long Term Disability provided by Universal Life Insurance Company

4.             Aerostar Employee Retirement 401(k) Plan provided by Banco Popular Fiduciary Services.

EXHIBIT 3.1

Exhibit 1

Form of Note

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF SUCH SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

Aerostar Airport Holdings, LLC

5.75% Senior Note Due March 22, 2035

No. [     ] [Date]

U.S.$[       ]             PPN: 00802# AA4

FOR VALUE RECEIVED, the undersigned, AEROSTAR AIRPORT HOLDINGS, LLC (herein called the Company), a limited liability company organized and existing under the laws of Delaware, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] DOLLARS (or so much thereof as shall not have been prepaid) on March 22, 2035, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.75% per annum from the date hereof, payable semi-annually, on the 22nd day of March and September in each year, commencing with the March 22nd or September 22nd next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal corporate office of Citibank, N.A. located, as of the date hereof, at 388 Greenwich Street, 14th Floor, New York, NY 10013 or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the Notes) issued pursuant to the Note Purchase Agreement, dated as of March 21, 2013 (as from time to time amended, the Note Purchase Agreement), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.1 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee; provided that prior to such issuance of a new Note, to the extent such transferee is not already a party to the Intercreditor Agreement, such transferee shall have duly executed and delivered an Accession Agreement and be joined as a Secured Party under the Intercreditor Agreement.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles that would permit the application of the laws of a jurisdiction other than New York.

AEROSTAR AIRPORT HOLDINGS, LLC

By

[Title]

2

Exhibit 3.1

Form of Notice of Issuance

[Name of Purchaser]

[Address of Purchaser]

Attention:  [        ]

[Date]

Ladies and Gentlemen:

The undersigned, Aerostar Airport Holdings, LLC, refers to the Note Purchase Agreement, dated as of March 21, 2013 (the Note Purchase Agreement; capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement), among the undersigned and certain qualified investors party thereto (the Note Purchasers), pursuant to which the Note Purchasers agreed to purchase $350,000,000 in the aggregate of senior secured notes to be issued by the Company in accordance with the terms of the Note Purchase Agreement, and hereby gives you notice, irrevocably, pursuant to Section 3 of the Note Purchase Agreement, that the undersigned hereby requests the Closing under the Note Purchase Agreement, and in connection therewith sets forth below the information relating to the Closing as required by Section 3.2 of the Note Purchase Agreement:

The date of the Closing is               , 2013.

The amount to be transferred to the Revenue Account by you is $       .  The wire instructions for the Revenue Account are set out in Schedule 1 attached hereto.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Closing Date:

The representations of the Company contained in Section 5 of the Note Purchase Agreement and each of the other Transaction Documents are correct in all material respects on and as of the Closing Date, before and after giving effect to the Closing and to the application of the proceeds from the sale of the Notes on the Closing Date, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the Closing Date, in which case such representations and warranties shall be correct in all material respects as of such specific date.

No Default or Event of Default has occurred and is continuing, or would result from Closing or from the application of the proceeds from the sale of the Notes made on the Closing Date.

3

Delivery of an executed counterpart of this Notice of Issuance by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Notice of Issuance.

Very truly yours,

Aerostar Airport Holdings, LLC

4

SCHEDULE 1 TO NOTICE OF ISSUANCE

Intermediary Bank Name:	Citi New York
Intermediary Bank ABA Number:	021000089
Receiving Bank Name:	Citibank Puerto Rico
Receiving Bank Account Number:	10991506
Beneficiary Account:	0101811018
Beneficiary Name:	AEROSTAR AIRPORT HOLDINGS, LLC

5

Exhibit 4.12(a)(iii)(A)

Form of Banco Popular Accounts Agreement

6

Exhibit 4.12(a)(iii)(B)

Form of Citibank Accounts Agreement

7

Exhibit 4.12(a)(iv)

Form of Security Agreement

8

Exhibit 4.12(a)(v)

Form of Collateral Assignment of Leases and Rents

9

Exhibit 4.12(a)(vi)

Form of Pledge Agreement

10

Exhibit 4.12(a)(vii)

Form of Leasehold Mortgage Deed

11

Exhibit 4.12(a)(viii)

Form of Leasehold Mortgage Note

12

Exhibit 4.12(a)(ix)

Form of Leasehold Mortgage Note Pledge and Security Agreement

13

Exhibit 4.12(a)(x)

Form of Intercreditor Agreement

14

Exhibit 4.12(a)(xi)

Form of Consent Agreement

15

Exhibit 4.15

Form of Subordinated Shareholder Loan

16

Exhibit 5.5

Financial Statements

17

Exhibit 5.14(b)

Election for 10% Preferential Income Tax Withholding

The undersigned hereby authorizes Aerostar Airport Holdings, LLC to withhold 10% of the interest paid on the [   ]% Senior Notes due [           ], 2035 held by the undersigned in order to be subject to the 10% preferential income tax provided for by Section 1023.05(a) of the Puerto Rico Internal Revenue Code of 2011, as amended.

Very truly yours,

By:
Name:
Title:*
Company: *

* Applicable only to legal entities.

18

Exhibit 8.2(a)(ii)

Forecasts

	DSCR	Leverage Ratio
2013	1.69 x	5.91 x
2014	1.70 x	5.37 x
2015	1.68 x	5.13 x
2016	1.73 x	4.91 x
2017	1.74 x	4.67 x
2018	1.76 x	4.67 x
2019	1.76 x	4.56 x
2020	1.78 x	4.17 x
2021	1.79 x	3.97 x
2022	1.77 x	3.75 x
2023	1.78 x	3.52 x
2024	1.79 x.	3.27 x
2025	1.79 x	3.03 x
2026	1.79 x	2.76 x
2027	1.79 x	2.48 x
2028	1.81 x	2.23 x
2029	1.81 x	1.80 x
2030	1.81 x	1.45 x
2031	1.81 x	0.95 x
2032	1.80 x	0.64 x
2033	1.81 x	0.32 x
2034	1.82 x	0.00 x
2035	n/a	0.00 x

19

20

4.20	Process Agent	8

4.21	Funds Flow Memorandum	9

4.22	No Injunction or Illegality	9

4.23	Capacity Enhancement Plan	9

4.24	ASUR Call Option	9

5.	Representations and Warranties of the Company	9

5.1	Organization, Power and Authority	9

5.2	Authorization, Etc.	9

5.3	Disclosure	10

5.4	Organization and Ownership Structure; No Subsidiaries; Line of Business	10

5.5	Financial Statements; Material Liabilities	11

5.6	Compliance with Laws, Other Instruments, Etc.	11

5.7	Governmental Authorizations, Etc.	11

5.8	Litigation; Observance of Agreements, Statutes and Orders	12

5.9	Taxes	12

5.10	Title to Property; Leases	13

5.11	Licenses, Permits, Etc.	13

5.12	Compliance with ERISA; Non-U.S. Plans	13

5.13	Private Offering by the Company	14

5.14	Use of Proceeds; Margin Regulations	14

5.15	Existing Indebtedness; Future Liens	15

5.16	Foreign Assets Control Regulations, Etc.	15

5.17	Status under Certain Statutes	17

5.18	Environmental Matters	17

5.19	Ranking of Obligations	17

5.20	Solvency	18

5.21	Material Project Documents	18

5.22	Adequacy of Rights and Interests	18

5.23	No Immunity	18

5.24	Appropriate Form of Financing Documents	19

5.25	No Default	19

5.26	Bank Accounts	19

21

5.27	Insurance	19

5.28	Source of Income	19

6.	Representations of the Purchasers	19

6.1	Purchase for Investment	19

6.2	Source of Funds	20

7.	Information as to Company	21

7.1	Financial and Business Information	21

7.2	Officer’s Certificate	24

7.3	Visitation	25

7.4	Limitation on Disclosure Obligation	25

8.	Payment and Prepayment of the Notes	26

8.1	Interest; Amortization; Maturity	26

8.2	Mandatory Offers to Prepay	26

8.3	Optional Prepayments; Equity Cure	29

8.4	Prepayment for Tax Reasons	30

8.5	Allocation of Partial Prepayments	32

8.6	Maturity; Surrender, Etc.	32

8.7	Purchase of Notes	32

8.8	Make-Whole Amount	33

9.	Affirmative Covenants	34

9.1	Compliance with Laws and Applicable Permits	34

9.2	Insurance	34

9.3	Maintenance of Properties	35

9.4	Payment of Taxes and Claims	35

9.5	Corporate Existence, Etc.	35

9.6	Books and Records	36

9.7	Maintenance of Auditors	36

9.8	Priority of Obligations	36

9.9	Material Project Documents	36

9.10	Credit Rating	36

9.11	Financial Covenant	36

9.12	Further Assurances	36

22

9.13	Accounts	37

10.	Negative Covenants	37

10.1	Transactions with Affiliates	37

10.2	Merger, Consolidation, Etc.	37

10.3	Line of Business	38

10.4	Terrorism Sanctions Regulations	38

10.5	Liens	38

10.6	Indebtedness	38

10.7	Asset Dispositions	40

10.8	Material Changes to Charter Documents	40

10.9	No Subsidiaries	40

10.10	Material Project Documents	41

10.11	Changes to Accounting Policies and Reporting Practices	41

10.12	Investments	41

10.13	Restricted Payments	42

10.14	Capital Expenditures	43

10.15	Purchase of Capital Stock	43

10.16	Accounts	43

11.	Events of Default	43

12.	Remedies on Default, Etc.	47

12.1	Acceleration	47

12.2	Other Remedies	48

12.3	Rescission	48

12.4	No Waivers or Election of Remedies, Expenses, Etc.	49

13.	Tax Indemnification	49

13.1	Tax Indemnification	49

13.2	Election by the Noteholders	52

14.	Registration; Exchange; Substitution of Notes	52

14.1	Registration of Notes	52

14.2	Transfer and Exchange of Notes	52

14.3	Replacement of Notes	53

15.	Payments on Notes	53

23

15.1	Place of Payment	53

15.2	Home Office Payment	54

16.	Expenses, Etc.	54

16.1	Transaction Expenses	54

16.2	Certain Taxes	55

16.3	Survival	55

17.	Survival of Representations and Warranties; Entire Agreement	55

18.	Amendment and Waiver	55

18.1	Requirements	55

18.2	Solicitation of Holders of Notes	56

18.3	Binding Effect, Etc.	56

18.4	Notes Held by Company, Etc.	56

19.	Notices; English Language	57

20.	Reproduction of Documents	58

21.	Confidential Information	59

22.	Substitution of Purchaser	60

23.	Miscellaneous	60

23.1	Successors and Assigns	60

23.2	Payments Due on Non-Business Days	60

23.3	Accounting Terms	60

23.4	Severability	61

23.5	Construction, Etc.	61

23.6	Counterparts	61

23.7	Governing Law	61

23.8	Jurisdiction and Process; Waiver of Jury Trial	61

23.9	Obligation to Make Payment in Dollars	62

SCHEDULE A Information Relating to Purchasers	88

SCHEDULE B Defined Terms	156

SCHEDULE C-1 Affiliate Contracts; Officers and Directors	173

SCHEDULE C-2 Affiliates	174

SCHEDULE D Stamping and Voucher Requirements	175

SCHEDULE E Filing and Recording Of Security	176

24

SCHEDULE F Scheduled Principal Amortization Table	177

SCHEDULE G Subordination Terms	178

SCHEDULE H Insurance	182

SCHEDULE I Amendments and Waivers	201

SCHEDULE J Environmental Matters	202

SCHEDULE K ERISA; Non-US Plans	203

Exhibit 1 Form of Note	1

Exhibit 3.1 Form of Notice of Issuance	3

Exhibit 4.12(a)(iii)(A) Form of Banco Popular Accounts Agreement	6

Exhibit 4.12(a)(iii)(B) Form of Citibank Accounts Agreement	7

Exhibit 4.12(a)(iv) Form of Security Agreement	8

Exhibit 4.12(a)(v) Form of Collateral Assignment of Leases and Rents	9

Exhibit 4.12(a)(vi) Form of Pledge Agreement	10

Exhibit 4.12(a)(vii) Form of Leasehold Mortgage Deed	11

Exhibit 4.12(a)(viii) Form of Leasehold Mortgage Note	12

Exhibit 4.12(a)(ix) Form of Leasehold Mortgage Note Pledge and Security Agreement	13

Exhibit 4.12(a)(x) Form of Intercreditor Agreement	14

Exhibit 4.12(a)(xi) Form of Consent Agreement	15

Exhibit 4.15 Form of Subordinated Shareholder Loan	16

Exhibit 5.5 Financial Statements	17

Exhibit 5.14(b) Election for 10% Preferential Income Tax Withholding	18

Exhibit 8.2(a)(ii) Forecasts	19

25

EXECUTION COPY

Dated March  21, 2013

AEROSTAR AIRPORT HOLDINGS, LLC

$350,000,000

5.75% SENIOR NOTES DUE MARCH 22, 2035

NOTE PURCHASE AGREEMENT